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As filed with the Securities and Exchange Commission on August 15, 2012

Registration No. 333-157688

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 11
to
Form S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

David T. Hamamoto
Chief Executive Officer
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With Copies to: Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box:    ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

         If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 11 consists of the following:

        1.     The Registrant's final form of prospectus dated April 16, 2012 which supersedes the issuer's previous prospectus dated April 22, 2011 and all supplements to that prospectus;

        2.     Supplement No. 8 dated August 15, 2012 to the Registrant's prospectus, which supersedes and replaces all prior supplements to this prospectus and which will be delivered as an unattached document along with this prospectus;

        3.     Part II, included herewith; and

        4.     Signature page, included herewith.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
Sponsored by
NorthStar Realty Finance Corp.
$1,100,000,000 Maximum Offering

            NorthStar Real Estate Income Trust, Inc. is a Maryland corporation formed in 2009 to originate, acquire and asset manage a diversified portfolio of commercial real estate debt, commercial real estate securities and select commercial real estate equity investments. As of April 16, 2012, we owned: (i) seven first mortgage loans; (ii) two mezzanine loans; and (iii) three commercial mortgage backed securities, or CMBS. We elected to be taxed as a real estate investment trust, or REIT for federal income tax purposes commencing with our taxable year ended December 31, 2010.

            We are offering up to $1,000,000,000 in shares of our common stock to the public at $10.00 per share. Discounts are available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We are also offering up to $100,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We expect to offer shares of common stock in our primary offering until July 19, 2013.

            Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 18. These risks include the following:

  •
  We have a limited operating history and the prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

  •
  Challenging economic and financial market conditions could significantly reduce the amount of income we earn and further reduce the value of our investments.

  •
  The amount of distributions we may pay in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate-related investments, there is no guarantee of any return and you may lose a part or all of your investment.

  •
  Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. Our sponsor has agreed to purchase shares of our common stock in our offering under certain circumstances in order to provide additional cash for distributions to stockholders; however, such issuances will dilute the equity ownership of public stockholders.

  •
  No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

  •
  You will not have the opportunity to evaluate the investments we make subsequent to the date you subscribe for shares, which makes your investment in our shares more speculative.

  •
  We depend on NS Real Estate Income Trust Advisor, LLC, our advisor and a subsidiary of our sponsor, to select our investments and conduct our operations.

  •
  We intend to invest a substantial portion of the proceeds from our offering in a portfolio of commercial real estate debt and commercial real estate securities. The collateral securing our debt and securities may decrease in value or lose all value over time, which may lead to a loss of some or all of the principal in the debt and securities investments we make. Any unsecured debt and securities may involve a heightened level of risk, including a loss of principal or the loss of the entire investment.

  •
  We expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments.

  •
  Our borrowers may not be able to make debt service payments to us due to changes in economic conditions, regulatory requirements and other factors.

  •
  Our executive officers and our advisor's other key professionals are also officers, directors, managers and key professionals of our sponsor and its affiliates. As a result, they face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor's compensation arrangements with us and other affiliates of our sponsor.

  •
  The fees we pay to affiliates in connection with our offering and in connection with the origination, acquisition and asset management of our investments, including to our advisor were not determined on an arm's length basis; therefore, we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

  •
  If we raise substantially less than the maximum offering, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

  •
  If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

  •
  We may change our targeted investments or investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

  •
  We set our offering price of our shares arbitrarily. This price is unrelated to the net book value of our assets or to our expected operating income.

  •
  Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date.

  •
  We may not be able to continually satisfy the requirements to be taxed as a REIT for federal income tax purposes. If we lose our REIT status, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

  •
  Our intended investments in CMBS and CDO notes and other structured securities will be subject to risks relating to the volatility in the value of our assets and underlying collateral, default on underlying income streams, fluctuations in interests rates, decreased value and liquidity of the investments and other risks associated with such securities which may be unknown and unaccounted for by issuers of the securities and by the rating agencies. These investments are only appropriate for investors who can sustain a high degree of risk.

            Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of our offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in our offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Price to Public(1)	Selling Commissions	Dealer Manager Fee(2)	Net Proceeds (Before Expenses)

Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00

Total Primary Offering	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000

Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50

Total Distribution Reinvestment Plan	$100,000,000	$—	$—	$100,000,000

(1)
We reserve the right to reallocate shares of common stock being offered between our primary offering and our distribution reinvestment plan.

(2)
Discounts are available to certain categories of purchasers.

            Our dealer manager for our offering, NorthStar Realty Securities, LLC, is an affiliate of our advisor. Our dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum initial investment in shares of our common stock is $4,000.

The date of this prospectus is April 16, 2012

SUITABILITY STANDARDS

        The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase.

        In consideration of these factors, we have established suitability standards for investors in our offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

  •
  a net worth of at least $250,000; or

  •
  gross annual income of at least $70,000 and a net worth of at least $70,000.

        The following states have established suitability standards in addition to those we have established. Shares will be sold only to investors in these states who also meet the special suitability standards set forth below.

        Alabama—Alabama investors must represent that, in addition to meeting the suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.

        California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and the total investment in this offering may not exceed 10% of the investor's net worth.

        Iowa—An Iowa investor must have a net worth of $100,000 and an annual income of $70,000 or in the alternative, a net worth of $350,000 and the total investment in our offering may not exceed 10% of the investor's liquid net worth.

        Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in our and similar direct participation investments.

        Kentucky—A Kentucky investor's investment in our offering may not exceed 10% of his or her net worth.

        Massachusetts—It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

        Michigan—Michigan investors may not invest more than 10% of their net worth in our offering.

        Oregon—An Oregon investor's aggregate investment in this offering may not exceed 10% of the investor's liquid net worth.

        Pennsylvania—A Pennsylvania investor must have a net worth of at least ten times his or her investment in our offering.

        Tennessee—A Tennessee investor must have a liquid net worth of at least ten times his or her investment in our offering.

        For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles. "Liquid net worth" is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

i

        In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

        Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in our offering must make every reasonable effort to determine that the purchase of shares in our offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives.

HOW TO SUBSCRIBE

Subscription Procedures

        Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

  •
  Read this entire prospectus and any supplements accompanying this prospectus.

  •
  Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

  •
  Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Your check should be made payable to "NorthStar Real Estate Income Trust, Inc." or "NorthStar Income."

        By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

        An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

        You must initially invest at least $4,000 in our shares of common stock to be eligible to participate in our offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares of common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our distribution reinvestment plan, or our DRP.

Investments by Qualified Accounts

        Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

        State Street Bank and Trust Company, or State Street, has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor will pay the fees related to the establishment of new investor accounts of $25,000 or more in us with State Street. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Prospective investors should consult their tax advisors regarding our advisor's payment of the establishment fees. Further information about custodial services is available through your broker-dealer or through our dealer manager at 877-940-8777.

 IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as this prospectus. You should rely only on the information contained in this prospectus and the registration statement of which it is a part. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under "Additional Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading "Additional Information."

v

QUESTIONS AND ANSWERS ABOUT OUR OFFERING

        The following questions and answers about our offering highlight material information regarding us and our offering that may not otherwise be addressed in the "Prospectus Summary" section of this prospectus. You should read this entire prospectus, including the section entitled "Risk Factors," before deciding to purchase shares of our common stock.

Q:
What is NorthStar Real Estate Income Trust, Inc.?

A:
We are an externally managed commercial real estate, or CRE, finance company formed to originate, acquire and asset manage a diversified portfolio of CRE debt, CRE securities and select CRE equity investments. We commenced operations on October 18, 2010 and as of April 16, 2012, we owned: (i) seven first mortgage loans; (ii) two mezzanine loans; and (iii) three CMBS bonds. The use of the terms "NorthStar Income," our "company," "we," "us" or "our" in this prospectus refer to NorthStar Real Estate Income Trust, Inc., acting through our external advisor, unless the context indicates otherwise.

Q:
Who might benefit from an investment in our shares of common stock?

A:
An investment in our shares may be beneficial for you if you: (i) meet the minimum suitability standards described in this prospectus; (ii) seek to diversify your personal portfolio with a REIT investment focused on CRE debt, CRE securities and select CRE equity investments; (iii) seek to receive current income; (iv) seek to preserve capital; and (v) are able to hold your investment for at least five years following the completion of our offering stage, consistent with our liquidity strategy. See "Description of Capital Stock—Liquidity Events." On the other hand, we caution persons who require immediate liquidity, guaranteed income or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:
What is a real estate investment trust, or REIT?

A:
In general, a REIT is an entity that:

•
combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management, some of which may focus on a particular property type or geographic location;

•
is able to qualify as a "real estate investment trust" for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the "double taxation" treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•
pays distributions to investors of at least 90% of its annual ordinary taxable income.

  In this prospectus, we refer to an entity that qualifies and has elected to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2010.

Q:
What is an "UPREIT"?

A:
We own substantially all of our assets and conduct our operations, directly or indirectly, through a limited partnership called NorthStar Real Estate Income Trust Operating Partnership, LP, or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner of our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or "UPREIT."

Q:
Why should I invest in CRE investments?

A:
Allocating some portion of your investment portfolio to CRE may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns. For these reasons, institutional investors like pension funds and endowments have embraced CRE as a significant asset class for purposes of asset allocations within their investment portfolios. Survey data published in July 2011 by The Pension Real Estate Association, or PREA, indicates that a quarter of pension plans in the U.S. have a target real estate allocation of more than 10%. In all, according to a market survey by J.P. Morgan Asset Management in 2010, an estimated 89% of public sector pension plans and 49% of corporate sector pension plans own real estate investments. Individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Q:
Why should I invest specifically in a company that is focused on CRE debt and securities?

A:
We believe that the limited availability of debt financing for the CRE market from traditional sources resulting from a period of prolonged uncertain economic conditions has and will continue to create a favorable environment for experienced CRE lenders to produce attractive, risk-adjusted returns while employing minimal leverage in the near term. The continued deleveraging and limited balance sheet capacity of the large institutional banks and traditional credit providers for CRE borrowers, as well as the reduced scope and narrowed focus of recovering CRE capital markets, has left real estate owners with more limited options for obtaining debt financing for acquisitions and refinancings. As a result, we believe the pricing of real estate debt capital and the terms and structure of real estate loans and securities backed by these loans remains favorable relative to historical levels. At the same time, as part of the overall deleveraging by holders of legacy CRE debt, portfolios of existing loans and debt instruments secured by CRE are being offered for sale by banks and other institutions at discounts to par value. In addition, many owners of CRE face maturities on loans that have been syndicated or securitized or both, and may have difficulty in obtaining loan extensions, even for performing, stabilized assets, due to current loan structure and servicing standards.

Q:
What kind of offering is this?

A:
Through NorthStar Realty Securities, LLC, or our dealer manager, we are offering a maximum of $1,100,000,000 in shares of common stock in a continuous, public offering, of which $1,000,000,000 in shares can be offered pursuant to our primary offering, or our primary offering, and $100,000,000 in shares are being offered pursuant to our DRP, which are herein collectively referred to as our offering. We are offering shares in our primary offering on a "best efforts" basis at $10.00 per share and shares in our DRP at $9.50 per share. Discounts are also available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our DRP.

Q:
How does a "best efforts" offering work?

A:
When shares of common stock are offered to the public on a "best efforts" basis, the broker-dealers participating in our offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:
Who can buy shares?

A:
Generally, you may purchase shares if you have either:

•
a minimum net worth (excluding the value of your home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

•
a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

  However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the "Suitability Standards" section of this prospectus.

Q:
How do I subscribe for shares?

A:
If you choose to purchase shares of our common stock in our offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:
Is there any minimum initial investment required?

A:
Yes. You must initially invest at least $4,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRP.

Q:
How long will our offering last?

A:
We currently expect that our offering will terminate on July 19, 2013. We could in some circumstances continue our offering under rules promulgated by the SEC until as late as January 15, 2014. If we decide to continue our offering beyond two years from the commencement of our offering, we will provide that information in a prospectus supplement. In addition, we reserve the right to terminate our offering for any other reason at any time.

Q:
Will I be notified of how my investment is doing?

A:
Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•
an annual report;

•
supplements to this prospectus, generally provided quarterly during our offering; and

•
three quarterly financial reports.

  In addition, from and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock based on an appraisal of our assets and operations and other factors deemed relevant. However, we may not obtain independent appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We will provide this information to you in our annual report. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a "public offering of securities" to include offerings on behalf of selling stockholders or offerings related to our DRP, employee benefit plan or the redemption of interests in our operating partnership.

  We will provide the periodic updates and the estimated value per share, once required, to you via one or more of the following methods, in our discretion and with your consent, if necessary:

  •
  U.S. mail or other courier;

  •
  facsimile;

  •
  electronic delivery; or

  •
  posting on our website at www.northstarreit.com.

        Information on our website is not incorporated into this prospectus

Q:
When will I get my detailed tax information?

A:
Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:
Who can help answer my questions about this offering?

A:
If you have more questions about our offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

NorthStar Realty Securities, LLC
5299 DTC Blvd., Ste. 900
Greenwood Village, CO 80111
Attn: Investor Relations
(877) 940-8777

PROSPECTUS SUMMARY

        This prospectus summary highlights material information regarding our business and our offering that is not otherwise addressed in the "Questions and Answers About Our Offering" section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand our offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section, before making a decision to invest in our common stock.

NorthStar Real Estate Income Trust, Inc.

        NorthStar Real Estate Income Trust, Inc. is a Maryland corporation formed on January 26, 2009 to originate, acquire and asset manage a diversified portfolio of CRE debt, CRE securities and select CRE equity investments. As of April 16, 2012, we owned: (i) seven first mortgage loans; (ii) two mezzanine loans; and (iii) three CMBS bonds. We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2010. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain).

        Our office is located at 399 Park Avenue, 18th Floor, New York, New York 10022. Our telephone number is (212) 547-2600. Information regarding our company is also available on our website at www.northstarreit.com. The information contained on our website is not incorporated into this prospectus.

Investment Objectives

        Our primary investment objectives are:

  •
  to pay attractive and consistent cash distributions; and

  •
  to preserve, protect and return your capital contribution.

        We also seek to realize growth in the value of our investments by timing their sale to maximize value.

Summary of Risk Factors

        Investing in our common stock involves a high degree of risk. You should carefully review the "Risk Factors" section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

  •
  We have a limited operating history and the prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

  •
  Challenging economic and financial market conditions could significantly reduce the amount of income we earn and further reduce the value of our investments.

  •
  The amount of distributions we may pay in the future, if any, is uncertain. Our distributions may exceed our earnings, which would represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering. Due to the risks involved in the ownership of real estate-related investments, there is no guarantee of any return and you may lose a part or all of your investment.

  •
  Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds of our offering are fully invested and from time-to-time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, our sponsor has agreed to purchase shares of our common stock under certain circumstances at $9.00 per share in order to provide cash for distributions when our modified funds from operations, or MFFO, is not sufficient to pay distributions at an annualized rate of 8% on stockholders' invested capital. Such sales of shares would cause dilution of the ownership interests of our stockholders. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, and your overall return may be reduced.

  •
  No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

  •
  You will not have the opportunity to evaluate the investments we make subsequent to the date you subscribe for shares, which makes your investment in our shares more speculative.

  •
  We depend on our advisor to select our investments and conduct our operations. We pay substantial fees and expenses to our advisor and its affiliates, which were not negotiated at arm's length. These payments increase the risk that you will not earn a profit on your investment.

  •
  We intend to invest a substantial portion of the proceeds from our offering in a portfolio of CRE debt and securities. The collateral securing our CRE debt and securities may decrease in value or lose all value over time, which may lead to a loss of some or all of the principal in the debt and securities investments we make. Any unsecured debt and securities may involve a heightened level of risk, including a loss of principal or the loss of the entire investment.

  •
  We expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments.

  •
  Our borrowers and tenants may not be able to make debt service or lease payments owed to us due to changes in economic conditions, regulatory requirements and other factors.

  •
  Our executive officers and our advisor's other key professionals are also officers, directors, managers and key professionals of our sponsor and other affiliated entities. As a result, they face conflicts of interest, including significant conflicts created by our advisor's compensation arrangements with us and other entities affiliated with our sponsor and conflicts in allocating investment opportunities and their time among us and these other entities affiliated with our sponsor.

  •
  The fees we pay to affiliates in connection with our offering and in connection with the origination, acquisition and asset management of our investments were not determined on an arm's length basis; therefore, we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

  •
  If we raise substantially less than the maximum offering, we may not be able to acquire a diversified portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

  •
  If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

  •
  We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

  •
  We established the offering price of our shares on an arbitrary basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

  •
  Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments before deducting loan loss reserves, other non-cash reserves and depreciation. High financing levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

  •
  Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our board of directors to list our shares for trading by a specified date.

  •
  Our charter prohibits the ownership of more than 9.8% in the value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their offering price.

  •
  We may not be able to continually satisfy the requirements to be taxed as a REIT for federal income tax purposes would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders because we would be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

  •
  Our intended investments in CMBS and CDO notes and other structured securities will be subject to risks relating to the volatility in the value of our assets and underlying collateral, default on underlying income streams, fluctuations in interests rates, decreased value and liquidity of the investments and other risks associated with such securities which may be unknown and unaccounted for by issuers of the securities and by the rating agencies. These investments are only appropriate for investors who can sustain a high degree of risk.

Market Opportunities

        We believe the next several years will be an extremely attractive CRE investment environment compared to the past 15 to 20 years. The limited availability of debt financing for the CRE market from traditional sources resulting from a period of prolonged uncertain conditions has and will continue to create a favorable environment for experienced CRE lenders. The continued deleveraging and limited lending capacity of the large institutional banks and traditional credit providers for CRE borrowers, as well the reduced scope and narrowed focus of recovering CRE capital markets, has left real estate owners with more limited options for obtaining debt financing for acquisitions and refinancings. As a result, we believe the pricing of real estate debt capital and the terms and structure of real estate loans and securities backed by these loans remains favorable relative to historical levels. At the same time, as part of overall deleveraging by holders of legacy CRE debt, portfolios of existing loans and debt instruments secured by CRE are being offered for sale by banks and other institutions at discounts to par. In addition, many owners of CRE face maturities on loans that have been syndicated or securitized or both, and may have difficulty in obtaining loan extensions, even for performing, stabilized assets, due to current loan structure and servicing standards. We believe the lack of supply and deleveraging by traditional sources of real estate capital providers combined with the significant refinancing needs of property owners will produce attractive, risk-adjusted returns while employing minimal leverage in the near term for real estate capital lenders with capital.

Investment Strategy

        Our strategy is to use substantially all of the proceeds of our offering to originate, acquire and asset manage a variety of: (i) CRE debt, including first mortgage loans, subordinate loans (also referred to as B-Notes), mezzanine loans and participations in such loans; (ii) CRE securities, such as CMBS, senior unsecured debt of publicly-traded REITs and CDO notes; and (iii) select CRE equity investments. We seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. Our focus on investing in debt instruments emphasizes the payment of current returns to investors and preservation of invested capital as our primary investment objectives. We place a lesser emphasis on seeking capital appreciation from our investments, as compared to more opportunistic or equity-oriented strategies.

        We emphasize direct origination of our debt investments in order to achieve a greater degree of control in structuring, the potential for future modification or restructuring negotiations and provides us the opportunity to create subordinate interests in the loan, if desired, that meet our risk return objectives. Direct loan origination also allows us to maintain a closer relationship with our borrowers and provides us an opportunity to earn origination and other fees. We believe that the continued limited availability of debt capital for CRE along with the challenging U.S. and global economic conditions present opportunities for us to obtain attractive terms from both new directly-originated loans and from pre-existing loans acquired from third-party originators who may be motivated to sell due to liquidity needs or who are exiting the business.

Our Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have four members of our board of directors, three of which are independent of us, our advisor and its affiliates. Our charter requires that a majority of our directors be independent. A majority of our independent directors are required to review and approve all matters our board believes may involve a conflict of interest between us and our sponsor or its affiliates. Our board of directors are elected annually by the stockholders. When we refer to our charter in this prospectus, we are referring to our charter as it has been amended and restated prior to the date of this prospectus.

Our Sponsor

        NorthStar Realty Finance Corp. (NYSE: NRF), or our sponsor, is a publicly-traded commercial real estate finance company that was formed in October 2003 to make real estate-related investments including CRE debt, CRE securities and net lease properties. Our sponsor completed its initial public offering in October 2004, selling approximately $190 million of common stock to investors. Since its initial public offering, our sponsor has raised over $1.7 billion of corporate equity and debt capital in a variety of other public and private capital raising transactions, growing its assets under management to over $7.0 billion as of December 31, 2011. Our sponsor raised an additional $125 million of capital (common and preferred) in the first quarter of 2012. As of December 31, 2011, our sponsor employed 107 persons. Our sponsor's headquarters are located at 399 Park Avenue, 18th Floor, New York, New York 10022.

        Our sponsor's management team, which is led by David T. Hamamoto and includes, among others, Daniel R. Gilbert and Albert Tylis, has broad and extensive experience in real estate investment and finance with some of the nation's leading CRE and lending institutions. Please see "Management—Directors, Executive Officers and Other Key Professionals" for biographical information regarding the executive officers and key professionals of our company and our advisor. We believe that our sponsor's active and substantial ongoing participation in the real estate markets and the depth of experience and disciplined investment approach of our sponsor's management team allows our advisor to successfully execute our investment strategy.

Our Advisor

        Our advisor manages our day-to-day operations. Our advisor is indirectly owned by our sponsor, whose team of investment professionals, acting through our advisor, makes most of the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our advisor does not have employees. The members of our advisor's management team and other personnel performing services for us on behalf of our advisor are employees of our sponsor and its affiliates. Our advisor's headquarters are located at 399 Park Avenue, 18th Floor, New York, New York 10022.

Competitive Strengths

        Our advisor utilizes the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor's corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other competitive strengths, including the following:

  •
  Experienced Management Team—Our sponsor has a highly-experienced management team of investment professionals. Our senior management team includes executives who acquired and manage our sponsor's existing portfolio of investments and who possess significant operational and management experience in the real estate finance industry. We believe our business benefits from the knowledge and industry contacts these seasoned executives have gained through numerous real estate cycles. Please see "Management—Directors, Executive Officers and Other Key Professionals" for biographical information regarding these individuals.

  •
  Real Estate Lending Experience—Our sponsor has developed a reputation as a leading real estate finance company because of its strong performance record in underwriting and managing almost $12 billion in CRE debt and securities. We believe that we can leverage our sponsor's extensive real estate lending experience and the depth and thoroughness of our sponsor's underwriting process and asset management skills to structure and manage our debt investments prudently and efficiently.

  •
  Public Company Reporting Experience—Our sponsor's common stock has been traded on the New York Stock Exchange, or the NYSE, under the symbol "NRF" since October 2004. Its management team is skilled in public company reporting and compliance with the requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, including internal control certifications, stock exchange regulations and investor relations.

  •
  REIT Expertise—Our sponsor has operated as a REIT since October 2004 and its management team, through our advisor, has managed our company since 2009. Its management team is skilled in compliance with the requirements under the Internal Revenue Code to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. Its management team also has experience listing a REIT on the NYSE.

  •
  Distribution Support Commitment—In order to provide additional cash to pay distributions to our stockholders at a rate of at least 8% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share until July 19, 2013. If the distributions we pay for any calendar quarter exceed MFFO for such quarter, our sponsor will purchase shares following the end of each quarter for a purchase price equal to the amount by which the distributions paid exceed our MFFO for such quarter, up to an amount equal to a 8% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. Notwithstanding our sponsor's obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 8% per annum or at all. For more information regarding our sponsor's share purchase commitment, the purchases of shares thereunder as of the date of this prospectus and our distribution policy, please see "Description of Capital Stock—Distributions."

Merger with NSIO REIT

        On October 18, 2010, NorthStar Income Opportunity REIT I, Inc., an affiliate of our sponsor, merged with and into us and we were the surviving entity. We refer to NorthStar Income Opportunity REIT I, Inc. as NSIO REIT. As a result of the merger, we issued 2,914,582 shares of our common stock and paid $8,090,436 in cash to 414 former NSIO REIT stockholders and we acquired all of NSIO REIT's assets and operations.

Our Structure

        The chart below shows the relationship among various affiliates of our sponsor and our company as of the date of this prospectus. We refer to affiliates of our sponsor as NorthStar affiliates or NorthStar entities.

NorthStar Realty Finance Corp.
(Sponsor)[1]
NorthStar
Realty Finance, LP
(Public REIT OP)[2]
NRFC Sub-REIT Corp.
(Private REIT)
(508,125 Shares)
100%
General Public
NS Real
Estate Income Trust
Advisors Holding, LLC
100%
100%
NS Real
Estate Income
Trust Advisors, LLC
(Advisor)
NorthStar
OP Holdings, LLC
(Special Unit Holder)
Advisory
Agreement
Limited Partner
Limited Partner
NorthStar Real Estate
Income Trust, Inc.
(REIT)
General Partner
Dealer Manager Agreement
NorthStar Realty
Securities, LLC
(Dealer Manager)
NorthStar Real
Estate Income Trust
Operating Partnership, LP
(Operating Partnership)
NS Income
Opportunity REIT
Holdings, LLC
NRFC Income
Opportunity Securities
Holdings, LLC
NSREIT
WF Loan, LLC
NSREIT
Saguaro Holdings, LLC
CMBS Funding Trust III
(Grantor Trust)

(1)
For a description of our sponsor, please see "—Our Sponsor."

(2)
The Public REIT OP, of which our sponsor is the sole general partner, is the entity through which our sponsor makes its investments and conducts, directly and indirectly, substantially all of its operations.

(3)
The General Public includes former stockholders of NSIO REIT who acquired shares of our common stock pursuant to the merger of NSIO REIT with and into our company.

(4)
The Private REIT is a wholly-owned subsidiary of the Public REIT OP.

(5)
For a description of our advisor, please see "—Our Advisor."

(6)
For a description of our operating partnership, please see "Questions and Answers About our Offering—What is an UPREIT?" and "The Operating Partnership Agreement."

(7)
We have granted special units in the operating partnership to the special unit holder. For a description of these special units, please see "Management Compensation—Special Units—NorthStar OP Holdings, LLC."

(8)
For a description of our dealer manager, please see "Management—Affiliated Dealer Manager" and "Plan of Distribution—General."

(9)
Our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for our advisor and our dealer manager.

  Management Compensation

        Our dealer manager, our advisor and its affiliates receive fees and expense reimbursements for services relating to our offering and the investment and management of our assets. The most significant items of compensation are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares of common stock in our offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our DRP. See "Management Compensation" for a more detailed explanation of the fees and expenses payable to our dealer manager, our advisor and its affiliates and for a more detailed description of the special units.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Organization and Offering Stage
Selling Commissions—Dealer Manager	Up to 7% of gross offering proceeds, except no selling commissions are payable on shares sold under our DRP. Our dealer manager will reallow selling commissions to participating broker-dealers.	$70,000,000
Dealer Manager Fee—Dealer Manager	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under our DRP. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our primary offering.	$30,000,000
Other Organization and Offering Expenses—Advisor	As of December 31, 2011, our advisor had incurred $4.3 million of organization and offering costs on our behalf and we have reimbursed our advisor for $2.5 million of these costs. We will reimburse our advisor for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross proceeds from our primary offering as of the date of the reimbursement.	$15,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Acquisition and Development Stage
Acquisition Fee—Advisor or its Affiliate

1% of the principal amount funded by us to originate CRE debt or the amount invested in the case of other real estate investments including acquisition expenses and any financing attributable to such investment.

No financing: $8,850,000 No financing and DRP: $9,850,000 Leverage of 50% of cost of investments: $17,700,000 Leverage of 75% of cost of investments: $35,400,000
Reimbursement of Acquisition Expenses—Advisor	We reimburse our advisor for actual expenses incurred in connection with the selection, origination or acquisition of an investment, whether or not originated or acquired.	No financing: $4,425,000 No financing and DRP: $4,925,000 Leverage of 50% of cost of investments: $8,900,000 Leverage of 75% of cost of investments:/$17,700,000
Operational Stage
Asset Management Fee—Advisor

A monthly asset management fee equal to one-twelfth of 1.25% of the sum of the principal amount of debt originated and the cost of all investments made less any principal received on our debt and security investments (or our proportionate share thereof in the case of debt investments made through joint ventures).

Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses—Advisor

We reimburse the expenses incurred by our advisor in connection with its providing of services to us, including our allocable share of the advisor's overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We do not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.

Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Liquidation/Listing Stage
Disposition Fees—Advisor

For substantial assistance in connection with the sale of investments, as determined by our independent directors, 1% of the contract sales price of each CRE debt, CRE security or select CRE equity investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction. We do not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of CRE debt unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Special Units—NorthStar OP Holdings, LLC

NorthStar OP Holdings, LLC, or NorthStar OP Holdings, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 8% cumulative, non-compounded annual pre-tax return on such invested capital. In addition, NorthStar OP Holdings will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. Please see "Management Compensation—Special Units—NorthStar OP Holdings, LLC for a description of the calculation of the enterprise valuation.

Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Conflicts of Interest

  •
  Our advisor and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates face include the following:

  •
  Our sponsor's investment professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other NorthStar entities, which could reduce the number of potential investments presented to us. If fewer investments are presented to us, we may have less invested offering proceeds and fewer desirable investments.

  •
  Our sponsor's investment professionals acting on behalf of our advisor must allocate their time among us, our sponsor's business and other programs and activities in which they are involved, which could cause them to devote less of their time to our business than they otherwise would.

  •
  Our advisor and its affiliates receive fees in connection with transactions involving the origination, acquisition, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to recommend borrowing amounts in excess of our stated borrowing policy in order to acquire assets or to fail to negotiate the best price for the assets we acquire.

  •
  Because our advisory agreement and our dealer manager agreement (including the substantial fees our advisor and its affiliates receive thereunder) were not negotiated at arm's length, their terms may not be as advantageous to us as those available from unrelated third parties.

  •
  Our advisor may terminate our advisory agreement with good reason upon 60 days written notice. Upon termination of our advisory agreement by our advisor, NorthStar OP Holdings may be entitled to have the special units redeemed as of the termination date if our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 8% cumulative non-compounded annual pre-tax return on such invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 8%.

  •
  At some future date after we have acquired a substantial investment portfolio that our board of directors determines would be most effectively managed by our own personnel, we may seek to internalize our management by acquiring assets and employing the key investment professionals performing services to us on behalf of our advisor for consideration that would be negotiated at that time and may include shares of our common stock. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor's investment professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our stockholder's best interests.

Distributions

        We generally pay distributions on a monthly basis based on daily record dates. You generally begin to qualify for distributions on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription. Since we commenced operations on October 18, 2010, we have authorized and declared distributions based on daily record dates for each day during the period from October 18, 2010 through June 30, 2012, which we pay on a monthly basis. Each of our distributions to date has been paid at a rate equal to 8% per annum, assuming a $10.00 per share purchase price but we are not required to continue to approve and pay distributions at that rate or at all.

        Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor's deferral of fees and offering proceeds. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less cash available for investments and your overall return will be reduced. In order to provide additional cash to pay distributions to our stockholders at a rate of at least 8% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share until July 19, 2013 pursuant to the terms of a distribution support agreement. If the distributions we pay for any calendar quarter exceed our MFFO, for such quarter, following the end of such quarter our sponsor will purchase shares for a purchase price equal to the amount by which the distributions paid exceed our MFFO for such quarter, up to an amount equal to a 8% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor, not from cash flow from our operations. We define MFFO in accordance with the definition established by the Investment Program Association, or IPA. Our computation of MFFO may not be comparable to other REIT's that do not calculate MFFO using the current IPA definition. MFFO is calculated using funds from operations, or FFO. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with accounting principles generally accepted in the United States, or U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. NAREIT recently clarified its computation of FFO to exclude impairment charges on depreciable property owned directly or indirectly. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company's cash flow generated by operations. MFFO excludes from FFO the following items:

  •
  acquisition fees and expenses;

  •
  straight-line rent and amortization of above or below intangible lease assets and liabilities;

  •
  amortization of discounts, premiums and fees on debt investments;

  •
  non-recurring impairment of real estate-related investments;

  •
  realized gains (losses) from the early extinguishment of debt;

  •
  realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

  •
  unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

  •
  unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

  •
  adjustments related to contingent purchase price obligations; and

  •
  adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

        The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from the sales of shares to the public in our offering. For more information regarding our sponsor's share purchase commitment, the share purchases made thereunder as of the date of this prospectus and our distribution policy, please see "Description of Capital Stock—Distributions."

        For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders each year equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). See "U.S. Federal Income Tax Considerations—Taxation of NorthStar Real Estate Income Trust, Inc.—Annual Distribution Requirements." Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distribution Reinvestment Plan

        You may reinvest distributions you receive from us in shares of our common stock by participating in our DRP. You may enroll in our DRP by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us. Shares of our common stock issued pursuant to our DRP are being offered at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a "public offering of securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. No selling commissions or dealer manager fees are payable on shares sold under our DRP. We may amend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant's ability to withdraw from our DRP, upon ten-days prior written notice to participants. Please see Appendix C: Amended and Restated Distribution Reinvestment Plan for all of the terms of our DRP.

Share Repurchase Program

        Our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. The purchase price for your shares repurchased under our share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.

        Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

        After we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

        Unless the shares are being repurchased in connection with a stockholder's death or qualifying disability, we will not repurchase shares unless you have held the shares for at least one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be redeemed at the higher of the price paid for the shares or our estimated per share value.

        We are not obligated to repurchase shares of our common stock under our share repurchase program. The number of shares to be repurchased during the calendar year is limited to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional cash as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder.

        Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange, at which time our share repurchase program would terminate. No secondary market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are pursuant to transactions that are registered or exempt from registration under applicable securities laws.

        We may amend or terminate our share repurchase program at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon ten-days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten-business days prior written notice.

Borrowing Policy

        We may finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of our offering, our financing will generally not exceed 50% of the greater of the cost or fair value of our investments, although it may exceed this level as we are building our portfolio or otherwise. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors will review our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.

Liquidity

        Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders.

Investment Company Act Considerations

        We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

        Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        Our company is organized as a holding company that conducts its businesses primarily through our operating partnership. Both our company and our operating partnership intend to conduct their operations so that they comply with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership's total assets on an unconsolidated basis. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

        Section 3(c)(5)(C) of the Investment Company Act permits an exception from registration as an investment company for an entity that purchases or otherwise acquires mortgages and other liens on, and interest in, real estate. As a result of the merger of NSIO REIT with and into us and our acquisition of its assets, we acquired two CMBS bonds, which do not qualify for the exception under Section 3(c)(5)(C). We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate." This exception generally requires that at least 55% of a subsidiary's portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exception from registration for each of these subsidiaries.

        We may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exception and, therefore, our operating partnership's interest in each of these subsidiaries would constitute an "investment security" for purposes of determining whether our operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exception provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership's interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership's (and, therefore, our company's) total assets on an unconsolidated basis.

        In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

        Qualification for exception from registration under the Investment Company Act limits our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

        The SEC recently solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding these exemptions that may be published by the staff of the SEC, will not change in a manner that adversely affects our operations. We cannot assure you that the SEC will not take action that results in our or our subsidiary's failure to maintain an exception or exemption from the Investment Company Act.

RISK FACTORS

        An investment in shares of our common stock involves substantial risks. You should carefully consider all of the material risks described below in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could materially adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

Risks Related to an Investment in Our Company

We are a company with a limited operating history, which makes our future performance difficult to predict.

        We commenced operations in October 2010 and have a limited operating history. Our limited operating history and the differences between us and the other programs sponsored by our sponsor significantly increase the risk and uncertainty you face in making an investment in our shares. You should not assume that our performance will be similar to the past performance of other investment programs sponsored by our sponsor or its affiliates.

The CRE finance industry has been and may continue to be adversely affected by economic conditions in the United States and the global financial markets generally.

        Our business and operations are dependent on the CRE finance industry generally, which in turn is dependent upon broad economic conditions in the U.S and abroad. Despite some recent improvements, the U.S. economy is continuing to experience relatively high unemployment and slow growth. A worsening of economic conditions would likely have a negative impact on the CRE finance industry generally and on our business and operations specifically. Additionally, disruptions in the global economy, whether as a result of the Euro-zone debt crisis, regional conflict or otherwise, may also have a negative impact on the CRE market domestically. Adverse conditions in the CRE finance industry could harm our business and financial condition by, among other factors, reducing the value of our existing assets, limiting our access to debt and equity capital, harming our ability to originate new CRE debt and otherwise negatively impacting our operations.

If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced.

        Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, in certain circumstances where our distributions exceed our MFFO, our sponsor has agreed to purchase up to $10,000,000 of shares of our common stock at $9.00 per share to provide additional cash to support distributions to our stockholders and has, in fact, purchased $3.3 million of shares of our common stock as of March 31, 2012. The sale of these shares results in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced.

Challenging economic and financial market conditions could significantly reduce the amount of income we earn and further reduce the value of our investments.

        Challenging economic and financial market conditions may cause us to experience an increase in the number of CRE debt investments that result in delinquencies, foreclosures and non-performing assets and a decrease in the value of the property or other collateral which secures our CRE debt and securities, all of that could adversely affect our results of operations. Loan defaults result in a decrease in interest income and may require the establishment of, or an increase in, loan loss reserves. The decrease in interest income resulting from a loan default may continue for a prolonged period of time as we seek to recover, primarily through legal proceedings, the outstanding principal amount, accrued interest and default interest due on a defaulted CRE debt investment. Legal proceedings, which may include foreclosure actions and bankruptcy proceedings, are expensive and time consuming and may not result in the recovery of our principal. The decrease in interest income, and the costs involved in pursuing our legal remedies will reduce the amount of cash available to meet our expenses and adversely impact our liquidity and operating results.

No public trading market for your shares currently exists, and as a result, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the offering price.

        Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of our stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. We have adopted a share repurchase program that may enable you to sell your shares to us in limited circumstances. Share repurchases are made at the sole discretion of our board of directors. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon ten-days prior written notice to stockholders except that changes in the number of shares that can be redeemed during any calendar year will only take effect upon ten-business days prior written notice. Further, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under "Description of Capital Stock—Share Repurchase Program." Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

You will not have the opportunity to evaluate the investments we make subsequent to the date you subscribe for shares, which makes your investment in our shares more speculative.

        Because we have not yet acquired or identified the majority of the investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any future investments that we may make, except for investments that may be described in this prospectus or any supplements thereto. We will seek to invest substantially all of our offering proceeds available for investment, after the payment of fees and expenses, in CRE debt, securities and select equity investments. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors has broad discretion in implementing policies regarding borrower creditworthiness and our stockholders will not have the opportunity to evaluate potential borrowers. These factors increase the speculative nature of an investment in our shares.

Our dealer manager has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct our offering, which makes an investment in us more speculative.

        We have retained our dealer manager to conduct our offering and this is the first offering for which it has served as a dealer manager. The success of our offering and our ability to implement our business strategy is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. The network of broker-dealers that our dealer manager develops to sell our shares may sell shares of competing REIT products, including some products with areas of focus nearly identical to ours, which they may choose to emphasize to their clients. If our dealer manager is not successful in establishing, operating and managing an active, broad network of broker-dealers, our ability to raise proceeds through our offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Our advisor may not be successful, or there may be delays, in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

        Our advisor may not be successful in locating suitable investments on financially attractive terms, and we may not achieve our objectives. If we, through our advisor, are unable to find suitable investments promptly, we may hold the proceeds from our offering in an interest-bearing account or invest the proceeds in short-term assets. Our management team may acquire assets where the returns are substantially below expectations or which result in net losses. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. To the extent that our sponsor's investment professionals, who perform services for us on behalf of our advisor, face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, the more money we raise in our offering, the more difficult it will be to invest our net offering proceeds promptly and on attractive terms. Therefore, the large size of our offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and origination or acquisition of investments would likely limit our ability to pay distributions to you and lower your overall returns.

Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of our advisor and third-party servicers.

        Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of our advisor in the origination and acquisition of our investments, including the determination of any financing arrangements. We may also depend upon the performance of third-party servicers to service our debt investments. You must rely entirely on the management abilities of our advisor and the oversight of our board of directors. Additionally, we and our sponsor have adopted an investment allocation policy with the intent of eliminating the impact of any conflict that our sponsor's investment professionals, who are utilized by our advisor, might encounter in allocating investment opportunities among us, our sponsor and any affiliates of our sponsor, however, there is no assurance that the investment allocation policy will successfully eliminate the impact of any such conflicts. If our advisor performs poorly and as a result is unable to originate and acquire our investments successfully, we may be unable to achieve our investment objectives or to pay distributions to you at presently contemplated levels, if at all.

We may be unable to obtain financing required to originate or acquire investments as contemplated in our business plan, which could compel us to restructure or abandon a particular origination or acquisition and harm our ability to make distributions to you.

        We expect to fund a portion of our CRE debt, securities and select equity investments with financing. Despite recently obtaining a $100 million credit facility, or our credit facility, from Wells Fargo Bank, National Association, or Wells Fargo, to finance CRE debt we cannot assure you that additional financing will be available on acceptable terms, if at all, or that we will be able to satisfy the conditions precedent required to utilize our credit facility, and we may be required to use a greater proportion of the net proceeds from our offering to make originations or acquisitions, which could reduce the number, or alter the type, of investments that we would make otherwise. This may reduce our net interest income. Turmoil in the credit and financial markets has greatly reduced the availability of financing. To the extent that financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the target business and harm our ability to make distributions to you.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.

        The more shares we sell in our offering, the greater our challenge will be to invest all of our net offering proceeds. The large size of our offering increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of our offering may be invested in permitted temporary investments, which include short-term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the real estate industry we seek to originate or acquire. Therefore, delays we encounter in the selection, due diligence and origination or acquisition of investments would likely limit our ability to pay distributions to you and lower your overall returns.

The amount of proceeds we raise in our offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio.

        There is no assurance that we will be successful in raising funds in our offering and the amount of funds we raise in our offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise significant additional funds from our offering, our ability to achieve our investment objectives could be hindered, which could result in a lower return on our stockholders' investments and higher risk as a result of less diversification.

Because we are dependent upon our advisor and its affiliates to conduct our operations and we are also dependent upon our dealer manager and its affiliates to raise capital, any adverse changes in the financial health of these entities or our relationship with them could hinder our operating performance and the return on your investment.

        We are dependent on our advisor and its affiliates to manage our operations and our portfolio and we are also dependent upon our dealer manager and its affiliates to raise capital. Our advisor depends upon the fees and other compensation that it receives from us in connection with the origination, acquisition, management and sale of assets to conduct its operations. Our dealer manager also depends upon the fees that it receives from us in connection with our offering. Any adverse changes in the financial condition of our advisor or its affiliates or our relationship with our dealer manager or its affiliates could hinder their ability to successfully support our business and growth, which could have a material adverse effect on our financial condition and results of operations.

Any adverse changes in our sponsor's financial health, the public perception of our sponsor or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

        We have engaged our advisor to manage our operations and our portfolio of CRE debt, securities and select equity investments. Our advisor has no employees and utilizes our sponsor's personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor's investment professionals in the identification, origination or acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities.

        Because our sponsor is publicly-traded, any negative reaction by the stock market reflected in its stock price or deterioration in the public perception of our sponsor could result in an adverse effect on fundraising in our offering and our ability to acquire assets and obtain financing from third parties on favorable terms. In addition, our sponsor has committed to purchase an aggregate of $10,000,000 of shares of our common stock until July 19, 2013 under certain circumstances in which our distributions exceed our MFFO in order to provide additional cash to support distributions to stockholders. The period during which our sponsor must purchase our common stock to support distributions to stockholders will end on July 19, 2013. Our sponsor has no obligation to extend the distribution support agreement and may determine not to do so. As of March 31, 2012, our sponsor has purchased $3.3 million of shares to support distributions to stockholders. If our sponsor cannot satisfy this commitment to us or otherwise breaches its obligations under the agreement, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor's share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. Any adverse changes in our sponsor's financial condition or our relationship with our sponsor could hinder our advisor's ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key investment professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

        Our success depends to a significant degree upon the contributions of Messrs. Hamamoto, Gilbert and Tylis, each of whom would be difficult to replace. While these individuals have employment agreements with our sponsor, neither we nor our advisor have employment agreements with these individuals. We cannot assure you that Mssrs. Hamamoto, Gilbert and Tylis will continue to be associated with our sponsor in the future. If any of these persons were to cease their association with us or our sponsor, our operating results could suffer and as described elsewhere, we could default under our credit facility if two or more depart. We do not maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our sponsor and its affiliates' ability to retain highly-skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly-skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of your investment may decline.

Our sponsor may determine not to provide assistance, personnel support or other resources to our advisor or us, which could impact our ability to achieve our investment objectives and pay distributions.

        Our advisor utilizes our sponsor's personnel to perform services on its behalf for us and we rely on such personnel and other support for the purposes of originating, acquiring and managing our investment portfolio. Our sponsor, however, may determine not to provide assistance to our advisor or us. Consequently, if our sponsor and its professionals determine not to provide our advisor or us with any assistance or other resources after our offering, we may not achieve the same success that we would expect to achieve with such assistance, personnel support and resources.

We may change our targeted investments and investment guidelines without stockholder consent.

        Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

        Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that: (i) no director shall be liable to us or our stockholders for monetary damages (provided that such director satisfies certain applicable criteria); (ii) we will generally indemnify non-independent directors for losses unless they are negligent or engage in misconduct; and (iii) we will generally indemnify independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

If we do not successfully implement a liquidity transaction, you may have to hold your investments for an indefinite period.

        Our charter does not require our board of directors to pursue a transaction providing liquidity to our stockholders. If our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your shares to cash easily, if at all, and could suffer losses on your investments in our shares.

We do not own the NorthStar name, but were granted a license by our sponsor to use the NorthStar name. Use of the name by other parties or the termination of our license may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.

        Pursuant to our advisory agreement, we were granted a non-exclusive, royalty-free license to use the name "NorthStar." Under this license, we have a right to use the "NorthStar" name as long as our advisor continues to advise us. Our sponsor retains the right to continue using the "NorthStar" name. We are unable to preclude our sponsor from licensing or transferring the ownership of the "NorthStar" name to third parties, some of whom may compete against us. Consequently, we are unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license is terminated, we will be required to change our name and cease using the "NorthStar" name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

        While our sponsor has incurred substantial costs and devoted significant resources to support our business, as of March 31, 2012, our sponsor has only invested $4.5 million in us through the purchase by its subsidiary of 508,125 shares of our common stock at a weighted average price of $8.92 per share, including amounts related to its obligation under the distribution support agreement. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our organization and offering costs, our sponsor will have limited exposure to loss in the value of our shares. Without this exposure, you may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

        Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor's assets and/or to directly employ the personnel of our sponsor that our advisor utilizes to perform services on its behalf for us. Pursuant to our advisory agreement, we may not pay consideration to acquire our advisor unless all of the consideration is payable in shares of our common stock and held in escrow by a third party and not released to our advisor (or an affiliate thereof) until certain conditions are met. In addition, once released by the escrow agent, the shares our advisor receives as consideration for an internalization transaction may not be traded for a period of 180 days commencing on the date they are released by the escrow agent. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and MFFO per share attributable to your investment.

        Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under our advisory agreement, our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that are presently borne by our advisor. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances, as well as incur the compensation and benefits costs of our officers and other employees and consultants that are presently paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease our net income and MFFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and MFFO per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to you and the value of your shares.

        Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.

        If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of our advisor but may instead remain employees of our sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management's attention could be diverted from most effectively managing our investments.

We depend on third-party contractors and vendors and our results of operations and the success of our offering could suffer if our third-party contractors and vendors fail to perform or if we fail to manage them properly.

        We use third-party contractors and vendors including, but not limited to, our external legal counsel, auditors, research firms, financial printers, proxy solicitation firms and transfer agent. If our third-party contractors and vendors fail to successfully perform the tasks for which they have been engaged to complete, either as a result of their own negligence or fault, or due to our failure to properly supervise any such contractors or vendors, we could incur liabilities as a result and our results of operations and financial condition could be negatively impacted.

Risks Related to Our Financing Strategy

We expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments.

        We expect to finance the origination and acquisition of a portion of our investments with credit facilities, mortgages and other borrowings, which may include repurchase agreements, such as our new credit facility to finance CRE debt. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. Our ability to execute this strategy depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. We may be unable to obtain additional financing on favorable terms or, with respect to our debt and other investments, on terms that parallels the maturities of the debt originated or other investments acquired, if we are able to obtain additional financing at all. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more restrictive recourse borrowings and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to you, for our operations and for future business opportunities. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to you may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we originate or acquire.

        Short-term borrowing through repurchase agreements, credit facilities and other borrowings may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, such borrowings may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. Our new credit facility contains an unrestricted cash covenant that requires our subsidiary that is party to the agreement to maintain at least $5 million and contains provisions that may obligate us to post additional collateral to secure our obligations thereunder. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

        When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies, and our ability to incur additional borrowings. Financing agreements that we may enter into may contain covenants that limit our ability to further incur borrowings, restrict distributions to you or that prohibit us from discontinuing insurance coverage or replacing our advisor. Our new credit facility contains financial covenants, including a minimum unrestricted cash covenant. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to you.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

        Our operating results depend in large part on differences between the income from our assets, reduced by any credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding the income from our assets would result in operating losses for us and may limit our ability to make distributions to our stockholders. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on those investments, which would adversely affect our profitability.

We may not be able to access financing sources on attractive terms, if at all, which could adversely affect our ability to execute our business plan.

        We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some improvements in 2011, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.

We have broad authority to utilize leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.

        Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our investments. Further, we can incur financings in excess of this limitation with the approval of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We may use credit facilities to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.

        We may use credit facilities to finance some of our investments. To the extent these credit facilities contain mark-to-market provisions, if the market value of the CRE debt or securities pledged by us declines in value due to credit quality deterioration, we may be required by our lenders to provide additional collateral or pay down a portion of our borrowings. In a weakening economic environment, we would generally expect credit quality and the value of the CRE debt or securities that serve as collateral for our credit facilities to decline, and in such a scenario, it is likely that the terms of our credit facilities would require partial repayment from us, which could be substantial. Posting additional collateral to support our credit facilities could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, our lenders can accelerate our borrowings, which could have a material adverse effect on our business and operations.

Our credit facility contains recourse obligations and any default could materially adversely affect our business, liquidity and financial condition.

        In February 2012, we, through a wholly-owned subsidiary, obtained our $100 million credit facility structured as a repurchase agreement. In connection with our credit facility, we executed a limited guaranty agreement with our lender, Wells Fargo, pursuant to which we guaranteed certain obligations of the borrower. The documentation governing our credit facility contains numerous covenants, including financial covenants that require the borrower to maintain at least $5 million and a maximum of $15 million in unrestricted cash or cash equivalents at all times during the term of our credit facility. Pursuant to the terms of our credit facility, we are required to maintain: (i) total equity equal to $109 million subject to increases equal to 80% of aggregate net proceeds raised up to a maximum of $250 million; (ii) ratio of EBITDA (as defined in the limited guaranty agreement) to fixed charges of not less than 1.4x; and (iii) ratio of total borrowings to total equity not greater than 300%. Further, we are subject to numerous conditions precedent before Wells Fargo is obligated to fund any amounts under our credit facility, including that at least two of Messrs. Hamamoto, Gilbert and Tylis remain in the employ of our sponsor and its affiliates unless replaced by persons acceptable to Wells Fargo. We may be unable to satisfy those conditions precedent and therefore be unable to access the financing that we anticipate obtaining. We may also be obligated to post additional collateral, known as satisfying a margin call, to secure our obligations under our credit facility and we may have insufficient liquidity to do so at such time. If we do not comply with the extensive terms of our credit facility, including upon the happening of certain events that are outside of our control, we may default under our obligations and our business, liquidity and financial condition could be materially adversely affected.

Risks Related to Conflicts of Interest

The fees we pay to affiliates in connection with our offering and in connection with the origination, acquisition and management of our investments were not determined on an arm's length basis; therefore, we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

        The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm's length basis. As a result, the fees have been determined without the benefit of arm's length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our organizational documents do not prevent us from selling assets to affiliates or from paying our advisor a disposition fee related to such a sale.

        If we sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. As a result, our advisor may not have an incentive to pursue an independent third-party buyer, rather than an affiliate. Our charter only requires that our board of directors, including a majority of our independent directors, determine that an affiliated party transaction is fair and reasonable and on terms and conditions no less favorable than those available from unaffiliated third parties. It does not require that such transaction be the most favorable transaction available or provide any other restrictions on our advisor recommending a sale of our assets to an affiliate. As a result, our advisor may earn a disposition fee despite the transaction not being the most favorable to us or our stockholders. Please see "Conflicts of Interest—Certain Conflict Resolution Measures—Advisor Compensation."

Our executive officers and our sponsor's key professionals face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.

        Our executive officers and our sponsor's key professionals, who are utilized by our advisor to perform services on our behalf, are also officers, directors, managers and key professionals of our sponsor, our dealer manager and other affiliated NorthStar entities. Our advisor and its affiliates receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our sponsor who perform services for our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

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  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and our dealer manager agreement;

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  public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

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  originations and acquisitions of investments, which entitle our advisor to acquisition fees and asset management fees and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

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  sales of investments, which entitle our advisor to disposition fees;

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  borrowings to originate or acquire debt or security investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

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  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar OP Holdings, LLC, as the holder of special units, or the special unit holder, to have its interest in our operating partnership redeemed;

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  whether we seek approval to internalize our management, which may entail acquiring assets from our sponsor (such as office space, furnishings and technology costs) and employing our sponsor's professionals performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

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  whether and when we seek to sell our company or its assets, which would entitle the special unit holder to a subordinated distribution.

        The fees our advisor receives in connection with transactions involving the origination or acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our sponsor's key personnel performing services on behalf of our advisor to recommend riskier transactions to us. Additionally, after the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our primary offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses.

Our sponsor's professionals acting on behalf of our advisor face competing demands relating to their time and this may cause our operations and your investment to suffer.

        Our advisor has no employees and relies on our sponsor's executive officers and employees to perform services for us on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Tylis, Lieberman and Ms. Hess for the day-to-day operation of our business. Messrs. Hamamoto, Gilbert, Tylis and Lieberman and Ms. Hess are also executive officers and employees of our sponsor and other NorthStar entities. As a result of their interests in other NorthStar entities and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, our sponsor and other NorthStar entities and other business activities in which they are involved. These conflicts of interest could result in declines in the returns on our investments and the value of your investment.

Our executive officers and our sponsor's key professionals who perform services for us on behalf of our advisor face conflicts of interest related to their positions and interests in our advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

        Our executive officers and our sponsor's key professionals who perform services for us on behalf of our advisor are also executive officers, directors, managers and key professionals of our sponsor, our dealer manager and other affiliated NorthStar entities. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder, to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Our sponsor face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

        Our investment strategy is very similar to that of our sponsor and therefore many investment opportunities that are suitable for us may also be suitable for other NorthStar entities. When our sponsor's investment professionals direct an investment opportunity to our sponsor, its affiliates or the investment vehicles it sponsors and us, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable in accordance with the investment allocation policy adopted by our board of directors. When determining the entity for which an investment opportunity would be the most suitable, the factors that our sponsor's investment professionals may consider include the following:

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  investment objectives, strategy and criteria;

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  cash requirements;

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  effect of the investment on the diversification of the portfolio, including by geography, size of investment, and risk of investment;

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  leverage policy and the availability of financing for the investment by each entity;

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  anticipated cash flow of the asset to be acquired;

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  income tax effects of the purchase;

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  the size of the investment;

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  the amount of funds available; and

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  the expected holding period of the investment and the remaining term of the NorthStar entity, if applicable.

        If, after consideration of the relevant factors, our sponsor determines that an investment is equally suitable for itself or another NorthStar entity, including us, the investment will be allocated among each of the NorthStar entities, including us, on a rotating basis. If, after an investment has been allocated, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our sponsor's investment professionals, more appropriate for another NorthStar entity to purchase the investment, they may determine to reallocate the investment to such other entity. In certain situations, our sponsor may determine to allow more than one investment vehicle, including us, to co-invest in a particular investment and this could create additional conflicts of interest.

        Our sponsor has only approved its investment allocation policy allowing us access on a rotating basis to investments that are equally suitable to other NorthStar entities through the end of 2012. There is no assurance this policy will be renewed. In addition, our sponsor may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, may revise these allocation procedures. The result of a revision to the allocation procedures may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our sponsor, thereby reducing the number of investment opportunities available to us.

        The decision of how any potential investment should be allocated among us, our sponsor and other NorthStar entities for which such investment may be suitable may, in many cases, be a matter of subjective judgment which will be made by our sponsor. You may not agree with the determination. Our right to participate in the investment allocation process described above will terminate once we have fully invested the proceeds of our offering or if we are no longer advised by an affiliate of our sponsor. For a detailed description of the conflicts of interest that our advisor will face, see "Conflicts of Interest."

Our dealer manager may distribute future NorthStar-sponsored programs during our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

        Our dealer manager in the future may also act as the dealer manager for other NorthStar entities, such as NorthStar Healthcare Income Trust, Inc., which is currently in the process of registering its public offering with the SEC. In addition, future NorthStar-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Risks Related to Our Investments

Our CRE debt, the CRE loans underlying our CRE securities and select CRE equity investments are subject to the risks typically associated with commercial real estate.

        Our CRE debt and securities generally are directly or indirectly secured by a lien on real property. The occurrence of a default on a CRE debt investment could result in our acquiring ownership of the property. We do not know whether the values of the properties ultimately securing our CRE debt and loans underlying our securities will remain at the levels existing on the dates of origination of these loans and the dates of origination of the loans ultimately securing our securities, as applicable. If the values of the properties drop, our risk will increase because of the lower value of the security and reduction in borrower equity associated with such loans. In this manner, real estate values could impact the values of our debt and security investments. Our CRE equity investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our CRE debt, securities and select equity investments are subject to the risks typically associated with real estate.

        The value of real estate may be adversely affected by a number of risks, including, without limitation:

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  natural disasters such as hurricanes, earthquakes and floods;

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  acts of war or terrorism, including the consequences of terrorist attacks;

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  adverse changes in national and local economic and real estate conditions;

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  an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

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  costs of remediation and liabilities associated with environmental conditions affecting properties; and

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  the potential for uninsured or underinsured property losses.

        The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenses associated with properties (such as operating expenses and capital expenses) cannot be reduced when there is a reduction in income from the properties.

        These factors may have a material adverse effect on the ability of our borrowers to pay their loans and the ability of the borrowers on the underlying loans securing our securities to pay their loans, as well as on the value and the return that we can realize from assets we originate and acquire.

The CRE debt we originate and invest in and the CRE loans underlying the CRE securities we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

        CRE loans are secured by commercial real estate and are subject to risks of delinquency, foreclosure, loss and bankruptcy of the borrower, all of which are and will continue to be prevalent if the overall economic environment does not continue to improve. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower's business plan, the borrower's ability to repay the loan may be impaired. Net operating income of a property can be affected by, each of the following factors, among other things:

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  macroeconomic and local economic conditions;

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  tenant mix;

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  success of tenant businesses;

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  property management decisions;

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  property location and condition;

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  property operating costs, including insurance premiums, real estate taxes and maintenance costs;

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  competition from comparable types of properties;

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  effects on a particular industry applicable to the property, such as hotel vacancy rates;

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  changes in governmental rules, regulations and fiscal policies, including environmental legislation;

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  changes in laws that increase operating expenses or limit rents that may be charged;

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  any need to address environmental contamination at the property;

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  the occurrence of any uninsured casualty at the property;

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  changes in national, regional or local economic conditions and/or specific industry segments;

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  declines in regional or local real estate values;

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  branding, marketing and operational strategies;

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  declines in regional or local rental or occupancy rates;

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  increases in interest rates;

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  real estate tax rates and other operating expenses;

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  acts of God;

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  social unrest and civil disturbances;

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  terrorism; and

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  increases in costs associated with renovation and/or construction.

        Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, we will suffer a loss.

        In the event of any default under a CRE loan held directly by us, we will bear a risk of loss of principal or accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the CRE loan, which could have a material adverse effect on our cash flow from operations. In the event of a default by a borrower on a non-recourse CRE loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the CRE loan. If a borrower defaults on one of our CRE debt investments and the underlying property collateralizing the CRE debt is insufficient to satisfy the outstanding balance of the debt, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower's assets, we may not have full recourse to such assets in the event of a borrower bankruptcy as the loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court) and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. We are also exposed to these risks though the CRE loans underlying the CRE securities that are held directly by us and a default or loss on a CRE loan underlying a CRE security we hold may result in us not recovering a portion or all of our investment in such CRE security.

Delays in liquidating defaulted CRE debt investments could reduce our investment returns.

        If we originate or acquire CRE debt investments and there are defaults under those debt investments, we may not be able to repossess and sell the properties securing the CRE debt investment quickly. Foreclosure of a loan can be an expensive and lengthy process that could have a negative effect on our return on the foreclosed loan. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including but not limited to, lender liability claims, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take several years or more to resolve. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our assets in the defaulted loans. Furthermore, an action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the property securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any foreclosed properties for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such property.

Subordinate CRE debt that we originate or acquire could constitute a significant portion of our portfolio and may expose us to greater losses.

        We intend to originate or acquire subordinate CRE debt, including subordinate mortgage and mezzanine loans and participations in such loans. These types of investments could constitute a significant portion of our portfolio and may involve a higher degree of risk than the type of assets that will constitute the majority of our CRE debt investments, namely first mortgage loans secured by real property. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower or the assets of the borrower may not be sufficient to satisfy the first mortgage loan and our subordinate debt investment. If a borrower defaults on our subordinate debt or on debt senior to ours, or in the event of a borrower bankruptcy, our subordinate debt will be satisfied only after the senior debt is paid in full. Where debt senior to our debt investment exists, the presence of intercreditor arrangements may limit our ability to amend our debt agreements, assign our debt, accept prepayments, exercise our remedies (through "standstill periods") and control decisions made in bankruptcy proceedings relating to our borrowers. As a result, we may not recover some or all of our investment. In addition, real properties with subordinate debt may have higher loan-to-value ratios than conventional debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest.

We may be subject to risks associated with construction lending, such as declining real estate values, cost overruns and delays in completion.

        Our CRE debt portfolio may include loans made to developers to construct prospective projects. The primary risks to us of construction loans are the potential for cost overruns, the developer's failing to meet a project delivery schedule and the inability of a developer to sell or refinance the project at completion in accordance with its business plan and repay our CRE loan due to declining real estate values. These risks could cause us to have to fund more money than we originally anticipated in order to complete the project. We may also suffer losses on our CRE debt if the developer is unable to sell the project or refinance our CRE debt investment.

Jurisdictions with one action or security first rules or anti-deficiency legislation may limit the ability to foreclose on the property or to realize the obligation secured by the property by obtaining a deficiency judgment.

        In the event of any default under our CRE debt investments and in the loans underlying our CRE securities, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. Certain states in which the collateral securing our CRE debt and securities is located may have laws that prohibit more than one judicial action to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral, in particular if a non-judicial foreclosure is pursued. These statutes may limit the right to foreclose on the property or to realize the obligation secured by the property.

Our investments in CRE debt and CRE securities are subject to changes in credit spreads.

        Our investments in CRE debt and securities are subject to changes in credit spreads. When credit spreads widen, the economic value of such investments decrease. Even though such investment may be performing in accordance with its terms and the underlying collateral has not changed, the economic value of the investment may be negatively impacted by the incremental interest foregone from the widened credit spread.

Investments in non-conforming or non-investment grade rated loans or securities involve greater risk of loss.

        Some of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to you and adversely affect the value of your common stock.

Insurance may not cover all potential losses on CRE properties which may impair our security and harm the value of our assets.

        We generally require that each of the borrowers under our CRE debt investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. We also generally obtain insurance directly on any property we acquire. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. We may not and we may not require borrowers to obtain certain types of insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might impair our security and decrease the value of the property.

Investments that are not insured involve greater risk of loss than insured investments.

        We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans and CRE securities. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. To the extent we suffer such losses with respect to our uninsured investments, the value of our company and the value of our common stock may be adversely affected.

We invest in CMBS, which may include subordinate securities, which entails certain risks.

        We invest in a variety of CMBS, which may include subordinate securities that are subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS will be adversely affected by payment defaults, delinquencies and losses on the underlying CRE loans, which began to increase significantly toward the end of 2008 and are expected to continue into 2012. Furthermore, if the rental and leasing markets do not continue to improve, including by increasing occupancy rates and increasing market rental rates, it could reduce cash flow from the loan pools underlying our CMBS investments. The CMBS market is dependent upon liquidity for refinancing and will be negatively impacted by a slowdown in the new issue CMBS market.

        Additionally, CMBS is subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related CRE loan, particularly if the current economic environment continues to deteriorate. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. Furthermore, the net operating income from and value of any commercial property are subject to various risks. The exercise of remedies and successful realization of liquidation proceeds relating to CMBS may be highly dependent upon the performance of the servicer or special servicer. Expenses of enforcing the underlying CRE loans (including litigation expenses) and expenses of protecting the properties securing the CRE loans may be substantial. Consequently, in the event of a default or loss on one or more CRE loans contained in a securitization, we may not recover a portion or all of our investment.

The CMBS in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

        The value of CMBS may change due to shifts in the market's perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Due to our investment in subordinate CMBS, we are also subject to several risks created through the securitization process. Our subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are senior and generally more highly rated.

We may not control the special servicing of the mortgage loans underlying the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

        Overall control over the special servicing of the underlying mortgage loans of the CMBS may be held by a directing certificate holder, which is appointed by the holders of the most subordinate class of such CMBS. We ordinarily do not have the right to appoint the directing certificate holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate holder, take actions that could adversely affect our interests.

With respect to certain mortgage loans included in the CMBS, the properties that secure the mortgage loan backing the CMBS may also secure one or more related mortgage loans that are not in the securitized pool, which may conflict with our interests.

        Certain mortgage loans included in the CMBS investments may be part of a loan combination or split loan structure that includes one or more additional cross-collateralized mortgage loans (senior, subordinate or pari passu and not included in the CMBS) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination or split loan structure may be granted various rights and powers that affect the mortgage loan in that loan combination or split loan structure, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate holder (without cause).

We may invest in CDO notes and such investments involve significant risks.

        We may invest in CDO notes which are multiple class securities secured by pools of assets, such as CMBS, subordinate mortgage and mezzanine loans and REIT debt. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. Like CMBS, CDO notes are affected by payments, defaults, delinquencies and losses on the underlying CRE loans. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS where repayment of principal allows for redemption of bonds sequentially. To the extent we invest in the equity securities of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior securities and its expenses. However, there will be little or no income or principal available to the holders of CDO equity securities if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity class of a CDO could decrease substantially. In addition, the equity securities of CDOs are generally illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO's assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We have no established investment criteria limiting the size of each investment we make in CRE debt, CRE securities and select CRE equity investments. If we have an investment that represents a material percentage of our assets, and that investment experiences a loss, the value of your investment in us could be significantly diminished.

        Certain of our CRE debt, securities and equity investments may represent a significant percentage of our assets. Any such investment may carry the risk associated with a significant asset concentration. For example, in April 2012, we originated a mezzanine loan with a principal amount of $52.0 million, including a future funding commitment of $27 million and because this asset is a mezzanine loan, it may be significantly more risky than a first mortgage loan. Should this investment, or any other investment representing a material percentage of our assets, experience a loss on all or a portion of the investment, we could experience a material adverse effect, which would result in your investment in us being diminished.

We have no established investment criteria limiting the geographic concentration of our investments in CRE debt, CRE securities and select CRE equity investments. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

        Certain CRE debt, securities and select equity investments in which we invest may be secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of borrowers to pay financed amounts and impairing the value of our collateral.

We have no established investment criteria limiting the industry concentration of our investments in CRE debt and CRE securities and select CRE equity investments. If our investments are concentrated in an industry that experiences adverse economic conditions, our investments may lose value and we may experience losses.

        Certain CRE debt and security investments and select equity investments in which we invest may be secured by a single property or properties serving a particular industry, such as hotel, office or otherwise. These investments may carry the risks associated with significant industry concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain industries, and we may experience losses as a result. A worsening of economic conditions in an industry in which we are concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of borrowers to pay financed amounts and impairing the value of our collateral.

Adjustable-rate CRE loans may entail greater risks of default to us than fixed-rate CRE loans.

        Adjustable-rate CRE loans we originate or acquire or that collateralize our CRE securities may have higher delinquency rates than fixed-rate loans. Borrowers with adjustable-rate mortgage loans may be exposed to increased monthly payments if the related interest rate adjusts upward from the initial fixed-rate or a low introductory rate, as applicable, in effect during the initial period of the loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed-rate period, may result in significantly increased monthly payments for borrowers with adjustable-rate loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates could negatively affect the value of our investments, which could result in reduced income or losses and negatively affect the cash available for distribution to you.

        We may invest in fixed-rate CMBS and other fixed-rate investments. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase. We will also invest in floating-rate investments, for which decreases in interest rates will have a negative effect on value and interest income. Declines in fair value may ultimately reduce income or result in losses to us, which may negatively affect cash available for distribution to you.

Hedging against interest rate exposure may adversely affect our income, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

        We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on interest rate levels, the type of investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may not match the duration of the related liability or asset;

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  our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

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  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

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  the party owing money in the hedging transaction may default on its obligation to pay; and

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  we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

        Any hedging activity we engage in may adversely affect our income, which could adversely affect cash available for distribution to you. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not be able to establish a perfect correlation between hedging instruments and the investment being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

        The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no regulatory or statutory requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our investments in securities, which may include preferred and common equity, will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

        Our investments in securities, which may include preferred and common equity, will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, securities, including preferred and common equity, may involve greater risk of loss than secured financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in securities, including preferred and common equity, are subject to risks of: (i) limited liquidity in the secondary trading market; (ii) substantial market price volatility resulting from changes in prevailing interest rates; (iii) subordination to the prior claims of banks and other senior lenders to the issuer; (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding securities, including preferred and common equity, and the ability of the issuers thereof to make principal, interest and distribution payments to us.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions, which may result in losses to us.

        Many of our investments are illiquid. As a result, our ability to sell CRE debt, securities or properties in response to changes in economic and other conditions, could be limited, even at distressed prices. The Internal Revenue Code also places limits on our ability to sell properties held for fewer than four years. These considerations could make it difficult for us to dispose of any of our assets even if a disposition were in the best interests of our stockholders. As a result, our ability to vary our portfolio in response to further changes in economic and other conditions may be relatively limited, which may result in losses to us.

The direct or indirect effects of the Dodd-Frank Wall Street Reform Act, or the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities.

        On July 21, 2010, the Dodd-Frank Act became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII became effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

Declines in the fair value of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to you.

        Most of our security investments will be classified for accounting purposes as "available-for-sale." These assets will be carried at estimated fair value and temporary changes in the fair value of those assets will be directly charged or credited to equity with no impact on our statement of operations. If we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the statement of operations, which will reduce our income in the period recognized.

        A decline in the fair value of our assets may adversely affect us particularly in instances where we have borrowed money based on the fair value of those assets. If the fair value of those assets declines, the lender may require us to post additional collateral to support the asset. If we were unable to post the additional collateral, our lenders may refuse to continue to lend to us or reduce the amounts they are willing to lend to us. Additionally, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our income and, in turn, cash available for distribution to you.

        Further, lenders may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

        The fair value of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

        Some of our investments will be in the form of securities that are recorded at fair value but have limited liquidity or are not publicly-traded. The fair value of these securities and potentially other investments that have limited liquidity or are not publicly-traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates and assumptions, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties for originating and acquiring investments may reduce our profitability and the return on your investment.

        We have significant competition with respect to our origination and acquisition of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our due diligence may not reveal all material issues relating to our origination or acquisition of a particular investment.

        Before making an investment, we assess the strength and skills of the management of the borrower or the operator of the property and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entity. Even if we conduct extensive due diligence on a particular investment, we cannot assure you that this diligence will uncover all material issues relating to such investment, or that factors outside of our control will not later arise. If our due diligence fails to identify issues specific to investment, we may be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our shares of common stock.

We depend on borrowers for a substantial portion of our revenue, and, accordingly, our revenue and our ability to make distributions to you is dependent upon the success and economic viability of such borrowers.

        The success of our origination or acquisition of CRE debt investments and our acquisition of CRE securities significantly depends on the financial stability of the borrowers underlying such investments. The inability of a single major borrower or a number of smaller borrowers to meet their payment obligations could result in reduced revenue or losses.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

        Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, earnings and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of CRE properties. Declining real estate values will likely reduce our level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of a default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

With respect to commercial properties, options and other purchase rights may affect value or hinder recovery in the event of a foreclosure.

        A borrower under certain of our CRE loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede our ability to sell the related property at foreclosure or may adversely affect the value or marketability of the property.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

        Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We value our potential investments based on yields and risks, taking into account estimated future losses on the CRE loans and the property included in the securitization's pools or select CRE equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The leases on the properties underlying our investments may not be renewed on favorable terms.

        The properties underlying our investments could be negatively impacted by deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce a tenant's ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely effected.

Both our borrowers' and tenants' forms of entities may cause special risks or hinder our recovery.

        Most of the borrowers for our CRE loan investments and our tenants in the real estate that we own will most likely be legal entities rather than individuals. As a result, our risk of loss may be greater than originators of loans made to or leases with individuals. Unlike individuals involved in bankruptcies, these legal entities generally do not have personal assets and creditworthiness at stake. As a result, the bankruptcy of one of our borrowers or tenants, or a general partner or managing member of that borrower or tenant, may impair our ability to enforce our rights and remedies under the related mortgage or the terms of the lease agreement, respectively.

We are exposed to environmental liabilities with respect to properties to which we take title.

        In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially adversely affected.

Real estate debt restructurings may reduce our net interest income.

        Although our CRE debt investments are relatively new and the CRE market has exhibited signs of recovery, we may need to restructure our CRE debt investments if the borrowers are unable to meet their obligations to us and we believe restructuring is the best way to maximize value. In order to preserve long-term value, we may determine to lower the interest rate on our CRE debt investments in connection with a restructuring, which will have an adverse impact on our net interest income. We may also determine to extend the time to maturity and make other concessions with the goal of increasing overall value but there is no assurance that the results of our restructurings will be favorable to us. We may lose some or all of our investment even if we restructure in an effort to increase value.

We may be unable to restructure loans in a manner that we believe maximizes value, particularly if we are one of multiple creditors in large capital structures.

        In the current environment, in order to maximize value we may be more likely to extend and work out a loan, rather than pursue foreclosure. However, in situations where there are multiple creditors in large capital structures, it can be particularly difficult to assess the most likely course of action that a lender group or the borrower may take and it may also be difficult to achieve consensus among the lender group as to major decisions. Consequently, there could be a wide range of potential principal recovery outcomes, the timing of which can be unpredictable, based on the strategy pursued by a lender group and/or by a borrower. These multiple creditor situations tend to be associated with larger loans. If we are one of a group of lenders, we may be a lender on a subordinated basis, and may not independently control the decision making. Consequently, we may be unable to restructure a loan in a manner that we believe would maximize value.

Provision for loan losses are difficult to estimate in a challenging economic environment.

        Our provision for loan losses is evaluated on a quarterly basis. Our determination of provision for loan losses requires us to make certain estimates and judgments, which have been, and may continue to be, difficult to determine given the challenges arising from the U.S. economic conditions and recent disruptions in the global markets. While CRE fundamentals have begun to improve, our estimates and judgments are based on a number of factors, including projected cash flows from the collateral securing our CRE debt, structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, potential for refinancing and expected market discount rates for varying property types, all of which remain uncertain. Our estimates and judgments may not be correct and, therefore, our results of operations and financial condition could be severely impacted.

We may not be able to realize the benefits of any guarantees we may receive which could harm our ability to preserve our capital upon a default.

        We sometimes obtain personal or corporate guarantees, which are not secured, from borrowers or their affiliates. These guarantees are often triggered only upon the occurrence of certain trigger, or "bad boy" events. In cases where guarantees are not fully or partially secured, we typically rely on financial covenants from borrowers and guarantors which are designed to require the borrower or guarantor to maintain certain levels of creditworthiness. As a result of the recent economic recession and persisting market conditions, many borrowers and guarantors face financial difficulties and may be unable to comply with their financial covenants. If the economy does not strengthen, our borrowers could experience additional financial stress. Where we do not have recourse to specific collateral pledged to satisfy such guarantees or recourse loans, we will only have recourse as an unsecured creditor to the general assets of the borrower or guarantor, some or all of which may be pledged to satisfy other lenders. There can be no assurance that a borrower or guarantor will comply with its financial covenants or that sufficient assets will be available to pay amounts owed to us under our CRE debt and related guarantees.

We may be subject to risks associated with future advance obligations, such as declining real estate values and operating performance.

        Our CRE debt portfolio may include loans that require us to advance future funds. Future funding obligations subject us to significant risks that the property may have declined in value, projects to be completed with the additional funds may have cost overruns and the borrower may be unable to generate enough cash flow, or sell or refinance the property, in order to repay our CRE loan due. We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance additional funding would be the best course of action.

While we expect to align the maturities of our liabilities with the maturities on our assets, we may not be successful in that regard which could harm our operating results and financial condition.

        Our general financing strategy will include the use of "match-funded" structures. This means that we will seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate assets are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a match-funded structure with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded structures, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.

We plan on utilizing short-term borrowings to finance our investments, which may expose us to increased risks associated with decreases in the fair value of the underlying collateral and could cause an adverse impact on our results of operations.

        Short-term borrowing through repurchase agreements, credit facilities and other borrowings may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, floating-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to our repurchase credit facilities decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, such borrowings may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. Our new credit facility provides for an unrestricted cash covenant of at least $5 million. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet the collateral obligations in our short-term financing arrangements, our financial condition could deteriorate rapidly.

If our risk management systems are ineffective, we may be exposed to material unanticipated losses.

        We continue to refine our risk management techniques, strategies and assessment methods. However, our risk management techniques and strategies may not fully mitigate the risk exposure of our operations in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in our operations or to seek adequate risk-adjusted returns.

The use of estimates and valuations may be different from actual results, which could have a material adverse effect on our consolidated financial statements.

        We make various estimates that affect reported amounts and disclosures. Broadly, those estimates are used in measuring the fair value of certain financial instruments, establishing provision for loan losses and potential litigation liability. Although the credit and equity markets have seen some signs of improvement, continued market volatility makes it extremely difficult to value certain of our assets. Subsequent valuations, in light of factors then prevailing, may result in significant changes in the values of these financial instruments in future periods. In addition, at the time of any sales and settlements of these assets, the price we ultimately realize will depend on the demand and liquidity in the market at that time and may be materially lower than our estimate of their current fair value. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could have a material adverse effect on our consolidated financial statements.

Our distribution policy is subject to change.

        Our board of directors expects to determine an appropriate common stock distribution based upon numerous factors, including our targeted distribution rate, REIT qualification requirements, the amount of cash flows provided by operating activities, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, general economic conditions and economic conditions that more specifically impact our business or prospects. Future distribution levels are subject to adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock dividend.

We may not be effective managing our CRE debt investments.

        Managing these CRE debt investments requires significant resources, adherence to internal policies and attention to detail. Managing these CRE debt investments may also require significant judgment and we may make decisions that result in losses. If we are unable to successfully originate debt investments on favorable terms, or at all, and if we are ineffective in managing those investments, our business, financial condition and results of operations could be materially adversely affected.

We may invest in properties in the healthcare industry, which is heavily regulated and could expose us to increased risk of loss.

        Certain of our CRE debt investments may consist of loans to borrowers engaged in various aspects of the healthcare industry. The healthcare industry is heavily regulated by federal, state and local governmental bodies. Healthcare facility operators generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our borrowers that operate healthcare facilities to satisfy their obligations to us and our ability to make distributions to you.

If we enter into joint ventures, our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.

        We may enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

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  that our co-venturer or partner in an investment could become insolvent or bankrupt;

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  that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

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  that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

        Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner. In addition, disagreements or disputes between us and our co-venturer or partner could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.

Our platform may not be as scalable as we anticipate and we could face difficulties growing our business without significant new investment in our infrastructure.

        While we believe our platform for operating our lines of business is highly scalable and can support significant growth without substantial new investment in infrastructure, we may be wrong in that assessment. It is possible that if our business grows substantially, we or our advisor will need to make significant new investment in infrastructure to support that growth. We may be unable to make significant investments in infrastructure on a timely basis or at reasonable costs and failure in this regard could disrupt our business and operations.

Risks Related to Our Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to you.

        Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of common stock or more than 9.8% in value or number, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our shares of common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to you.

        Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Additionally, our board of directors may amend our charter to increase the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with yours.

        Limited partners in our operating partnership have the right to vote on certain amendments to the partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner you do not believe is in your best interest.

        In addition, the special unit holder in our operating partnership may be entitled to: (i) certain cash distributions, as described in "Management Compensation—Special Units—NorthStar OP Holdings, LLC" upon the disposition of certain of our operating partnership's assets; or (ii) a one-time payment in the form of cash or shares in connection with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The holder of the special units will only become entitled to the compensation after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8% cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special units would reduce the overall return to stockholders to the extent such return exceeds 8%.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. If we become an unregistered investment company, we could not continue our business.

        Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

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  limitations on capital structure;

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  restrictions on specified investments;

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  prohibitions on transactions with affiliates; and

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  compliance with reporting, recordkeeping, voting and other rules and regulations that would significantly increase our operating expenses.

        Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        We expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. Our company is organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct our operations so that each of us complies with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the operating partnership may own, may not have a value in excess of 40% of the value of the operating partnership's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate. We will monitor our holdings to support continuing and ongoing compliance with these tests but we may be unsuccessful and could fail to comply.

        We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of a subsidiary's portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments and therefore investments in these types of assets may be limited. The SEC may not concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See "Investment Objectives and Strategy—Investment Company Act Considerations."

        We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, our operating partnership's interest in each of these subsidiaries would constitute an "investment security" for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership's interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership's (and, therefore, our company's) total assets on an unconsolidated basis.

        In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we may still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

        To ensure that neither we nor any of our subsidiaries, including our operating partnership, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

        The SEC recently solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the SEC's staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. In addition, the SEC could take action that results in our or our subsidiary's failure to maintain an exception or exemption from the Investment Company Act.

        For more information on issues related to compliance with the Investment Company Act, see "Investment Objectives and Strategy—Investment Company Act Considerations."

Our advisor is not registered and intends not to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, which could impact the types of investments that it recommends we make and cause us not to invest in opportunities that meet our investment criteria. If our advisor is required to register, it could also hinder our operating performance and negatively impact your return on your investment.

        Our advisor is not currently required to register as an investment adviser under the Investment Advisers Act. Furthermore, we believe if our advisor manages our business consistent with the strategy adopted by our board of directors, our advisor will not be required to register under the Investment Advisers Act even as a result of changes to the Investment Advisers Act implemented by the Dodd-Frank Act, which became effective in July 2011. Given the changes being instituted by the Dodd-Frank Act, an investment adviser can be required to register with SEC as an investment adviser even if it has a single client, depending on the nature of the applicable investments. If our investments were, for example, to constitute a "securities portfolio" under the Investment Advisers Act, then our advisor could be required to register. Specifically, our advisor believes that our assets will not constitute a securities portfolio if at least a majority of our assets consist of loans we originate, real estate and cash and that our assets do not currently constitute a securities portfolio. Our advisor intends to manage our investments, consistent with our strategy, so that they do not constitute a securities portfolio in the future. In so doing, it is possible that our advisor could determine not to seek and recommend certain real estate debt and real estate securities available on the secondary market that we might otherwise consider. In such a scenario, we may not invest in opportunities that could improve our operating performance and positively impact your return on your investment. If our board of directors determines to modify our strategy in such a way as to make it likely that our advisor would be required to register under the Investment Advisers Act and our advisor were required to register, it could also negatively impact our business because our advisor would have to devote significant additional management time to such effort and would incur substantially greater costs to manage its business. This additional management time could distract our advisor from managing our business and our advisor may also seek reimbursement of such additional costs from us, which could decrease your return on your investment in us.

We are subject to substantial regulation, numerous contractual obligations and extensive internal policies and failure to comply with these matters could have a material adverse effect on our business, financial condition and results of operations.

        We are subject to substantial regulation, numerous contractual obligations and extensive internal policies. We are subject to regulation by the SEC, the Financial Industry Regulatory Authority, Inc., or FINRA, the Internal Revenue Service, or the IRS, and other federal, state and local governmental bodies and agencies. These regulations are extensive, complex and require substantial management time and attention. If we fail to comply with any of the regulations that apply to our business, we could be subjected to substantial penalties and our business and operations could be materially adversely affected. We also have numerous contractual obligations that we must adhere to on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition. We have also established internal policies designed to ensure that we manage our business in accordance with applicable law and regulation and in accordance with our contractual obligations. While we have designed policies to appropriately operate our business, these policies may not be effective in all regards and, further, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.

You have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

        Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on limited matters. Our board of directors' broad discretion in setting policies and our stockholders' inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

        Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased during any calendar year to no more than: (i) 5% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds from the sale of shares under our DRP in the prior calendar year plus such additional cash as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate our share repurchase program at any time upon ten-days' notice except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of our share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to our share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to our share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased. See "Description of Capital Stock—Share Repurchase Program."

The price of our shares in our offering was not established on an independent basis and the actual value of your investment may be substantially less than what you pay. Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares from and after 18 months after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

        We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

        We intend to have our advisor prepare an annual report of the estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated value and to include this information in our annual reports on Form 10-K. For this purpose, our advisor estimated the value of our common shares as $10.00 per share as of December 31, 2011. Until 18 months after we have completed our offering stage, our advisor has indicated that it intends to use the price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our offering partnership. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of our offering. Our charter does not restrict our ability to conduct offerings in the future.

        Although our estimated value per share of $10.00 as of December 31, 2011 represents the most recent price at which most investors are willing to purchase shares in our offering, this reported value is likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for the shares at this time; (ii) the estimated value does not reflect, and is not derived from, the fair value of our assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offering is net of selling commissions, dealer manager fees, other organization and offering costs, and acquisition and origination fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

        When determining the estimated value of our shares from and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Because our dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

        Our dealer manager is one of our affiliates. While third parties do perform due diligence on us when considering entering into selling agreements with our dealer manager, because our dealer manager is an affiliate, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of our offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.

        Our securities, like other non-traded REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.

        In March 2009, the Enforcement Division of FINRA commenced a review of broker-dealer sale and promotion activities of non-traded REITs and in connection with the review, requested information from broker-dealers with respect to sales practices. Subsequent to that review, FINRA has announced that it had filed a complaint against a broker-dealer firm, charging it with soliciting investors to purchase shares in a non-traded REIT without conducting a reasonable investigation to determine whether it was suitable for those investors, and with providing misleading information on its website regarding distributions to investors.

        The above-referenced FINRA allegations have resulted in increased regulatory scrutiny from the SEC regarding non-traded REITs. Furthermore, in 2011, FINRA issued Regulatory Notice 11-44, which FINRA revised in 2012 with its issuance of Regulatory Notice 12-14. This notice contained proposals that, if implemented without modification, may significantly affect the manner in which non-traded REITs, such as our company, raise capital. The proposals contained in Regulatory Notices 11-44 and 12-14 may cause a reduction in capital raised by non-traded REITs, which may cause a negative impact on our ability to achieve our business plan and to successfully complete our offering.

        As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs, and accordingly we may face increased difficulties in raising capital in our offering. Should we be unable to raise substantial funds in our offering, the number and type of investments we may make will be curtailed, and we may be unable to achieve the desired diversification of our investments. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. It also subjects us to the risks of any one investment, and as a result our returns may be more volatile and your capital could be at increased risk. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive and distracting our management.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

        Potential investors in our offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue a total of 450,000,000 shares of capital stock, of which 400,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in our offering, our board of directors may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) require our sponsor to purchase shares pursuant to the distribution support agreement or (v) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and market value of your shares.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

        Our advisor and its affiliates perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We pay them substantial fees for these services, which results in immediate dilution to the value of your investment and reduces the amount of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in our offering and assuming a $10.00 purchase price for shares sold in our primary offering and a $9.50 purchase price for shares sold under our DRP, we estimate that we will use only 88% to 89% of our gross offering proceeds, and possibly less, for investments and the repurchase of shares of our common stock under our share repurchase program.

        We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor's familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

        Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see "Management Compensation."

Although we will not currently be afforded the protection of certain provisions of the MGCL relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for your stock in connection with a business combination.

        Under Maryland law, "business combinations" between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder and thereafter may only be approved by two supermajority votes of our stockholders. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

        Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL does not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future. If the resolution opting out of the business combination provisions is rescinded and, if the provision in our bylaws opting out of the control share provisions is rescinded, these provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see "Description of Capital Stock—Business Combinations," "Description of Capital Stock—Control Share Acquisitions" and "Description of Capital Stock—Subtitle 8."

Our charter includes an anti-takeover provision that may discourage a person from launching a mini-tender offer for our shares.

        Our charter provides that any tender offer made by a person, including any "mini-tender" offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. A "mini-tender offer" is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least 15 business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the offeror's shares, including any shares acquired in the tender offer. In addition, the noncomplying offeror shall be responsible for all of our company's expenses in connection with that offeror's noncompliance. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Federal Income Tax Risks

Our failure to continue to qualify as a REIT would subject us to corporate income tax and reduce our net income available for investment or distribution.

        We intend to continue to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis.

        Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal and applicable state and local income tax on our taxable income at corporate rates. Losing our REIT status would reduce our net income available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see "U.S. Federal Income Tax Considerations."

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

        The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may originate or acquire mezzanine loans that do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, in which case, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to continue to qualify as a REIT.

You may have current tax liability on distributions you elect to reinvest in our common stock.

        If you participate in our DRP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use cash from other sources to pay your tax liability on the value of the shares of common stock received (see "Description of Capital Stock—Distribution Reinvestment Plan").

Even if we continue to qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

        Even if we continue to qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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  In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

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  We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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  If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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  If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% "prohibited transaction" tax.

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  Any taxable REIT subsidiary, or TRS, of ours will be subject to federal corporate income tax on its income and non-arm's length transactions between us and any TRS, for example, excessive rents charged to a TRS could be subject to a 100% tax.

REIT distribution requirements could adversely affect our ability to execute our business plan.

        We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain for this purpose) in order to continue to qualify as a REIT. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid corporate income tax and the 4% excise tax. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have cash readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and may reduce your overall return.

        To continue to qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The prohibited transactions tax may limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We might be subject to the prohibited transaction tax if we were to dispose of or securitize loans in a manner that is treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us. Additionally, we may be subject to the prohibited transaction tax upon a disposition of real property. Although a safe-harbor exception to a prohibited transaction treatment is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business.

        It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through a TRS. However, to the extent that we engage in such activities through a TRS, the income associated with such activities may be subject to full corporate income tax.

        We also will not be able to use securitization structures that would create taxable mortgage pools, other than in a TRS.

Complying with REIT requirements may limit our ability to hedge effectively.

        The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges: (i) interest rate risk on liabilities incurred to carry or acquire real estate; or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable U.S. Department of Treasury regulations, or Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        To continue to qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. See "U.S. Federal Income Tax Considerations—Taxation of NorthStar Real Estate Investment Trust, Inc.—Requirements for Qualification—General."

        If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio, or refrain from making, otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to you.

Liquidation of assets may jeopardize our REIT qualification.

        To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Our acquisition of debt instruments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the debt instruments.

        We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a "market discount" for federal income tax purposes. If these debt instruments provide for "payment-in-kind," or PIK, interest, we may recognize "original issue discount" for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be "publicly-traded" for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be "publicly traded" for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the original issue discount at the time it was modified.

        In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

        In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

        In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year. As a stockholder, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us.

Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends.

        The maximum tax rate for "qualified dividends" paid by corporations to individuals is 15% through 2012. Dividends paid by REITs, however, generally continue to be taxed at the normal ordinary income rate applicable to the individual recipient (subject to a maximum rate of 35% through 2012), rather than the 15% preferential rate. The more favorable rates applicable to regular corporate dividends could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Adverse legislative or regulatory tax changes could reduce the market price of our common stock.

        At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder.

Employee Benefit Plan and IRA Risks

If you fail to meet the fiduciary and other standards under the Employment Retirement Income Security Act, or ERISA, or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

        Special considerations apply to the purchase of shares by employee benefit plans subject to the fiduciary rules of Title I of the ERISA, including pension or profit sharing plans and entities that hold assets of such plans, or ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Internal Revenue Code as "Benefit Plans"). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

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  your investment is consistent with the your fiduciary obligations under ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

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  your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan's investment policy;

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  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable and other applicable provisions of ERISA and the Internal Revenue Code;

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  your investment will not impair the liquidity of the Benefit Plan;

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  your investment will not produce unrelated business taxable income for the Benefit Plan;

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  you will be able to value the assets of the Benefit Plan annually in accordance with the applicable provisions of ERISA and the Internal Revenue Code; and

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  your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

        Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the Benefit Plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in our shares may lose its tax-exempt status.

        Governmental plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should satisfy themselves that an investment in our shares satisfies both applicable law and is permitted by the governing plan documents.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains certain "forward-looking statements." Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. Such statements include, but are not limited to, those relating to our ability to successfully complete our offering, our ability to pay distributions to you, our reliance on our advisor and our sponsor, the operating performance of our investments, our financing needs and the effects of our current strategies. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward looking statements. These factors include, but are not limited to:

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  adverse economic conditions and the impact on the commercial real estate finance industry;

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  our ability to successfully raise capital in our continuous public offering;

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  our ability to deploy capital quickly and successfully;

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  access to debt capital;

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  our liquidity;

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  our ability to make distributions to you;

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  the effect of paying distributions to you from sources other than cash flow from operations;

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  our dependence on the resources and personnel of our advisor and sponsor;

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  the lack of a public trading market for our shares;

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  the limited operating history of us and our dealer manager;

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  the effect of economic conditions on the valuations of our investments;

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  the impact of economic conditions on the borrowers of the commercial real estate debt we originate and the commercial mortgage loans underlying the commercial mortgage-backed securities in which we invest;

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  any failure in our advisor's due diligence to identify all relevant facts in our underwriting process or otherwise;

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  tenant or borrower defaults or bankruptcy;

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  illiquidity of properties in our portfolio;

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  environmental compliance costs and liabilities;

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  effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

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  regulatory requirements with respect to our business and the related cost of compliance;

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  competition for investment opportunities;

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  the impact of any conflicts arising among us, our advisor and our sponsor;

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  changes in laws or regulations governing various aspects of our business and public non-listed REITs generally;

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  the loss of our exemption from the definition of "investment company" under the Investment Company Act;

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  the effectiveness of our risk management systems;

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  failure to maintain effective internal controls;

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  compliance with the rules governing REITs; and

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  the factors described in this prospectus under the heading "Risk Factors."

        The foregoing list of factors is not exhaustive. All forward-looking statements included in this prospectus are based upon information available to us on the date hereof and we are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

        Factors that could have a material adverse effect on our operations and future prospects are set forth in "Risk Factors" in this prospectus beginning on page 18. The factors set forth in the Risk Factors section and described elsewhere in this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

 ESTIMATED USE OF PROCEEDS

        The table below sets forth our estimated use of proceeds from our offering, assuming we sell: (i) $1,000,000,000 in shares of our common stock, the maximum offering amount, in our primary offering and no shares pursuant to our DRP; and (ii) $1,000,000,000 in shares, the maximum offering amount, in our primary offering and $100,000,000 in shares pursuant to our DRP. Shares of our common stock are offered in our primary offering at $10.00 per share. Discounts are also available for other categories of investors. We are also offering up to $100,000,000 shares pursuant to our DRP at $9.50 per share.

        Many of the amounts set forth below represent management's best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in our offering, we estimate that between approximately 87.2% (assuming no shares available under our DRP are sold) and approximately 88.2% (assuming all shares available under our DRP are sold) of our gross offering proceeds will be available for investment after the payment of offering costs, including selling commissions and the dealer manager fee. Upon investment in our targeted assets, we will use a portion of the remainder of our offering proceeds to pay an acquisition fee to our advisor for its services in connection with the selection and origination or acquisition of our real estate investments. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets, our advisor's agreement to defer or reduce fees, shares of our common stock and offering proceeds. We have not established a limit on the use of proceeds to fund distributions. We expect to use substantially all of the net proceeds from the sale of shares under our DRP to repurchase shares under our share repurchase program.

	Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Expenses:
Selling Commissions	70,000,000	7.0	70,000,000	6.4
Dealer Manager Fee	30,000,000	3.0	30,000,000	2.7
Organization and Offering Expenses(1)	15,000,000	1.5	15,000,000	1.4

Net Proceeds(2)	$885,000,000	88.5%	$985,000,000	89.5%

Less:
Acquisition Fee(3)(4)	8,850,000	0.9	9,850,000	0.9
Acquisition Expenses(3)(4)	4,425,000	0.4	4,925,000	0.4
Initial Working Capital Reserve(3)	—	—	—	—

Estimated Amount Available for Investments(4)	$871,725,000	87.2%	$970,225,000	88.2%

(1)
Amount reflected is an estimate. Includes all expenses (other than selling commissions and the dealer manager fee) paid by us in connection with the formation of our company and the qualification and registration of our offering and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees for services provided to us in connection with our offering. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our primary offering. See "Plan of Distribution."

(2)
We pay our advisor or one of its affiliates an acquisition fee equal to 1% of the principal amount funded by us to originate or the amount invested to acquire investments in CRE debt, including acquisition costs and any financing attributable to the investment. We may also incur customary acquisition expenses in connection with the origination or acquisition (or attempted origination or acquisition) of an asset. See note 3 below.

No acquisition fee is paid to our advisor in connection with the purchase of CRE securities; however, an acquisition fee may be paid to an affiliate of the advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

This table excludes financing proceeds. When we utilize borrowings to finance our investments the amount available for investment and the amount of investment fees will be proportionately greater. If we raise the maximum offering amount and our financing is equal to 50% of the cost of our investments, then acquisition fees would be approximately $17,700,000. The amount of the acquisition fees payable to our advisor will increase if we sell our assets and reinvest the proceeds.

(3)
We may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan or making capital improvements on a real property obtained through foreclosure or otherwise. At the time we make an investment, we establish estimates of the capital needs of such investments through the anticipated holding period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated holding period of the investment. However, to the extent that we have insufficient cash for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments. For purposes of the table above, we have assumed acquisition expenses will constitute 0.5% of net proceeds.

(4)
Until required in connection with investment in a portfolio of debt, security and select equity investments, substantially all of the net proceeds of our offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for directing the management of our business and affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors' direction, oversight and approval.

        Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three nor more than 15. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates. We currently have four directors, three of whom are independent. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or our sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor, or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor and any of their affiliates exceeds five percent of: (i) the director's annual gross revenue derived from all sources during either of the last two years; or (ii) the director's net worth on a fair market value basis. The North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, require our charter to define an indirect relationship to include circumstances in which the director's spouse, parents, children, siblings, mothers-or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. We refer to any director who is not independent as an "affiliated director." At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and unanimously ratified by a vote of our board of directors as required by the NASAA REIT Guidelines.

        Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

        A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

        If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among our independent directors' positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors

        The responsibilities of the members of our board of directors include:

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  approving and overseeing our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

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  approving all investments other than investments in CRE debt and securities;

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  approving and reviewing the investment guidelines that our advisor must follow when acquiring CRE debt or securities on our behalf without the approval of our board of directors;

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  approving and overseeing our financing strategies;

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  approving and monitoring the relationship among us, our operating partnership and our advisor;

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  approving joint ventures, limited partnerships and other such relationships with third parties;

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  approving a potential liquidity transaction;

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  determining our distribution policy and authorizing distributions from time-to-time; and

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  approving amounts available for repurchases of shares of our common stock.

        Members of our board of directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our board of directors meets quarterly or more frequently as necessary.

        We follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our board of directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.

Committees of our Board of Directors

        Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.

Audit Committee

        Our audit committee meets on a regular basis, at least quarterly and more frequently as necessary. Our audit committee's primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. Our audit committee is comprised of Jonathan T. Albro, Charles W. Schoenherr and Jack F. Smith, Jr., all of whom are independent directors. Mr. Smith, Jr. serves as the chairman of our audit committee and has been designated as our audit committee financial expert.

Directors, Executive Officers and Other Key Professionals

        As of the date of this prospectus, our directors, executive officers and other key professionals and their positions and offices are as follows:

Name	Age	Position
David T. Hamamoto	52	Chairman and Chief Executive Officer
Daniel R. Gilbert	42	President and Chief Investment Officer
Albert Tylis	38	Chief Operating Officer
Debra A. Hess	48	Chief Financial Officer and Treasurer
Ronald J. Lieberman	42	General Counsel and Secretary
Neil Cohen	40	Director of Operations
Jonathan T. Albro	49	Independent Director
Charles W. Schoenherr	52	Independent Director
Jack F. Smith, Jr.	60	Independent Director

        David T. Hamamoto is our Chairman and Chief Executive Officer. Mr. Hamamoto has served as Chairman of our sponsor since October 2007, its Chief Executive Officer since October 2004 and its President from October 2004 to April 2011. In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., or NorthStar Capital, the predecessor company to our sponsor, for which he served as Co-Chief Executive Officer until October 2004. From July 1983 to July 1997, Mr. Hamamoto worked for Goldman, Sachs & Co., or Goldman Sachs, where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between February 1994 and June 1997. During Mr. Hamamoto's tenure at Goldman Sachs, he initiated the firm's effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Mr. Hamamoto currently serves as Executive Chairman of the Board of Directors of Morgans Hotel Group Co., a public global hotel management and ownership company focused on the boutique sector. Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.

        We believe that Mr. Hamamoto's broad and extensive experience in the real estate investment and finance industries and his service as Chief Executive Officer for our sponsor and its predecessor for over eleven years supports his appointment to our board of directors.

        Daniel R. Gilbert has been our Chief Investment Officer since inception and our President since March 2011. Mr. Gilbert has served as Co-President of our sponsor since April 2011, Chief Investment Officer of our sponsor, since January 2009 and as an Executive Vice President of our sponsor since its initial public offering in October 2004 until April 2011. From October 2010 to March 2012, Mr. Gilbert also served as Chief Investment Officer of NorthStar Healthcare Income Trust, Inc., or NorthStar Healthcare, and its advisor and has served as Chief Executive Officer of NorthStar Healthcare since April 2011. From July 2004 until October 2004, Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital, which included responsibility for the oversight of NorthStar Funding, LLC, a joint venture with a single institutional investor organized for the purpose of making investments in real estate-related mezzanine debt. From September 1994 to June 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., or Merrill Lynch, in its Global Principal Investments and Commercial Real Estate Department where he was responsible for making principal investments in real estate opportunity funds, mortgage loans, subordinated notes, mezzanine loans, preferred equity, distressed debt and related CMBS. Prior to joining Merrill Lynch, he held accounting and legal-related positions at Prudential Securities Incorporated between October 1991 and June 1994. Mr. Gilbert holds a Bachelor of Arts from Union College in Schenectady, New York.

        Albert Tylis is our Chief Operating Officer. Mr. Tylis has served as the Co-President of our sponsor since April 2011, the Chief Operating Officer of our sponsor since January 2010 and the Secretary of our sponsor since January 2007. Mr. Tylis has also served as General Counsel of our sponsor from April 2006 to April 2011 and as one of our sponsor's Executive Vice Presidents from January 2007 to April 2011. In addition, Mr. Tylis has served as General Counsel and Secretary of NorthStar Healthcare from October 2010 until April 2011 and, in April 2011, Mr. Tylis began serving as Chairman of NorthStar Healthcare. Prior to joining our sponsor in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group and supported the firm's Real Estate Group. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School in Boston, Massachusetts.

        Debra A. Hess has been our Chief Financial Officer and Treasurer since October 2011. Ms. Hess has served as Chief Financial Officer of our sponsor since July 2011. Ms. Hess most recently served as Chief Financial Officer and Chief Compliance Officer for H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a Managing Director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman Sachs, including as Vice President in Goldman Sachs's Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University in New York, New York.

        Ronald J. Lieberman has been our General Counsel and Secretary since October 2011. Mr. Lieberman has served as General Counsel and Assistant Secretary of our sponsor since April 2011. Mr. Lieberman has also served as General Counsel and Secretary of NorthStar Healthcare since April 2011. Prior to joining our sponsor, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs, and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman was the Associate General Counsel at Entrade, Inc., during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.

        Neil Cohen has been our Director of Operations and Director of Operations of our advisor since October 2011. Mr. Cohen has also served as Director of Operations of NorthStar Healthcare since March 2012. Mr. Cohen has been employed by our sponsor since March 2010, most recently serving as Director of Finance and Strategic Initiatives. From May 2009 until February 2010, Mr. Cohen served as a consultant to our sponsor in connection with the organization and initial operation of our company and our dealer manager. From August 2008 until February 2010, Mr. Cohen served as a consultant to NorthStar Capital. From August 2006 until August 2008, Mr. Cohen was a structured finance attorney with Cadwalader Wickersham & Taft LLP. Mr. Cohen began his career after law school with PriceWaterhouseCoopers LLP, where he advised real estate companies on tax-related matters. Mr. Cohen holds a Bachelor of Science from the University of Maryland in College Park, Maryland and a Juris Doctor from Cardozo School of Law in New York, New York. Mr. Cohen is also a certified public accountant.

  Directors

        Jonathan T. Albro is one of our independent directors and a member of our audit committee. He is Chief Executive Officer and Managing Partner of Penn Square Real Estate Group, LLC, which he founded in September 2006. At Penn Square Real Estate Group, LLC, he is responsible for strategy, operations, marketing, finance and fundraising. From April 2005 to August 2006, Mr. Albro served as Executive Vice President, National Sales Manager of Cole Capital Markets, Inc., or CCM, and Senior Vice President of Cole Capital Corporation, or CCC. He was responsible for the growth and management of CCM, a distribution company focused on Cole's suite of real estate offerings in addition to serving on CCC's executive committee. From September 2001 to April 2005, Mr. Albro served as Executive Vice President and National Sales Manager of MetLife Investors, Inc., a wholly-owned subsidiary of MetLife, Inc. He was responsible for sales and distribution of MLI Retirement products through financial intermediaries. In all, Mr. Albro has over 16 years of experience in the broker-dealer industry. Mr. Albro holds a Bachelor of Science from State University of New York in Fredonia, New York.

        We believe that Mr. Albro's knowledge of and more than 16 years of experience in the broker-dealer industry supports his appointment to our board of directors.

        Charles W. Schoenherr is one of our independent directors and a member of our audit committee. Mr. Schoenherr serves as Chief Investment Officer of Broadway Partners Fund Manager, LLC, a position he has held since January 2011. Broadway Partners Fund Manager, LLC is a private real estate investment and management firm that invests in real estate across the U.S. Mr. Schoenherr is responsible for sourcing acquisition opportunities and overseeing property management. From June 2009 until January 2011, Mr. Schoenherr served as President of Scout Real Estate Capital, LLC, a full service real estate firm that focuses on acquiring, developing and operating hospitality assets, where he was responsible for managing and developing the company's properties and originating new acquisition and asset management opportunities. Mr. Schoenherr also serves on the Board of Trustees of Iona College and is on its Finance Committee. In addition, he serves on the University of Connecticut's Real Estate Council. Prior to joining Scout Real Estate Capital, LLC, Mr. Schoenherr was the managing partner of Elevation Capital, LLC, where he advised real estate clients on debt and equity restructuring and performed due diligence and valuation analysis on new acquisitions between November 2008 and June 2009. Between September 1997 and October 2008, Mr. Schoenherr served as Senior Vice President and Managing Director of Lehman Brothers' Global Real Estate Group. As Managing Director, he was responsible for originating debt, mezzanine and equity transactions on all major property types throughout the United States. During his career he has also held senior management positions with GE Capital Corporation, GE Investments, Inc. and KPMG LLP, where he also practiced as a certified public accountant. Mr. Schoenherr holds a Bachelor of Business Administration in Accounting from Iona College in New Rochelle, New York and a Master of Business Administration in Finance from the University of Connecticut in Stamford, Connecticut.

        We believe that Mr. Schoenherr's knowledge of the real estate investment and finance industries, including extensive experience originating debt, mezzanine and equity transactions, supports his appointment to our board of directors.

        Jack F. Smith, Jr. is one of our independent directors and the chairman and financial expert of our audit committee. Mr. Smith is also a member of the board of directors and chairman of the audit committee of NorthStar Healthcare . Mr. Smith was a partner with Deloitte & Touche LLP from June 1984 until August 2009. He served as the head of the firm's real estate industry practice for Atlanta, Georgia and the Southeast from June 1996 to June 2007. Mr. Smith began his career as an accountant with Deloitte & Touche LLP in 1973, where his responsibilities included audit, due diligence on acquisitions and mergers, business and accounting advice and assistance in problem resolution. During the course of his career, Mr. Smith has served clients of varying sizes in many different industries, including public and private REITs, real estate developers, merchant builders, real estate investment funds, real estate operating companies and hotels. Mr. Smith is a member of the American Diabetes Association Leadership Council of Georgia, the Tennessee Technological University College of Business Foundation, the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants. Mr. Smith holds a Bachelor of Science in Accounting from Tennessee Technological University in Cookeville, Tennessee and a Master of Business Administration from Emory University in Atlanta, Georgia.

        We believe that Mr. Smith's 25 years of experience as a partner with Deloitte & Touche LLP and his service as the head of the firm's real estate industry practice in Atlanta and the Southeast supports his appointment to our board of directors.

Compensation of Executive Officers and Directors

        We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Our executive officers will serve until their successors are appointed and qualify. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our advisor, from our sponsor. As executive officers of our advisor, these individuals will serve to manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of these investments to ensure that they are consistent with our investment objectives. The duties that these executive officers perform on our behalf, on the other hand, will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act, for filing with our periodic reports. Although we indirectly bear some of the costs of the compensation paid to our executive officers, through fees we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key professionals of our advisor, are eligible to receive awards in the future under our long-term incentive plan as a result of their status as key professionals of our advisor, although we do not currently intend to grant any such awards.

        We pay each of our independent directors an annual retainer of $65,000 (to be prorated for a partial term), plus our audit committee chairperson receives an additional $10,000 annual retainer (to be prorated for a partial term). Our independent directors may elect to receive their annual retainer in an equivalent value of shares of our common stock.

        We have approved and adopted an independent director compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under the independent director compensation plan and subject to such plan's conditions and restrictions, each of our current independent directors received an initial grant of 5,000 shares of restricted stock in connection with the commencement of our offering. Each independent director who subsequently joins our board of directors will receive 5,000 shares of restricted stock upon election or appointment to our board of directors. In addition, on the date following an independent director's re-election to our board of directors, he or she will receive 2,500 shares of restricted stock. Restricted stock will generally vest over four years following the grant date; provided, however, that restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director's service as a director due to his or her death or disability; or (ii) a change in our control.

        All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors, but spouses of directors will not receive reimbursement for their travel expenses to the extent they also travel in connection with meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

        The following table sets forth the compensation paid to our independent directors in 2011:

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Jonathan T. Albro	$65,000	$22,500	$87,500
Charles W. Schoenherr	65,000	22,500	87,500
Jack F. Smith, Jr.	75,000	22,500	97,500

Total	$205,000	$67,500	$272,500

(1)
Amounts represent annual cash retainers.

(2)
Reflects grants of restricted stock. The amounts shown in this column reflect the aggregate fair value computed as of the grant date in accordance with applicable accounting standards.

Long-Term Incentive Plan

        We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently issue awards only to our independent directors under our long-term incentive plan (which awards are granted under the sub-plan as discussed above under "—Compensation of Executive Officers and Directors").

        The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, other equity-based awards and cash-based awards to directors, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. As required by the NASAA REIT Guidelines, stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options or stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

        Our board of directors, or a committee of our board of directors, will administer the long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under "—Compensation of Executive Officers and Directors," our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

        No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no unexercised or restricted award granted under the long-term incentive plan is transferable except through the laws of descent and distribution.

        We have reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under the long-term incentive plan. As of April 16, 2012, 22,500 shares of restricted stock had been granted to our independent directors and 1,977,500 shares of our common stock remained available for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and our board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

        Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant's service due to death or disability or upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards: (i) upon the termination of a participant's service due to death or disability, the payout opportunities attainable under such awards will vest based on targeted or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on targeted performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the length of time within the performance period elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant's awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.

        The long-term incentive plan will automatically expire on February 2, 2020, the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

        Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor's affiliates. We also provide directors' and officers' liability insurance coverage to our officers and directors.

        The MGCL permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or

(ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

  •
  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        However, our charter provides that we may only indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us if all of the following conditions are met:

  •
  our board of directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

  •
  our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

  •
  in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

  •
  in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

  •
  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

        We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in our advisory agreement.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

        The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

        We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

  •
  the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

  •
  the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

  •
  the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction approves such advancement; and

  •
  the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

        Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

        We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers' and directors' under directors' and officers' liability insurance.

Our Advisor

        We rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.

        The services for which our advisor receives fees and reimbursements include, but are not limited to, the following:

  Offering Services

  •
  the development of our offering, including the determination of its specific terms;

  •
  along with our dealer manager, the approval of the participating broker-dealers and negotiation of the related selling agreements;

  •
  coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

  •
  preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to our offering;

  •
  along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions and other administrative support functions;

  •
  creation and implementation of various technology and electronic communications related to our offering; and

  •
  all other services related to our offering, other than services that: (i) are to be performed by our dealer manager; (ii) we elect to perform directly; or (iii) would require our advisor to register as a broker-dealer with the SEC, FINRA or any state.

  Acquisition Services

  •
  serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

  •
  subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

  •
  oversee the due diligence process related to prospective investments;

  •
  prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

  •
  obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

  •
  negotiate and execute approved investments and other transactions.

  Asset Management Services

  •
  investigate, select and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

  •
  monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of our investments;

  •
  monitor and evaluate the performance of our investments, provide daily management services and perform and supervise the various management and operational functions related to our investments;

  •
  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

  •
  coordinate and manage relationships between us and any joint venture partners; and

  •
  provide financial and operational planning services and investment portfolio management functions.

  Accounting and Other Administrative Services

  •
  manage and perform the various administrative functions necessary for our day-to-day operations;

  •
  from time-to-time, or at any time reasonably requested by our board of directors, make reports to our members of the board of directors on our advisor's performance of services to us under our advisory agreement;

  •
  coordinate with our independent accountants and auditors to prepare and deliver to our audit committee an annual report covering our advisor's compliance with certain aspects of our advisory agreement;

  •
  provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

  •
  provide financial and operational planning services and portfolio management functions;

  •
  maintain accounting data and any other information concerning our activities as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

  •
  maintain all appropriate books and records of our company;

  •
  oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

  •
  supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

  •
  provide our company with all necessary cash management services;

  •
  manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

  •
  consult with our officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

  •
  provide our officers and members of the board of directors with timely updates related to the overall regulatory environment affecting our business, as well as managing compliance with regulatory matters;

  •
  consult with our officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

  •
  oversee all reporting, recordkeeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

  Stockholder Services

  •
  manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

  •
  establish technology infrastructure to assist in providing stockholder support and services.

  Financing Services

  •
  identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

  •
  negotiate terms of, arrange and execute financing agreements;

  •
  manage relationships between our company and our lenders; and

  •
  monitor and oversee the service of our borrowings.

  Disposition Services

  •
  consult with our board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or liquidity transactions; and

  •
  structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

        Our advisor is managed by the following individuals:

Name	Age	Position
David T. Hamamoto	52	Chief Executive Officer
Daniel R. Gilbert	42	President and Chief Investment Officer
Albert Tylis	38	Chief Operating Officer
Debra A. Hess	48	Chief Financial Officer and Treasurer
Ronald J. Lieberman	42	General Counsel and Secretary
Neil Cohen	40	Director of Operations

        For biographical information on the management of our advisor, see "—Directors, Executive Officers and Other Key Professionals."

The Advisory Agreement

        The term of our advisory agreement was one year from the commencement of our offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. Our advisory agreement was last renewed on June 7, 2011. It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. Our advisory agreement may be terminated:

  •
  immediately by us for "cause," or upon the bankruptcy of our advisor;

  •
  without cause or penalty by us upon 60-days' written notice; or

  •
  with "good reason" by our advisor upon 60-days' written notice.

        "Good reason" is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership. "Cause" is defined in our advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.

        In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

        Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See "Management Compensation" for a detailed discussion of the compensation payable to our advisor under our advisory agreement and the payments that NorthStar OP Holdings may be entitled to receive with respect to the special units.

        Pursuant to our advisory agreement, we have agreed to a payment structure for the consideration, if any, payable to our advisor (or an affiliate thereof) should we decide to internalize our management functions. We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition, or asset purchase, which we refer to as an internalization transaction, for consideration that would be negotiated and approved by our board of directors at that time, including a majority of our independent directors. However, we may not pay consideration to acquire our advisor unless all of the consideration is payable in shares of our common stock and held in escrow by a third-party and not released to our advisor (or an affiliate thereof) until the conditions described below are met. In addition, once released by the escrow agent, the shares our advisor receives as consideration for an internalization transaction may not be traded for a period of 180 days commencing on the date they are released by the escrow agent.

        The escrow agent may not release the shares to our advisor (or an affiliate thereof) until the earlier of:

  •
  the average closing price of the shares of our common stock over a five-day trading period on a national securities exchange equals a price that, when combined with prior distributions paid on the shares of common stock issued prior to listing on a national securities exchange and outstanding at the time of the internalization transaction, or the subject shares, equals the amount necessary for the holders of the subject shares to be deemed to have received in the aggregate the original issue price of the subject shares plus an 8% cumulative, non-compounded, annual return on the issue price of the subject shares, assuming for purposes of this calculation that the holders of the subject shares have received the trading price; or

  •
  the consideration paid (or net sale proceeds distributed) to holders of the subject shares in an acquisition (whether by means of a merger, stock acquisition, asset purchase, or similar transaction) or from our dissolution, when combined with prior distributions paid on the subject shares, equals the amount necessary for the holders of the subject shares to have received in the aggregate the original issue price of the subject shares plus an 8% cumulative, non-compounded, annual return on the issue price of the subject shares.

        In the event that we pay distributions to holders of our common stock from the net proceeds of the sale of assets prior to an internalization transaction, the calculations for the thresholds above will be adjusted so that such special distributions are not deemed "prior distributions paid on the subject shares," and the "original issue price of the subject shares" shall be reduced by the amount of any such distributions.

        The date that one of the above thresholds is met is the "initial escrow release date." In the event a recapitalization, merger or similar transaction causes some of the subject shares to be exchanged or converted into securities that are not listed on a national securities exchange as of the initial escrow release date, then the shares to be released from escrow shall be reduced to reflect the percentage of subject shares (and their equivalents) that are then listed, with the remaining shares in escrow to be subsequently released in proportion to and as the remaining subject shares (and their equivalents) become listed.

        Shares held in escrow pursuant to the foregoing shall be entitled to distributions like all other shares of our common stock. To the extent we are offering a DRP during the escrow period, the distributions shall be reinvested in shares of our common stock pursuant to our DRP. If we are not offering a DRP at any time when a distribution is made during the escrow period, the distribution shall be payable in cash. The distributions, whether reinvested in shares of our common stock or paid in cash, shall also be placed in escrow and not released until the above thresholds are reached. If the conditions to break escrow are not met within ten years of the internalization transaction, all shares in the escrow account shall become authorized but unissued shares and all cash in the escrow account shall belong to us. Shares of common stock held in escrow shall be voted on any matter in which common stockholders are entitled to vote in the same proportion as all other shares of common stock that vote on the matter.

License to Use the Name "NorthStar"

        Pursuant to our advisory agreement, our sponsor granted us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name "NorthStar" and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of our advisory agreement. If we cease to retain our advisor or one of its affiliates to perform advisory services for us, we will, promptly after receipt of written request from our sponsor, cease to conduct business under or use the name "NorthStar" and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property or any derivative thereof. We would also be required to change our name and the names of any of our subsidiaries to a name that does not contain the name "NorthStar" or any other word or words that might, in the reasonable discretion of our sponsor, be susceptible of indication of some form of relationship between us and our manager or any its affiliates.

Holdings of Shares of Common Stock, Common Units and Special Units

        As of April 16, 2012, a subsidiary of our sponsor had invested the following in our common stock:

Share Purchase	Shares	Price Per Share	Total
Initial Capitalization(1)	24,039	$8.32	$200,004
Conversion of NSIO REIT shares	113,828	8.79	1,000,000
Distribution Support(2)	370,258	9.00	3,332,322

Total/Weighted Average	508,125	$8.92	$4,532,326

(1)
Our sponsor or its affiliates must maintain their initial capitalization investment of 24,039 shares for as long as NorthStar Realty Finance Corp. is our sponsor.

(2)
Our sponsor has agreed to purchase up to an aggregate of $10,000,000 of shares of our common stock at $9.00 per share until July 19, 2013 in order to provide additional cash to allow us to pay distributions to stockholders at a rate of at least 8% per annum on stockholders' invested capital, subject to certain terms and conditions. See "Description of Capital Stock—Distributions."

        Our sponsor and the subsidiary of our sponsor which currently owns shares of our common stock has agreed to abstain from voting its shares, including any additional shares it acquires or controls through any of its affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our sponsor or any of its affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which our sponsor or any of its affiliates may not vote, any shares owned by them will not be included.

        Our advisor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. NorthStar OP Holdings, an affiliate of our advisor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

        Our dealer manager and an affiliate of our advisor, provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We pay our dealer manager a selling commission of up to 7% of the gross proceeds from the sale of shares of our common stock sold in our primary offering, all of which will be reallowed to third-party broker-dealers participating in our offering and a dealer manager fee of up to 3% of the gross proceeds from the sale of shares of our common stock sold in our primary offering, a portion of which may be reallowed to any third-party broker-dealer participating in our offering based upon factors such as the number of shares sold by such broker-dealer and the assistance of such broker-dealer in marketing our offering.

MANAGEMENT COMPENSATION

        The following table summarizes all of the compensation and fees that we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services to us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under "Plan of Distribution." This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any category of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our DRP.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
	Organization and Offering Stage
Selling Commissions—Dealer Manager(2)	Up to 7% of gross offering proceeds, except no selling commissions are payable on shares sold under our DRP. Our dealer manager will reallow selling commissions to participating broker-dealers.	$70,000,000
Dealer Manager Fee—Dealer Manager(2)	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under our DRP. Our dealer manager may reallow a portion of the dealer manager fee to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our offering.	$30,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Other Organization and Offering Expenses—Advisor(3)(4)

As of December 31, 2011, our advisor had incurred $4.3 million of organization and offering costs on our behalf and we have reimbursed our advisor for $2.5 million of these costs. We will reimburse our advisor for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross proceeds from our primary offering as of the date of the reimbursement. These organization and offering costs include all costs (other than selling commissions and the dealer manager fee) to be paid by us in connection with our formation and the qualification and registration of our offering and the marketing and distribution of shares, including, without limitation, costs for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, costs and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees for services provided to us in connection with this offering. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our primary offering.

$15,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Acquisition Fee—Advisor or its Affiliate(4)(5)

1% of the principal amount funded by us to originate CRE debt or the amount invested in the case of other real estate investments including acquisition expenses and any financing attributable to such investment.

No financing: $8,850,000 No financing and DRP: $9,850,000 Leverage of 50% of cost of investments: $17,700,000 Leverage of 75% of cost of investments: $35,400,000
Reimbursement of Acquisition Expenses—Advisor(5)	We reimburse our advisor for actual costs incurred in connection with the selection, origination or acquisition of an investment, whether or not originated or acquired.	No financing: $4,425,000 No financing and DRP: $4,925,000 Leverage of 50% of cost of investments: $8,900,000 Leverage of 75% of cost of investments: $17,700,000
Operational Stage
Asset Management Fee—Advisor(4)(6)

A monthly asset management fee equal to one-twelfth of 1.25% of the sum of the principal amount of loans originated and the cost of all other investments, less any principal received on our debt and security investments (or our proportionate share thereof in the case of debt investments made through joint ventures).

Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.
Other Operating Expenses—Advisor(6)

We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor's overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We do not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.

Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Disposition Fees—Advisor or its Affiliate(4)(7)(8)

For substantial assistance in connection with the sale of investments, as determined by our independent directors, 1% of the contract sales price of each CRE debt, CRE security or select CRE equity investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction. We do not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of CRE debt unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.

Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Special Units—NorthStar OP Holdings, LLC(8)

NorthStar OP Holdings was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 8% cumulative, non-compounded annual pre-tax return on such invested capital. In addition, NorthStar OP Holdings will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar OP Holdings would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; or (ii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.

Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

(1)
The estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 in shares to the public in our primary offering.

(2)
All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See "Plan of Distribution."

(3)
After the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our primary offering.

(4)
Our advisor in its sole discretion may defer any fee payable to it under our advisory agreement. All or any portion of such fees not taken may be deferred without interest and paid when our advisor determines. Our independent directors will determine, from time-to-time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of our board of directors.

(5)
Because the acquisition fee we pay our advisor is a percentage of the principal amount of debt originated or the cost of investments acquired, this fee will be greater to the extent we fund originations and acquisitions through: (i) the incurrence of borrowings (which we expect will generally not exceed 50% of the greater of the cost or fair value of our investments if we sell the maximum number of shares offered by this prospectus); (ii) retained cash flow from operations; (iii) issuances of equity in exchange for assets; and (iv) proceeds from the sale of shares under our DRP.

In addition to the acquisition fee, we reimburse our advisor for amounts it pays in connection with the selection, origination or acquisition of an investment, whether or not we ultimately originate or acquire the investment. Our charter limits our ability to make investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced. This limit may only be exceeded if our board of directors (including a majority of our independent directors) approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

No acquisition fee is paid to our advisor in connection with the purchase of CRE securities; however, an acquisition fee may be paid to an affiliate of the advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

(6)
Our advisor must reimburse us at least annually the amount by which our aggregate total operating expenses for any period of four consecutive fiscal quarters exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors authorized such reimbursement based on a determination that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess occurred. "Average invested assets" means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other non-cash reserves. "Total operating expenses" means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the costs of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such costs and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization, loan loss reserves and equity-based compensation; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)
In addition to the disposition fee paid to our advisor for substantial assistance in connection with the sale of an investment, we may also pay disposition fees to unaffiliated third parties. No disposition fee will be paid for securities traded on a national securities exchange. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on "total operating expenses" described in note 6 above.

In addition, we will not pay a disposition fee to our advisor in connection with the sale of CRE securities; however, a disposition fee may be paid to an affiliate of our advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer.

Our charter limits the maximum amount of the disposition fees payable to our advisor and its affiliates to 3% of the contract sales price. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of assets, equals the lesser of a competitive real estate commission or 6% of the sales price of the assets.

(8)
To the extent the distributions to the special unit holder are not paid from net sales proceeds, such amounts will count against the limit on "total operating expenses" described above in note 6. Upon the termination of our advisory agreement for "cause," we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in "Management Compensation," NorthStar OP Holdings shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

 STOCK OWNERSHIP

        The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
David T. Hamamoto	—	—
Daniel R. Gilbert	—	—
Albert Tylis	—	—
Debra A. Hess	—	—
Ronald J. Lieberman	—	—
Jonathan T. Albro(2)	2,656	*
Charles W. Schoenherr(2)	2,656	*
Jack F. Smith, Jr.(2)	2,656	*

All directors and executive officers as a group	7,968	*

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of securities if that person has a right to acquire beneficial ownership of the securities within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

Each person has an address in care of our principal executive offices at 399 Park Avenue, 18th Floor, New York, New York 10022.

(2)
As of March 31, 2012, each of our independent directors held 2,656 vested shares and 4,844 unvested shares of restricted stock. The restricted stock generally vests over four years; provided, however that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director's service as a director due to his or her death or disability; or (ii) a change in control of our company.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates' Interests in Other NorthStar Entities

  General

        Our sponsor has sponsored two other investment programs, as discussed in "Prior Performance Summary—Our Sponsor's Prior Investment Programs." Neither of these programs is currently offering shares. However, NorthStar Healthcare has filed a registration statement on Form S-11 with the SEC for an initial public offering of up to $1,000,000,000 in shares of common stock to the public at $10.00 per share and $100,000,000 in shares of common stock pursuant to its DRP at $9.50 per share. As a result, we expect that NorthStar Healthcare will be engaged in its public offering for some period of time during which our offering is also ongoing.

        Our executive officers, two of our directors and some of the other key professionals of our sponsor who perform services for us on behalf of our advisor are also officers, directors, managers and key professionals of our sponsor, our dealer manager and other affiliates of our sponsor, including NorthStar Healthcare. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other debt-related programs and acquire for their own account debt-related investments that may be suitable for us. Our directors and the other key professionals of our sponsor are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain personnel performing services for our advisor and our dealer manager.

  Merger with NSIO REIT

        The terms of the merger of NSIO REIT with and into us, including the timing, terms and conditions and the amount of consideration to be paid, were determined by NSIO REITs and our management teams generally without arm's length negotiations. In addition, the valuation methodologies used were determined without the benefit of a disinterested, third-party financial advisor. Several of our executive officers, including Mr. Hamamoto, our Chairman and Chief Executive Officer; Mr. Gilbert, our President and Chief Investment Officer; Mr. Richardson, our former President, Chief Financial Officer and Treasurer; and Mr. Tylis, our Chief Operating Officer and Secretary, also served in the same or similar positions with NSIO REIT. As a result, the terms of the merger and the merger agreement, including the valuation upon which the conversion terms were based, were determined without the benefit of arm's length negotiations of the type normally conducted between unrelated parties. The terms of the merger agreement might have differed had they been subject to independent third-party negotiations.

  Allocation of Our Affiliates' Time

        We rely on our sponsor's executive officers and employees who act on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Tylis, Lieberman and Ms. Hess, for the day-to-day operation of our business. Messrs. Hamamoto, Gilbert, Tylis, Lieberman and Ms. Hess are also executive officers of our sponsor or other affiliates of our sponsor. As a result of their interests in other affiliates of our sponsor, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hamamoto, Gilbert, Tylis, Lieberman and Ms. Hess face conflicts of interest in allocating their time among us, our advisor and other affiliates of our sponsor and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient professionals to fully discharge their responsibilities to the affiliates of our sponsor for which they work.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

        Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm's length. These fees could influence our advisor's advice to us as well as the judgment of management personnel of our sponsor who perform services on behalf of our advisor, some of whom also serve as executive officers, directors and other key professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

  •
  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and the dealer manager agreement;

  •
  public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

  •
  originations of loans and acquisitions of investments at higher purchase prices, which entitle our advisor to higher acquisition fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other NorthStar entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

  •
  sales of investments, which entitle our advisor to disposition fees;

  •
  borrowings up to or in excess of our stated borrowing policy to originate and acquire investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

  •
  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar OP Holdings to receive a one-time payment in connection with the redemption of its special units;

  •
  whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and other key professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

  •
  whether and when we seek to sell our company or its assets, which would entitle NorthStar OP Holdings to a subordinated distribution.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor's Affiliates

        Our executive officers, directors and other key professionals of our sponsor performing services on behalf of our advisor may also be officers, directors, managers and other key professionals of:

  •
  NorthStar Realty Finance Corp., our sponsor;

  •
  NS Real Estate Income Trust Advisor, our advisor;

  •
  NorthStar Realty Securities, LLC, our dealer manager; and

  •
  Other NorthStar affiliates (see the "Prior Performance Summary" section of this prospectus).

        As a result, they may owe duties to these entities, their stockholders, members and limited partners. These duties may from time-to-time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

        Since our dealer manager is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with our offering of securities. See "Plan of Distribution."

Certain Conflict Resolution Measures

  Other Charter Provisions Relating to Conflicts of Interest

        Our charter contains many other restrictions relating to conflicts of interest including the following:

        Advisor Compensation.    Our independent directors must determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs. In addition, our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation is based on the following factors as well as any other factors they deem relevant:

  •
  the amount of the fees and any other compensation, including equity-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

  •
  the success of our advisor in generating appropriate investment opportunities;

  •
  the rates charged to other companies, including other REITs, by advisors performing similar services;

  •
  additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

  •
  the quality and extent of service and advice furnished by our advisor and its affiliates;

  •
  the performance of our investment portfolio; and

  •
  the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

        The findings of our board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.

        Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property, as determined by a majority of our independent directors and the commission does not exceed up to 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell or lease assets to our sponsor, advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold or leased an asset to our sponsor, advisor, any of our directors or any of their affiliates, our charter would require that our board of directors conclude, by a majority vote, including a majority of our independent directors not otherwise interested in the transaction, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

        Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 8% of the original issue price of the common stock per year cumulative. Under our operating partnership's partnership agreement, NorthStar OP Holdings is entitled to receive distributions equal to 15% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, only if the stockholders first receive an 8% per year cumulative, non-compounded return.

        Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of debt that we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and expenses to equal 6% of the purchase price or funds advanced, our advisory agreement limits the acquisition fee to 1% of the purchase price or funds advanced. Any increase in the acquisition fee stipulated in our advisory agreement would require the approval of a majority of the members of our board of directors.

        Term of Advisory Agreement.    Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of our independent directors may terminate our advisory agreement with NS Real Estate Income Trust Advisor without cause or penalty on 60-days' written notice. NS Real Estate Income Trust Advisor may terminate our advisory agreement with good reason on 60-days' written notice. Upon termination of our advisory agreement by our advisor, NorthStar OP Holdings, an affiliate of our advisor, will be entitled to receive a one-time payment in connection with the redemption of its special units.

        Our Acquisitions.    We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, our advisor, our director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

        Our charter provides that the consideration we pay for real property will ordinarily be based on the fair value of the property as determined by a majority of the members of our board of directors or the members of a duly authorized committee of our board of directors. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, advisor, any of our directors or any of their affiliates, the fair value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

        Mortgage Loans Involving Affiliates.    Our charter prohibits us from investing in or making loans in which the transaction is with our sponsor, our advisor, our directors or any of their affiliates, except for mortgage loans for which an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

        Other Transactions Involving Affiliates.    A majority of our board of directors, including a majority of our independent directors, must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        Limitation on Operating Expenses.    Our advisor must reimburse us at least annually the amount by which our aggregate total operating expenses for any period of four consecutive fiscal quarters exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, with 60 days after the quarter in which the excess is approved. "Average invested assets" means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other non-cash reserves. "Total operating expenses" means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization, loan loss reserves and equity-based compensation; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition expenses; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

        Issuance of Options and Warrants to Certain Affiliates.    Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

        Repurchase of Our Shares.    Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

        Loans.    We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser concerning the underlying property or loans to one of our wholly-owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

        Reports to Stockholders.    Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our board of directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

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  financial statements prepared in accordance with U.S. GAAP that are audited and reported on by independent certified public accountants;

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  the ratio of the costs of raising capital during the year to the capital raised;

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  the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

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  our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

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  a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

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  a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, one of our directors or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

        Voting of Shares Owned by Affiliates.    Before becoming a common stockholder, our advisor, our directors and their affiliates must agree not to vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

        Allocation of Investment Opportunities    We rely on our sponsor's investment professionals to identify suitable investment opportunities for our company. Our investment strategy may overlap with some of the strategies of our sponsor and NorthStar Healthcare. Our sponsor has an indefinite life and NorthStar Healthcare does not have a stated term, although it expects to consider liquidity alternatives beginning five years after it completes its offering stage. Our investment strategy is more broadly diversified than NorthStar Healthcare and we do not specifically target investments in healthcare real estate; however we have the ability to make such investments. In addition, our sponsor may sponsor or manage other investment vehicles in the future that may have investment strategies similar to our investment strategy and that will rely on our sponsor to source their investment opportunities. Therefore, many investment opportunities that are suitable for us may also be suitable for other entities of our sponsor, including our sponsor, its affiliates and the investment vehicles that it sponsors or manages, including NorthStar Healthcare.

        In recognition of the following, our sponsor's board of directors has adopted a policy that provides that when our sponsor's investment professionals direct an investment opportunity to our sponsor, its affiliate or the investment vehicles it sponsors, including NorthStar Healthcare and us, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that our sponsor's investment professionals may consider include the following:

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  investment objectives, strategy and criteria;

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  cash requirements;

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  effect of the investment on the diversification of the portfolio, including by geography, size of investment and risk of investment;

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  leverage policy and the availability of financing for the investment by each entity;

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  anticipated cash flow of the asset to be acquired;

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  income tax effects of the purchase;

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  the size of the investment;

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  the amount of cash available; and

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  the expected holding period of the investment and the remaining term of the NorthStar entity, if applicable.

        If, after consideration of the relevant factors, our sponsor determines that an investment is equally suitable for itself or another entity managed by or otherwise affiliated with our sponsor, including us, the investment will be allocated among each of these entities of our sponsor, including us, on a rotating basis. If, after an investment has been allocated, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our sponsor's investment professionals, more appropriate for our sponsor or another NorthStar affiliate to purchase the investment, they may determine to reallocate the investment to such other entity. In certain situations, our sponsor may determine to allow more than one investment vehicle, including us, to co-invest in a particular investment.

        While these are the current procedures for allocating our sponsor's investment opportunities, our sponsor may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our sponsor, thereby reducing the number of investment opportunities available to us. Further, our sponsor has only approved this policy through December 31, 2012 and may determine not to renew it. In the event that our sponsor does not renew its allocation policy or adopts a revised allocation policy that materially impacts our business, we will disclose this information in a supplement to this prospectus or in the reports we file publicly with the SEC, as appropriate. In the event that our sponsor does not renew its allocation policy, certain provisions of our advisory agreement and charter that are intended to ensure that we receive a fair allocation of investment opportunities would continue to apply. Specifically, our advisor is required to inform our board of directors at least annually of the investments that have been purchased by other NorthStar entities so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. Our advisor's success in generating investment opportunities for us and the fair allocation of opportunities among NorthStar entities are important factors in our board of directors' determination to continue or renew our arrangements with our advisor and its affiliates.

        The decision of how any potential investment should be allocated among us, our sponsor and other NorthStar entities for which such investment may be suitable may, in many cases, be a matter of subjective judgment which will be made by our sponsor's investment committee. This committee currently consists of the following individuals: Messrs. Hamamoto, Gilbert and Tylis. Certain types of investment opportunities may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment committee do not fall within the investment objectives of our sponsor or any particular NorthStar entity, including us. In these cases, the investment may be made by another NorthStar entity without us having an opportunity to make such investment.

        Our right to participate in the investment allocation process described above will terminate once we have fully invested the proceeds of our offering or if we are no longer advised by an affiliate of our sponsor. Please see "Risk Factors—Risks Related to Conflicts of Interest—Our sponsor faces conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return."

  Our Policies Relating to Conflicts of Interest

        In addition to the provisions in our charter restricting related party transactions, our board of directors has adopted the following policies prohibiting us from entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates. Pursuant to these conflicts of interest policies, we will not sell or lease any investments to, or acquire or lease any investments from, our directors, our advisor, our sponsor or any of their affiliates. We may, however, purchase an investment from our sponsor or its affiliate in the event that our sponsor or its affiliate initially acquires an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. As required by our charter, we will not purchase investments from our sponsor or its affiliate in these circumstances without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor or its affiliate. In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our directors, our sponsor, our advisor or any of their affiliates nor borrow money from our directors, our sponsor, our advisor or any of their affiliates. We will not amend these policies unless a majority of our board of directors (including a majority of our independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

 INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

        Our investment objectives are:

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  to pay attractive and consistent cash distributions; and

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  to preserve, protect and return your capital contribution.

        We also seek to realize growth in the value of our investments by optimizing the timing of the sale of our investments. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefore are required to be set forth in the applicable meeting minutes.

Investment Strategy

        Our strategy is to use substantially all of the proceeds of our offering to originate, acquire and asset manage, a variety of (i) CRE debt, including first mortgage loans, subordinate loans (or B-Notes), mezzanine loans and participations in such loans; (ii) CRE securities, such as CMBS, unsecured REIT debt and CDO notes; and (iii) select CRE equity investments. We seek to create and maintain a portfolio of investments that generate a low volatility income stream which provides attractive and consistent cash distributions. Our focus on investing in debt instruments emphasizes the payment of current returns to investors and the preservation of invested capital, with a lesser emphasis on seeking capital appreciation. We expect that our portfolio of investments will be secured primarily by U.S. based collateral and diversified by security type, property type and geographic location.

        We expect to selectively employ leverage to enhance total returns to our stockholders through a combination of seller financing available for certain loan acquisitions, secured facilities, select syndications of participations in loans and capital markets financing transactions. Generally, we expect to employ leverage to finance our portfolio that will not exceed 50% of the greater of the cost or fair market value of our investments. We seek to secure conservatively structured leverage that is generally long-term, limited or non-recourse and non mark-to-market financing to the extent obtainable on a cost effective basis. To the extent a higher level of leverage is employed it may come in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market capital market financings.

        On February 29, 2012, we, through a wholly-owned subsidiary, obtained a $100 million credit facility to finance the origination of first mortgage loans. We believe the credit facility will allow us to further execute our business strategy.

Our Competitive Strengths

        In executing on our business strategy, we believe that we benefit from our advisor's affiliation with our sponsor given our sponsor's strong track record and extensive experience and capabilities as a publicly-traded commercial real estate finance company. These competitive strengths include:

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  Experienced Management Team—Our sponsor has a highly-experienced management team of investment professionals. Our senior management team includes executives who acquired and manage our sponsor's existing portfolio of investments and who possess significant operational and management experience in the real estate industry. We believe our business benefits from the knowledge and industry contacts these seasoned executives have gained through numerous real estate and healthcare industry cycles. Please see "Management—Directors, Executive Officers and Other Key Professionals" for biographical information regarding these individuals.

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  Real Estate Lending Experience—Our sponsor has developed a reputation as a leading real estate finance company because of its strong performance record in underwriting and managing almost $12 billion in CRE debt and securities. We believe that we can leverage our sponsor's extensive real estate lending experience and the depth and thoroughness of our sponsor's underwriting process and asset management skills to structure and manage our debt investments prudently and efficiently.

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  Public Company Reporting Experience—Our sponsor's common stock has been traded on the NYSE under the symbol "NRF" since October 2004. Its management team is skilled in public company reporting, compliance with the requirements of the Sarbanes-Oxley Act, including internal control certifications, stock exchange regulations and investor relations.

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  REIT Expertise—Our sponsor has operated as a REIT since October 2004 and its management team, through our advisor, has managed the operations of our company since 2009. Its management team is skilled in compliance with the requirements under the Internal Revenue Code to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. Its management team also has experience listing a REIT on the NYSE.

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  Distribution Support Commitment—In order to provide additional cash to pay distributions to our stockholders at a rate of at least 8% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share until July 19, 2013. If the distributions we pay for any calendar quarter exceed our MFFO, for such quarter, our sponsor will purchase shares following the end of each quarter for a purchase price equal to the amount by which the distributions paid exceed our MFFO for such quarter, up to an amount equal to a 8% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. Notwithstanding our sponsor's obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 8% per annum or at all. For more information regarding our sponsor's share purchase commitment and our distribution policy, please see "Description of Capital Stock—Distributions."

Market Overview and Opportunity

        We believe that the near and intermediate-term market for investment in CRE debt, CRE securities and select CRE equity investments is one of the most compelling from a risk-return perspective that our sponsor has experienced and presents a favorable alternative to pure "equity-oriented" investment strategies. Given the prospect of a continued slow recovery for the economy, we favor a strategy weighted toward targeting debt or securities investments which maximize current income, with significant subordinate capital and downside structural protections. We believe that our investment strategy, combined with the experience and expertise of our advisor's management team, will provide opportunities to both: (i) originate loans with attractive current returns and strong structural features directly with borrowers, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our stockholders; and (ii) purchase CRE debt and securities from third parties, in some instances at discounts to their face amounts (or par value), due to a lack of market liquidity and seller deleveraging while selectively leveraging our CRE debt and securities portfolio.

        We believe that the following market conditions, which are partly by-products of the recent extended credit market dislocation, should create a favorable investment environment for us.

        Investing in our targeted investments provides the opportunity to participate in a CRE market where values have shown positive trends and are expected to remain positive while maintaining downside protection.    According to Green Street Advisors Commercial Property Price Index (for all properties), peak-to-trough values dropped by an average of 25% across all property types, but have since rebounded by 49% from their recent lows implying current valuation in CRE is consistent with late 2006 and early 2007 levels or only 8% off the peak. Given the improving macro economic conditions, as the capital markets continue to re-open and real estate transaction volume increases, real estate values are expected to continue improving over time. CRE debt provides an opportunity to participate in the growth of CRE values with downside protection in the event the CRE markets do not improve or have future declines. In addition, and as later discussed in the following paragraphs, as CRE investors and lenders return to the market as fundamentals improve and transaction volume increases, more opportunities for investing in our targeted assets will be presented.

        The scarcity of capital available in the new issue CMBS market or related securitized debt market (such as CDOs) reduces a major source of debt capital for commercial property owners.    According to The Real Estate Roundtable, a real estate industry group, the amount of CRE mortgage debt has nearly tripled over the past decade, from $1.2 trillion to $3.5 trillion. Bank lending and the issuance of CMBS accounted for 83% of that growth. According to the Federal Reserve Flow of Funds fourth quarter 2011 results, CMBS and CDO issuance combine to represent approximately 19% of the total outstanding commercial mortgage debt. For the three year period from 2005 to 2007, CMBS issuance totaled over $600 billion peaking at approximately $231 billion in 2007. However according to Commercial Mortgage Alert, CMBS issuances plummeted in 2008 falling 95% compared to 2007. There were no CMBS or CDO issuances in the second half of 2008, there was less than $3 billion issued in 2009 and slightly over $11 billion issued in 2010. Although 2011 CMBS issuance was three times the volume in 2010, totaling $33 billion, it was only 14% of the 2007 peak and we would expect issuance to be limited in the future due to the continued volatility of the capital markets. The unavailability of CMBS and CDO financing has greatly contributed to a scarcity of debt capital for real estate owners. We believe that this dynamic has caused the pricing for real estate debt to be at attractive levels, from a lender's perspective, and our portfolio will require minimal leverage to achieve our targeted risk-adjusted returns.

 U.S. CMBS Issuance

Source: Commercial Mortgage Alert, March 25, 2012

        Contraction of the banking system and the high losses experienced by commercial banks has greatly diminished their capacity to provide CRE debt capital and credit to property owners.    Commercial banks are estimated by the Federal Reserve to hold $1.3 trillion, or 42%, of all commercial mortgages. Banks originate CRE debt to hold as long-term assets and for subsequent sale and securitization. Since the later part of 2007, when credit availability and the liquidity offered by the capital markets ceased, commercial banks suffered significant losses and erosion of capital reserves due to aggressive underwriting and ineffective risk monitoring in connection with their holdings in real estate structured finance vehicles as well as direct holdings in subprime, residential and CRE debt. Commercial banks were particularly exposed to losses from residential real estate, and according to the Federal Reserve, residential real estate related losses peaked at approximately $297 billion in the fourth quarter of 2009 (which was on average 90% higher than any period since record keeping began in 1991) and remained above historic averages until the third quarter of 2010. The commercial banking industry has further been transformed since 2007 by consolidation and bankruptcies, including the seizure of approximately 429 banks by the FDIC (25 in 2008, 140 in 2009, 157 in 2010 and 92 in 2011 and 15 more through March 26, 2012). As a result of these losses to commercial banks and the contraction to the banking system, banks have greatly reduced their lending capacities (as shown in the following chart) and this has further diminished capital available to real estate investors.

CRE Lending Volume at Banks

Source:
Mortgage Bankers Association, 2001 Quarterly Index Average = 100

        The increasing number of maturing CRE loans over the next five years is much greater than the market's capacity to provide refinancing capital.    As shown in the chart below, the large volume of scheduled loan maturities over the next few years will provide significant investment opportunities for providers of capital such as our company. According to Barclays Capital, over $300 billion of CRE debt matures annually from 2012 through 2014, with approximately $1.2 trillion scheduled to mature over the following three years. Commercial Mortgage Alert indicated that industry experts are forecasting that approximately $42 billion of U.S. commercial mortgages will be securitized this year, accounting for less than 14% of expected maturities for the same period. In addition and according to the Mortgage Bankers Association, commercial banks reduced their 2011 lending volume by approximately 75% (compared to its peak in 2006). This market dynamic provides an opportunity for CRE lenders with successful track records and minimal credit losses like our sponsor. These circumstances have created a supply/demand imbalance from the holders of CRE debt seeking to decrease their origination volume, even as pending maturity levels remain high.

 Projected CRE Loan Maturities

Source:
Barclays Capital, U.S. Securitized Products: Outlook 2011, November 1, 2011

        As real estate values continue to improve (as described above), the repayment of loans through the sale of underlying assets has started to once again become a viable option, but cannot meaningfully address the capital needs. According to Real Capital Analytics (and as shown below), the volume of real estate sales transactions for properties and portfolios valued $5 million or greater declined by approximately 85% from 2007 to 2009 (when over $416 billion in transactions were completed compared to just $65 billion, respectively). Although transaction volume increased in 2011 to over $207 billion, it was still 50% less than 2007. We expect that the scarcity of debt capital available to refinance the wave of maturities discussed above, combined with the slow increase in CRE sales transaction volume, will create a market dynamic that will provide us with attractive investment opportunities.

 CRE Transaction Volume

Source:
Real Capital Analytics, March 25, 2012.

Based on independent reports of properties and portfolios $5 million and greater. Data believed to be accurate but not guaranteed.

        Insurance companies and government sponsored lending programs like Freddie Mac and Fannie Mae, or FNM and FRE, respectively, have increased market share through the downturn, but still cannot come close to fully satisfying demand for CRE debt capital.    According to the Mortgage Bankers Association, the pre-crisis peak lending year for insurance companies was in 2005 when they accounted for 19% of total CRE lending. Shortly after this peak, and unlike CMBS issuers, insurance companies began to decrease their commercial lending volume, demonstrating an early recognition of deteriorating credit fundamentals. Insurance companies, which hold approximately $313 billion (or 10%) of outstanding commercial mortgage debt, also suffered from the sharp decline in the value of their CRE debt portfolios and structured CRE debt holdings. Due to a combination of their early recognition and subsequent poor real estate asset performance, insurance companies reduced their allocations of capital to CRE as an asset class. This resulted in a contraction in 2008 and 2009 by 44% and 68%, respectively, compared to their peak in 2005. Unlike CMBS programs and commercial banks, which both were slow to re-enter the market, insurance companies increased their allocations and finished 2010 18% off their 2005 pre-crisis peak.

        Consistent with the goal of other government initiated programs to encourage investing in the lending and capital markets, FNM/FRE significantly increased market share during the recession and credit crisis in the multifamily lending markets. According to the Mortgage Bankers Association, FNM/FRE's second highest lending year was in 2007, which was followed by its highest lending year in 2008 when they accounted for 38% of total CRE lending. FNM/FRE volume did get reduced by approximately 20% in both 2009 and 2010 compared to the 2008 high as other sources of capital slowly began to return to the market (as shown in the following graph).

        Both insurance companies and FNM/FRE traditionally focus on a limited number of CRE debt investments, prohibiting many assets from qualifying for their programs. Although insurance companies and FNM/FRE combined to account for approximately 71% of commercial loan origination volume in 2011, that only constituted approximately $138 billion of commitments. This combined volume is only half of the $303 billion of loan maturities expected in 2012 (as described in the previous section above) indicating that demand remains strong for high-quality CRE lending well in excess of their capacities.

 CRE Origination Volume

Source:
Mortgage Bankers Association, 2001 Quarterly Index Average = 100

        Capital markets disruption compounded by scrutiny on ratings by credit ratings agencies offer unique investing opportunities in legacy CMBS; similarly, the restarting of the CMBS market, which is commonly referred to as CMBS 2.0 (characterized by conservative lending to best-in-class assets at reduced valuations) make new issue CMBS investing appealing.    Selling pressure on holders of CMBS portfolios, due to pressures caused by accounting mark-to-market requirements and the inability of investors to extend, renew or replace financing facilities caused by the effective shutdown of the capital markets, combined with the loss of confidence in rating agencies and their continued negative ratings on CMBS, caused pricing on legacy CMBS to move to historically low levels (as shown in the following graph) in late 2008 and early 2009. The U.S. Government intervention (the announcement of TALF in November 2008 and the first CMBS bonds accepted to TALF in July 2009) had the desired impact of attracting investment to CMBS. As market volatility decreased and participants continued to purchase legacy CMBS, banks delevered their balance sheets and were able to begin to explore the new issue CMBS market. Extremely conservative underwriting standards driven by CMBS issuers' inability to retain risk has resulted in CMBS pools consisting of historically high asset quality causing the most subordinate CMBS 2.0 classes to have similar credit statistics to the most senior legacy CMBS (with regard to credit support, debt yields, debt service coverage ratios and loan-to-values). There are attractive opportunities for proven CRE securities investors, with a disciplined credit process and market knowledge, to identify and invest in both legacy CMBS and CMBS 2.0. These investments also generate attractive returns relative to the credit risk and to similarly rated bonds backed by alternative collateral types (as additionally shown below). Legacy CMBS may also generate upside appreciation through repayments, in an amount above the price paid or through the increase of market valuations as credit spreads tighten due to improving fundamentals.

 CMBS, Corporate and Barclay's U.S. Aggregate Bond Index Yield-to-Maturity
(Relative Value of CMBS)

Source:
Barclays Capital Live, March 25, 2012

        In summary, as a result of the virtual shutdown of the real estate credit markets in 2007, the availability of CRE debt capital is at only a fraction of historical levels. We expect to capitalize on this void by providing well-structured debt capital to proven borrowers on high-quality assets at attractive yields given the investment exposure relative to property values (i.e., loan-to-value ratio). We also expect that there may be some attractive opportunities to acquire discounted loans and CMBS from sellers with a need to access liquidity. The decreased competition from those that are purely CMBS oriented, do not have strong credit track records or have liquidity constraints, will provide sustainable opportunities for our company. We believe that the expertise, experience and track record of our advisor's management team and sponsor with these types of markets and investments provides us an opportunity to generate attractive risk-adjusted returns for our stockholders.

Targeted Investments

        We plan to originate and acquire a diversified portfolio of CRE investments consisting of: (i) CRE debt, including first mortgage loans, subordinate loans, mezzanine loans and participations in such loans; (ii) CRE securities, such as CMBS, unsecured REIT debt and CDO notes; and (iii) and select CRE equity investments. We target assets that generally offer predictable current cash flow and attractive risk-adjusted returns based on the underwriting criteria established and employed by our advisor. Our ability to execute our investment strategy is enhanced through access to our sponsor's direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators. We seek to acquire a portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is secured by high-quality CRE; (iii) includes subordinate capital investments by strong sponsors that support our investments and provide downside protection; and (iv) possesses strong structural features that maximize repayment potential.

  Commercial Real Estate Debt

        We invest in CRE debt both by directly originating the loans and by purchasing them from third-party sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of CRE debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of our advisor's management team in making distressed investments greatly augments our capabilities in this area.

        Our primary focus is to originate, acquire and asset manage the following types of CRE debt.

        First Mortgage Loans.    First mortgage loans are loans that have the highest priority to claims on the properties securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender's favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.

        Subordinate Loans.    Subordinate mortgages are loans that have a lower priority to claims in foreclosure than first mortgage loans. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by inter-lender and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

        Mezzanine Loans.    Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries.

        Equity Participations or "Kickers."    In connection with our debt origination activities, we intend to pursue select equity participation opportunities, in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

        We may also invest in preferred equity, which is typically as an investment in preferred securities or membership interests of an entity that directly or indirectly owns real estate that has priority of return to the common equity holder. Preferred equity has characteristics such as control rights and economics similar to a mezzanine loan. We expect our preferred investments will include terms providing for redemption on or before a date certain similar to repayment features of mezzanine loans, although there is no assurance that will be the case.

  Commercial Real Estate Securities

        In addition to our focus on origination of and investments in CRE debt, we may also acquire CRE securities such as CMBS, unsecured REIT debt and interests in other securitized vehicles that own real estate-related debt, referred to as CDO notes. While we may acquire a variety of CRE securities, we expect that the majority of these investments would be CMBS.

        CMBS.    CMBS are commercial mortgages pooled in a trust and are principally secured by real property or interests. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS are structured with credit enhancement to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).

        The typical commercial mortgage is a five or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool's cash flow or to compensate the investors from foregone interest collections.

        Unsecured REIT Debt.    We may also choose to acquire senior unsecured debt of publicly-traded equity REITs that acquire and hold real estate. Publicly-traded REITs may own large, diversified pools of CRE properties or they may focus on a specific type of property, such as regional malls, office properties, apartment properties and industrial warehouses. Publicly-traded REITs typically employ moderate leverage. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

        CDO Notes.    CDOs are multiple class debt notes, secured by pools of assets, such as CMBS, mezzanine loans and unsecured REIT debt. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods that typically last for five years, during which time, proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

  Commercial Real Estate and Select Commercial Real Estate Equity Investments

        CRE.    In limited circumstances, the CRE debt investments described above, in particular investments in distressed debt, will result in us owning commercial real property as a result of a loan workout, foreclosure or similar circumstances. In addition, although making direct investments in commercial real property at this time will not be a significant focus of our investment strategy, we may make investments in commercial real property to take advantage of attractive investment opportunities as described above. Certain owners of commercial real property are suffering distress. This fact and reduced demand by buyers for such properties has led to price reduction and as a result, the opportunity for higher returns. Improved economics may present an opportunity for us to selectively acquire such properties. We would expect that if we do make direct property acquisitions (as opposed to acquisitions which result from a loan workout, foreclosure or similar circumstances), the properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow. Although current market conditions may allow us to acquire properties with little or no leverage, given the stabilized nature of the targeted properties, we may apply modest levels of leverage to enhance our returns. In particular, our sponsor and its real estate professionals who will be performing services for us on behalf of our advisor have extensive experience in acquiring, managing and disposing of net leased properties. Net lease properties generally have a small number of tenants with longer leases and few or no landlord responsibilities. We manage and dispose of any real property assets we acquire in the manner that our advisor determines is most advantageous to us.

        Select CRE Equity Investments.    We may also choose to selectively acquire: (i) equity interests in an entity (including, without limitation, a partnership or a limited liability company) that is an owner of commercial real property (or in an entity operating or controlling commercial real property, directly or through affiliates), which may be structured to receive a priority return or is senior to the owner's equity (in the case of preferred equity); (ii) certain strategic joint venture opportunities where the risk-return and potential upside through sharing in asset or platform appreciation is compelling; (iii) private issuances of equity or securities of public companies; and (iv) investments in a loan, security or other full recourse obligations for which the business of the related obligor is significantly related to real estate.

        These investments may or may not have a scheduled maturity and are expected to be of longer duration (five to ten year terms) than our typical portfolio investment. Such investments are expected to be fixed rate (if they have a stated investment rate) and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels. These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.

        We do not anticipate allocating a large amount of our capital or time to these investments initially, but as market conditions begin to improve we believe that compelling "equity" opportunities will arise that should generate significant returns. We have not established the specific terms we will require in our joint venture agreements for CRE equity investments. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. We will not, however, invest in a joint venture in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        Although CRE equity investments have not constituted a large portion of our sponsor's historical investments, we intend to leverage our sponsor's management team's extensive prior experience in this specialized sector, as well as our sponsor's origination capabilities and extensive financial institution relationships to identify a select number of these investment opportunities that are appropriate for our investment portfolio at the appropriate time in the real estate cycle.

  Other Investments

        Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate or debt-related assets, our charter does limit certain types of investments. See "—Investment Limitations."

Investment Process

        Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Our board of directors must approve all investments other than investments in CRE debt and securities. With respect to investments in CRE debt and securities, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors formally reviews at a duly-called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

        Our advisor focuses on the direct origination and select acquisition of CRE debt. It sources our investments from new or existing customers, former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

        In selecting investments for us, our advisor utilizes our sponsor's established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor considers when evaluating prospective investment opportunities include:

  •
  stringent evaluation of the market in which a property is located, such as local supply constraints, the quality and nature of the local workforce and prevailing local real estate values;

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  fundamental analysis of the property and its operating performance, including tenant rosters, lease terms, zoning, operating costs and the asset's overall competitive position in its market;

  •
  the operating expertise and financial strength of the borrower or tenant;

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  real estate and leasing market conditions affecting the underlying real estate collateral;

  •
  the cash flow in place and projected to be in place over the term of the debt and security investments;

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  the appropriateness of estimated costs and timing associated with capital improvements of the property;

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  a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

  •
  review of third-party reports, including appraisals, engineering reports and environmental reports;

  •
  physical inspections of the property; and

  •
  the overall structure of the investment and rights in the loan documentation.

        If a potential investment meets our advisor's underwriting criteria, our advisor will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our advisor will evaluate the asset's position within the overall capital structure and its rights in relation to other capital tranches. In addition, our advisor will analyze each potential investment's risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to maximize performance of the underlying real estate collateral.

Borrowing Policy

        We may finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of our offering, our financing will generally not exceed 50% of the greater of the cost or fair value of our investments although it may exceed this level as we are building our portfolio or otherwise. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such excess is approved by our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors reviews our aggregate borrowings, including secured and unsecured liabilities, at least quarterly to ensure the amount remains reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.

Operating Policies

        Credit Risk Management.    We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our debt and security investments. Our advisor and our executive officers review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic concentrations. Our board of directors monitors the overall portfolio risk and levels of provision for loss.

        Interest Rate Risk Management.    We follow an interest rate risk management policy intended to manage refinancing and interest rate risk. We will generally seek to match-fund our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. As part of this strategy, we may engage in hedging transactions, which will primarily include interest rate swaps and may include other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

        Equity Capital Policies.    Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in our offering, our board may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or to our sponsor pursuant to its commitment to purchase shares at our request as needed to fund distributions until July 19, 2013 in the amount by which distributions paid for any calendar quarter exceeds our MFFO for such quarter; or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interest of our operating partnership. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

        The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors. Our advisor will continually perform a hold-sell analysis on each equity investment we own in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our company.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our capital prior to a listing of common stock. Pursuant to our charter, we may not:

  •
  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing and select CRE equity investments and loans;

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  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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  make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our directors, our advisor, our sponsor or any affiliate thereof, we will obtain an appraisal from an independent appraiser;

  •
  make or invest in mortgage loans that are subordinate to any loan or equity interest of any of our directors, our advisor, our sponsor or any of our affiliates;

  •
  invest in equity securities, other than investments in equity securities of publicly-traded companies, unless a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

  •
  make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

  •
  make investments in unimproved real property or loans on unimproved real property in excess of 10% of our total assets;

  •
  issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

  •
  issue securities in the absence of adequate cash flow to cover debt service;

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  grant options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliate thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

  •
  issue shares on a deferred payment basis or under similar arrangement;

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  engage in trading, except for the purpose of short-term investments;

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  engage in underwriting or the agency distribution of securities issued by others;

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  invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; and

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  make any investment that our board of directors believes will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations

        Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is not deemed to be an "investment company" if:

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  it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; and

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  it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire "investment securities" having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. "Investment securities" excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

        Section 3(c)(5)(C) of the Investment Company Act permits an exception from registration as an investment company for an entity that purchases or otherwise acquires mortgages and other liens on, and interest in, real estate. As a result of the merger of NSIO REIT with and into us and our acquisition of its assets, we acquired two CMBS bonds, which do not qualify for the exception under Section 3(c)(5)(C). We intend to continue to make investments and conduct our operations so that we are not required to register as an investment company. We are organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct each of our operations so that we comply with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we company nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership's wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries.

        We expect that most of our assets will be held, directly or indirectly, through wholly-owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. The other subsidiaries of our operating partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Additionally, we may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government-sponsored incentive programs that seek to rely on the Investment Company Act exception provided to certain structured financing vehicles by Rule 3a-7.

        We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate." This exception generally requires that at least 55% of a subsidiary's portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

        If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership (which is most likely to occur if such subsidiaries do not own a sufficient amount of qualifying real estate assets or real estate-related assets to rely on Section 3(c)(5)(C)), then we and our operating partnership may seek to rely on Section 3(c)(6) if we and our operating partnership are "primarily engaged," through wholly-owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

        Regardless of whether we and our operating partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate assets and in assets that are not real estate-related assets.

        For purposes of the exclusions provided by Sections 3(c)(5)(C) and 3(c)(6), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

  Commercial Real Estate Debt

        First Mortgage Loans.    Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is "fully secured" by real estate at the time we originate or acquire the loan but we will consider a loan with a loan-to-value ratio in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition.

        Subordinate Mortgage Loans.    Subordinate mortgages that are junior to a mortgage owned by another lender will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

        A portion of our investments will consist of real estate debt investments secured by 100% of the equity securities of a special purpose entity that owns real estate, or mezzanine loans. Mezzanine loans will be treated as qualifying real estate assets so long as they are structured as "Tier 1" mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007).

        Participations.    Consistent with SEC staff guidance, we will consider a participation in a loan to be a qualifying real estate asset only if: (i) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (ii) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower and its returns on the loan are based on such payments; (iii) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (iv) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (v) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (i) appoint the special servicer to manage the resolution of the loan; (ii) advise, direct or approve the actions of the special servicer; (iii) terminate the special servicer at any time with or without cause; (iv) cure the default so that the mortgage loan is no longer non-performing; and (v) purchase the senior loan, if any, at par plus accrued interest, thereby acquiring the entire mortgage loan.

        Equity Participations.    Although the SEC staff has not taken a position with respect to equity participations or kickers, we generally intend to treat equity participations in the same manner as the underlying loan to the extent the equity participation has the same access to, or foreclosure rights on, the real property securing the underlying loan. For instance, if the underlying loan is considered a qualifying real estate asset and the associated "kicker" has the same access to or foreclosure rights on the real property securing the underlying loan, the kicker will be treated similarly. If it does not, it will be treated as a real estate-related asset.

        Other Loans.    We will treat the other real estate-related loans described in this prospectus, i.e., bridge loans, construction loans and investments in distressed debt, as qualifying real estate assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

        If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat the loan as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the borrower. The treatment of any other loans as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

  Commercial Real Estate Securities

        CMBS.    CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. Accordingly, we will treat CMBS as real estate-related assets.

        Unsecured REIT Debt.    Senior unsecured debt of publicly-traded equity REITs are typically not considered qualifying real estate assets and will be treated as real estate-related assets.

        CDO Notes.    We do not generally expect investments in CDO notes to be qualifying real estate assets. We will treat a CDO note investment as a real estate-related asset if the entity that issues the CDO notes primarily owns debt obligations related to real estate.

  Commercial Real Estate and Select Commercial Real Estate Equity Investments

        Real Property.    An investment in real property will be treated as a qualifying real estate asset.

        Joint Venture Interests.    Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

  (i)
  If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C) and otherwise as miscellaneous assets.

  (ii)
  If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate assets, real estate-related assets and miscellaneous assets in proportion to the entity's ownership of qualifying real estate assets, real estate-related assets and miscellaneous assets.

  (iii)
  If we are the general partner or managing member of an entity, then: (a) we will treat the value of our interest in the entity as in item (ii) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture; and (b) we will treat the value of our interest in the entity as in item (i) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

        Equity Interest in an Entity that is an Owner of Commercial Property.    Although the SEC staff has not taken a position with respect to these interests, as with joint ventures, we will conduct the same analysis with respect to an equity interest in an entity that only owns commercial property, including preferred equity, on a case-by-case basis to determine how such investments should be treated.

        Investment in a Loan, Security or Other Full Recourse Obligation for which the Business of the Related Obligor is Significantly Related to Real Estate.    Although the SEC staff has not taken a position with respect to these investments, we will treat them based on the characteristics of the underlying collateral and whether we have foreclosure rights with respect to underlying real estate collateral, if any. If these investments are without any indicia of ownership of the underlying property, they would be considered real estate-related assets.

  Government Sponsored Incentive Programs

        We may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the operating partnership's interest in each of these subsidiaries would constitute an

"investment security" for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with the rule and any guidance that may be issued by SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur and on the level of transactions that may occur.

  Absence of No-Action Relief

        If certain of our subsidiaries fail to own a sufficient amount of qualifying real estate assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. The SEC recently solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the staff of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. We cannot assure you that the SEC will not take action that results in our or our subsidiary's failure to maintain an exception or exemption from the Investment Company Act.

Liquidity

        Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, a suitable transaction may not become available and market conditions for a transaction may not be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

        Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations.

PRIOR PERFORMANCE SUMMARY

        The information presented in this section represents the historical operating results for our sponsor and the experience of real estate programs sponsored by our sponsor, which we refer to as the "prior real estate programs." Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor or the prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

        The returns to our stockholders will depend in part on the mix of assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our sponsor or the prior real estate programs, the returns to our stockholders will vary from those generated by our sponsor or its prior real estate programs. Other than NS REIT, the prior real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with our offering or many of the laws and regulations to which we will be subject. In addition, our sponsor is an internally-managed, publicly-traded company with an indefinite duration. As a result, you should not assume the past performance of our sponsor or the prior real estate programs described below will be indicative of our future performance.

Overview of Our Sponsor

        Our sponsor is a publicly registered, NYSE-listed company that is internally managed and operates as a REIT. Our sponsor was formed in October 2003 to engage in the business of originating, acquiring and managing a portfolio of CRE debt, securities and net lease properties. In October 2004, our sponsor commenced its operations upon the closing of its initial public offering.

        As of December 31, 2011, our sponsor has raised $1.7 billion of capital including common equity, preferred equity, trust preferred securities and exchangeable senior notes. Our sponsor raised an additional $125 million of capital (common and preferred) in the first quarter of 2012.

        As of December 31, 2011, our sponsor manages $7.0 billion of assets, consisting of $2.7 billion of CRE debt that it primarily originated, including first mortgage loans, subordinate mortgage interests, mezzanine loans and other loans; $3.2 billion of CRE securities, such as CMBS, unsecured REIT debt and CDO notes; $1.0 billion of office, industrial, retail and healthcare-related properties across the United States that are leased to corporate tenants or healthcare facility operators and $0.1 billion of assets managed in our company. Our sponsor's portfolio is diversified by investment size, security type, property type and geographic region.

        Our sponsor's primary business objectives are similar to ours. Our sponsor seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its stockholders. The profitability and performance of our sponsor's business is a function of several metrics: (i) growth of assets under management; and (ii) growth in adjusted funds from operations, or AFFO, which is a non-GAAP measure of cash flow from operations. The credit quality of our sponsor's investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of the members of our sponsor's management team, who also serve as our advisor's management team, are additional key factors in the performance of our sponsor's business. Since the completion of its initial public offering through December 31, 2011, our sponsor has grown its assets under management by more than 500%.

        The following table summarizes distributions paid and distribution yield for shares of our sponsor's common stock for the years ended December 31, 2011, 2010 and 2009:

	Year Ended December 31,
	2011	2010	2009(4)
Distributions paid per share(1)	$0.43	$0.40	$0.55
Return of capital(2)	0.43	—	—
Distribution yield(3)	9.7%	10.2%	16.8%

(1)
Distributions paid during a quarter are generally based on the prior quarter's income. As a result, such distributions paid may not agree to distributions declared for the same period.

(2)
Distributions paid represented a 100% return of capital for 2011.

(3)
Because the distribution yield is based on the average stock price, increases in yield could be attributable to decreases in stock price, rather than increases in distribution amounts.

(4)
The distribution in the first quarter of 2009 of $0.25 per share was paid 60% in common stock and 40% in cash.

        The following table summarizes the sources of distributions paid on shares of our sponsor's common stock for the years ended December 31, 2011, 2010 and 2009. During the periods presented below, operating cash flows have been less than total dividends and distributions paid for eight of the 12 fiscal quarters.

	Year Ended December 31,
(Amounts in thousands)	2011	2010	2009(1)
Operating cash flow	$64,134	$35,558	$54,518
Distribution amount paid from unrestricted cash	21,118	32,238	15,832

Total sources	$85,252	$67,796	$70,350
Preferred dividends	(20,925)	(20,925)	(20,925)
Preferred dividends to healthcare venture partner(2)	(5,658)	(10,500)	(10,500)
Common dividends and distributions(3)	(40,803)	(32,917)	(30,391)

Total dividends and distributions paid	$(67,386)	$(64,342)	$(61,816)

(1)
The distribution in the first quarter of 2009 reflects the 40% paid in cash.

(2)
On July 14, 2011, our sponsor repaid a $100 million convertible preferred membership interest.

(3)
Excludes distributions to minority interest holders $5,865 and $12,699 for the years ended December 31, 2010 and 2009, respectively.

  Impact of Current Market Conditions on Our Sponsor

        Our sponsor's business and financial condition can be affected by macro real estate market conditions and other factors affecting CRE, including, without limitation, credit market stability, interest rate levels, global, national, regional and local economic conditions and supply and demand real estate investments.

        Our sponsor's financial results and condition, like most financial services and real estate companies, have been negatively impacted by the prolonged poor economic conditions. Virtually all CRE property types were adversely impacted by the economic recession, including core property types such as hotel, retail, office, industrial and multifamily properties. Land, condominium and other commercial property types were more severely impacted. Potential credit issues could reduce our sponsor's earnings and may negatively impact its cash flow. Despite mixed economic conditions, investor interest has begun to return to CRE especially in urban areas having high concentrations of institutional quality real estate, and in certain asset types such as apartments and hotels that are expected to benefit quickly from recovering economic conditions. Our sponsor had loan loss reserves of 8% on its total loan portfolio as of December 31, 2011. Into 2012, the degree to which CRE values improve or erode in the markets in which our real estate collateral is located will impact the performance of our sponsor's asset base and the related level of loan losses. See "Risk Factors—Risks Related to an Investment in Us—Any adverse changes in our sponsor's financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment." More detailed descriptions of our sponsor's financial condition, any material litigation and other risks relating to our sponsor can be found in its filings at www.sec.gov.

  Commercial Real Estate Debt Business

        As of December 31, 2011, $2.7 billion, or 38%, of our sponsor's assets under management was invested in its CRE debt business across a portfolio of 162 loan positions secured by liens on CRE investments of varying security and property types and includes $299 million principal amount of loans related to certain investments accounted for as joint ventures and real estate owned. As of December 31, 2011, our sponsor's real estate loan portfolio was comprised of 66% first mortgage loans, 18% mezzanine loans, 7% junior participations in first mortgage loans and 9% in credit tenant leases and term loans.

        The following summarizes the portfolio's diversity across property type and geographic location as of December 31, 2011, based on principal amount.

Loan Portfolio by Property Type	Loan Portfolio by Geographic Location

        As of December 31, 2011, our sponsor's $2.4 billion debt portfolio consisted of 162 investments with an average investment size of $14 million. Since the inception of its investing activities through December 31, 2011, and excluding the loans consolidated at the time of the acquisition of the equity interests in the CapitalSource, Inc. CDO, or CSE CDO, and the CapLease Inc. CDO, or Caplease CDO, our sponsor originated or purchased $4.7 billion of CRE loans representing 273 total positions, of which 65% were directly originated and 35% were purchased from third parties. Our sponsor has been repaid on 118 of these loan positions totaling $2.0 billion at a weighted average return on equity of 17% and has experienced limited losses on these repaid assets.

        Our sponsor has realized a 12% weighted average return on equity on 50 first mortgage loans of $881 million, a 21% weighted average return on equity on 28 subordinate mortgage interests of $476 million and a 18% weighted average return on equity on 38 mezzanine loans of $646 million. Furthermore, our sponsor has realized a 34% weighted average return on equity on two preferred equity positions of $29 million.

        In funding its portfolio, our sponsor has endeavored to supplement its equity with available financing that matches the term or maturity of its assets. Our sponsor has to date successfully obtained non-mark-to-market, match-funding secured by 98% of its CRE portfolio.

  Commercial Real Estate Securities Business

        As of December 31, 2011, $3.2 billion, or 46%, of our sponsor's assets under management was invested in a portfolio of real estate securities, of which $2.8 billion was CMBS. As of December 31, 2011, the average credit rating was B-/B3.

        The following summarizes our sponsor's CRE securities by type and CMBS by vintage as of December 31, 2011, based on principal amount.

Securities by Type	CMBS by Vintage

  Net Lease Business

        Our sponsor's net lease property business involves investing primarily in office, industrial, retail and healthcare-related properties across the United States that are net leased to corporate tenants and healthcare operators.

  Core Net Lease Investments

        As of December 31, 2011, $404 million, or 6%, of our sponsor's total assets under management was invested in its core net lease business, consisting of a portfolio of office, retail and industrial research facilities totaling 3.2 million square feet. As of December 31, 2011, our sponsor's core net lease properties had a weighted average remaining lease term of 6.4 years and were 94% leased. Since inception through December 31, 2011, our sponsor has sold four properties totaling 85,455 square feet for a total gain on sale of $44 million.

        The following summarizes the core net lease portfolio's diversity across property type and geographic location as of December 31, 2011, based on purchase price.

Core Net Lease by Property Type	Core Net Lease by Geographic Location

  Healthcare Net Lease Investments

        As of December 31, 2011, $552 million, or 8%, of our sponsor's assets under management was invested in healthcare investments through NRF Healthcare, which owns a portfolio of 82 healthcare properties. Formed in May 2006, NRF Healthcare was originally a joint venture with Chain Bridge Capital LLC, a private investor in healthcare assets. In July 2008, the joint venture received a $100 million preferred membership investment from Inland American Real Estate Trust, Inc., a public, non-traded REIT. In December 2009, our sponsor purchased all of the membership interest in NRF Healthcare and as a result, now holds 100% of the common equity membership interest in NRF Healthcare. In July 2011, our sponsor repaid the $100 million preferred membership investment from Inland American Real Estate Trust, Inc.

        The 82 healthcare properties in the NRF Healthcare portfolio are comprised of 42 assisted living facilities (ALF), 31 skilled nursing facilities (SNF), five independent living facilities (ILF), three life science buildings (LSB) and one medical office building (MOB). As of December 31, 2011, 100% of our sponsor's net lease healthcare portfolio was leased to third-party operators with weighted average lease coverage of 1.4x and 7.7 year weighted average remaining lease term.

        NRF Healthcare has invested $245 million of equity since its inception in 2006. All of the properties in the NRF Healthcare portfolio have been financed with mortgages provided by various financial institutions totaling $279 million. Since inception through December 31, 2011, NRF Healthcare has sold 39 healthcare properties for a total gain on sale of $24 million.

        The following summarizes the healthcare portfolio by property type and geographic location as of December 31, 2011, based on purchase price.

Healthcare Net Lease by Property Type	Healthcare Net Lease by Geographic Location

Our Sponsor's Prior Investment Programs

        Since our sponsor commenced operations, in addition to managing its own portfolio as described above, it has managed third-party capital in two real estate-related investment programs: NorthStar Real Estate Securities Opportunity Fund LP, a multi-investor institutional fund organized to invest in real estate-related securities, which we refer to as the Securities Opportunity Fund and NSIO REIT. In addition, our sponsor previously managed NorthStar Funding, LLC, a joint venture between NorthStar Funding Management LLC, an indirect subsidiary of our sponsor, and a single institutional investor organized for the purpose of making investments in subordinate real estate debt, which we refer to as the NSF Venture. We do not consider the NSF Venture to be a prior real estate program of our sponsor because NorthStar Funding Management LLC and the institutional fund jointly approved the investments the NSF Venture made. Nonetheless, we have included a description of the history of the NSF Venture because we believe it is relevant to an evaluation of our sponsor's performance as an investment manager.

        Our sponsor is also sponsoring NorthStar Healthcare, which filed an amended registration statement on Form S-11 on March 8, 2012 to register up to $1.1 billion in shares of common stock in its continuous initial public offering on a best efforts basis and is currently in registration. NorthStar Healthcare was formed to originate, acquire and manage a diversified portfolio of debt and equity investments in healthcare real estate with a focus on the senior housing sector. We also do not currently consider NorthStar Healthcare to be a prior real estate program since its registration statement is not yet effective.

  NorthStar Real Estate Securities Opportunity Fund LP

        The Securities Opportunity Fund was a hedge fund formed by our sponsor on June 25, 2007 to invest primarily in real estate securities, a majority of which were intended to be financed using the CDO market. In July 2007, the Securities Opportunity Fund raised $81 million of equity capital from five unaffiliated, non-U.S. investors who agreed to defer redemption rights for between one to three years, and our sponsor contributed $28 million of its own equity capital to the fund. The Securities Opportunity Fund raised a total of $109 million during its initial offering period. Subsequently, our sponsor contributed an additional $25 million to fund margin calls. A wholly-owned affiliate of our sponsor was the manager and general partner of the Securities Opportunity Fund. The Securities Opportunity Fund was liquidated in 2011.

  NorthStar Income Opportunity REIT I, Inc.

        On June 10, 2009, NSIO REIT commenced a private placement sponsored by our sponsor, pursuant to which it offered up to $100,000,000 in shares of common stock to accredited investors. NSIO REIT was formed to originate, invest in and manage a diversified portfolio of CRE investments consisting of: (i) CRE debt, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) CRE securities, such as CMBS, unsecured REIT debt, preferred stock of publicly-traded REITs, CDO notes; and (iii) select CRE equity investments.

        On September 8, 2010, the NSIO REIT board of directors terminated its private placement in contemplation of a proposed merger of NSIO REIT with and into us, which closed on October 18, 2010, as described below. Through September 8, 2010, NSIO REIT had raised gross offering proceeds of $35 million from the sale of 3.7 million shares to 499 investors in its private placement.

  NorthStar Funding, LLC

        The initial businesses and assets contributed to our sponsor at the inception of its operations included a 5% equity interest in the NSF Venture and a 50% equity interest in NorthStar Funding Management LLC, the managing member of the NSF Venture. As managing member, NorthStar Funding Management LLC was responsible for the origination, underwriting, structuring, closing and asset management of investments made by the NSF Venture, all of which were selected by our sponsor.

        The NSF Venture originated or acquired a total of $136 million of subordinate real estate debt investments in eight loan positions, comprised 95% commercial office buildings and 5% multifamily collateral. The NSF Venture did not utilize leverage to acquire its investments or enhance returns. The NSF Venture realized on $90 million of investments of a weighted average return on equity of 15%.

        In February 2006, our sponsor sold its outstanding interests in the NSF Venture to the institutional pension fund which owned the remaining equity interest in the NSF Venture and terminated the associated agreements.

  Factors Differentiating Us from Prior Investment Programs

        While our investment objectives are similar to those of each of these prior real estate-related investment programs and the NSF Venture, the risk profile and investment strategy of each of these prior programs and the NSF Venture differ from ours. The Securities Opportunity Fund was a traditional hedge fund that focused on structured and synthetic products, allowed for more aggressive levels of leverage and employed higher risk, long and short investment strategies. The NSF Venture (which is no longer operational) invested exclusively in subordinate debt, without the use of leverage, and had no origination capabilities.

Adverse Business Developments

        As a result of adverse changes in financial market conditions beginning July 2007, the market value of the Securities Opportunity Fund's security investments declined significantly and investors in the Securities Opportunity Fund had experienced significant losses on their original investment. As a result of mark-to-market adjustments reflecting an overall decline in values of real estate securities generally, and a decline in value of the Securities Opportunity Fund's portfolio securing a $250 million warehouse agreement with a major commercial bank, the Securities Opportunity Fund was required to satisfy a series of contractually required margin calls. During the fourth quarter of 2007 and continuing in the first quarter of 2008, the Securities Opportunity Fund pledged a total of $59 million of cash collateral to the Security Opportunity Fund's warehouse lender, in addition to the $16 million pledged prior to the margin calls, as security for the obligation to purchase the securities from the lender at the maturity of the warehouse agreement. Our sponsor contributed additional amounts to the Securities Opportunity Fund to fund a significant portion of these margin calls. Ultimately, our sponsor, as the managing member of the Securities Opportunity Fund, determined that it was no longer in the best interests of the Securities Opportunity Fund to meet additional margin calls beyond its contractual requirements in the face of continuing declines in overall asset values. As a result, the lender exercised its right to take control of the collateral, resulting in a $28 million loss to our sponsor. During the first half of 2008, the Securities Opportunity Fund also monetized investment positions which were established to hedge its exposure to declining values securities financed under the warehouse agreement, thereby offsetting a portion of the recognized loss from the warehouse agreement.

        During the second quarter of 2010, our sponsor notified the Securities Opportunity Fund's administrator and limited partners of its decision to liquidate and dissolve the Securities Opportunity Fund. Accordingly, during the second quarter of 2010, the Securities Opportunity Fund began to liquidate its assets in an orderly manner. On July 7, 2010, the Securities Opportunity Fund completed the sale of its remaining investments. Our sponsor has determined the Securities Opportunity Fund's final net asset value and liquidated the Securities Opportunity Fund during 2011.

        Because the investments of the Securities Opportunity Fund were sold for less than their original purchase price, the investors in the Securities Opportunity Fund have realized negative rates of return. The internal rate of return for the investors on a weighted average basis will be (47)% upon final liquidation.

Additional Information

        Please see Tables I and II under "Prior Performance Tables" in Appendix A of this prospectus for more information regarding the fees paid to NorthStar affiliates by the prior real estate programs.

        Please see Tables III, IV and V under "Prior Performance Tables" in Appendix A of this prospectus for more information regarding the operating results of the prior real estate programs, information regarding the results of the prior real estate programs and information regarding the sale or disposition of assets by the prior real estate programs.

        Table VI in Part II of the registration statement of which this prospectus is a part, titled "Acquisition of Assets," provides additional information with respect to acquisitions by NSIO REIT of CRE debt and securities since January 1, 2009. We will provide a copy of Table VI to you upon written request and without charge.

        Upon request, prospective investors may also obtain from us without charge copies of our offering materials and any public reports prepared in connection with NorthStar Realty Finance Corp., including a copy of its most recent Annual Report on Form 10-K filed with the SEC within the last 24 months. We will also furnish upon request copies of the exhibits to the Form 10-K for which we may charge a reasonable fee. Many of our offering materials and reports prepared in connection with NorthStar

Realty Finance Corp. are also available at www.nrfc.com. Neither the contents of these websites nor any of the materials or reports relating to NorthStar Realty Finance Corp. are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and other information that NorthStar Realty Finance Corp. files electronically as NorthStar Realty Finance Corp. with the SEC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

        We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

        This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings "—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders" and "—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders," special rules not discussed here may apply to you if you are:

  •
  a broker-dealer or a dealer in securities or currencies;

  •
  an S corporation;

  •
  a partnership or other pass-through entity;

  •
  a bank, thrift or other financial institution;

  •
  a regulated investment company or a REIT;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  subject to the alternative minimum tax provisions of the Internal Revenue Code;

  •
  holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

  •
  holding our common stock through a partnership or other pass-through entity;

  •
  a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

  •
  a U.S. person whose "functional currency" is not the U.S. dollar; or

  •
  a U.S. expatriate.

        If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

        The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

        This summary generally does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

        This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of NorthStar Real Estate Investment Trust, Inc.

        We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2010. We believe that we have been organized and intend to operate in such a manner as to remain qualified for taxation as a REIT.

  REIT Qualification

        This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        In connection with our offering, Alston & Bird LLP delivered an opinion to us that, commencing with the first taxable year in which we satisfied the minimum offering requirements and assuming the elections and other procedural steps discussed herein were completed in a timely fashion, we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        Investors should be aware that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and conduct of our business operations. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

  Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify" below.

        Provided that we continue to qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

        As a REIT, we are subject to federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

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  We may be subject to the "alternative minimum tax" on our items of tax preference;

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below;

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable federal corporate income tax rate (currently 35%);

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect our profitability;

  •
  In the event of a failure of the asset tests (other than certain de minimis failures), as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests;

  •
  In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and that violation is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure;

  •
  If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General";

  •
  A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm's length pricing standard;

  •
  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the ten-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale;

  •
  The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic TRSs, are subject to federal corporate income tax; and

  •
  If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by "disqualified organizations." Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "—Taxable Mortgage Pools." A "disqualified organization" includes:

  •
  the United States;

  •
  any state or political subdivision of the United States;

  •
  any foreign government;

  •
  any international organization;

  •
  any agency or instrumentality of any of the foregoing;

  •
  any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

  •
  any rural electrical or telephone cooperative.

        We do not currently intend to hold REMIC residual interests or interests in taxable mortgage pools.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification—General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

  (7)
  that properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

  (8)
  which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.

        To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these recordkeeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

        Finally, at the end of any year, a REIT cannot have any accumulated earnings and profits from a non-REIT corporation's taxable year. We believe that NorthStar Income Opportunity REIT I, Inc. qualified as a REIT for its taxable year that ended when it merged into us and, accordingly, that we did not succeed to any non-REIT earnings and profits from it and that we did not otherwise have any non-REIT accumulated earnings and profits from our taxable year ended December 31, 2010.

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under "—Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see "—Asset Tests" below) and other REIT requirements (see "—Failure to Qualify" below), again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.

  Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership's equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to continue to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a "TRS" as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as "pass-through subsidiaries."

        In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries—the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Taxable Subsidiaries.    A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the taxable subsidiary earns. Rather, the stock issued by the taxable subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the taxable subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

  Income Tests

        We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property"; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from "hedging transactions," as defined in "—Hedging Transactions," that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select CRE equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

        Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue or through a TRS. We and our affiliates are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT's direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

        We hold mezzanine loans and may hold other mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We may acquire mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

        We may hold certain participation interests, or "B-Notes," in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may acquire participations in CRE debt that we believe qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

        We own CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

        We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

        We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

        We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower's income and profits. Other fees are not qualifying income for purposes of either gross income test.

        Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

  Asset Tests

        At the close of each calendar quarter, we must satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to "straight debt" and certain other securities, as described below.

        Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT's total assets.

        Fifth, no more than 25% of the value of our total assets may consist of securities, including securities of TRSs that are not qualifying assets for purposes of the 75% test.

        Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for "straight debt" or one of the other exceptions to the 10% value test.

        Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate; (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is such that the partnership would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in that partnership.

        Any interests we hold in a REMIC are generally treated as qualifying real estate assets and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.

        We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to continue to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

        We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

        We expect that the CRE securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test.

        We monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

  Annual Distribution Requirements

        In order to continue to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  (1)
  90% of our "REIT taxable income" (computed without regard to its deduction for dividends paid and net capital gains), and

  (2)
  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

        In order for distributions to be counted for this purpose and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

        To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

        If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and

(iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that, from time-to-time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to cure a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

  Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be taxed at capital gains rates through 2012 and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

  Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

  Foreclosure Property

        Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

  Hedging Transactions

        We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry "real estate assets," including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by "real estate assets" (as described under "—Asset Tests") or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

  Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. These special rules will not apply to us to the extent we hold all of our assets through our operating partnership.

        If a subsidiary partnership of ours (not wholly-owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. Because we hold substantially all of our assets, directly or indirectly, through our operating partnership, we will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.

  Cash/Income Differences

        Our operating partnership may acquire debt instruments in the secondary market for less than their principal amount. The amount of such discount will generally be treated as a "market discount" for federal income tax purposes. It is also possible that certain debt instruments may provide for "payment-in-kind," or PIK, interest which could give rise to "original issue discount" for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be "publicly traded" for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be "publicly-traded" for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire may be considered to have been issued with the original issue discount of the time it was modified.

        In general, our operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally our operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on our operating partnership's disposition of the debt instrument may be treated as ordinary income rather than capital gain.

        Finally, in the event that any debt instruments acquired by our operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by our operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, our operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that our operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

  Tax Aspects of Investments in Partnerships

        We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See "—Effect of Subsidiary Entities—Ownership of Partnership Interests." Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

  Entity Classification

        Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "—Taxable Mortgage Pools." If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "—Asset Tests" and "—Income Tests," and in turn could prevent us from qualifying as a REIT. See "—Failure to Qualify" above for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

  Tax Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

  State, Local and Foreign Taxes

        We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Taxation of Holders of Our Common Stock

        The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

  Taxation of Taxable U.S. Stockholders

        As used herein, the term "U.S. stockholder" means a holder of our common stock that for federal income tax purposes is:

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  a citizen or resident of the U.S.;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

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  an estate whose income is subject to federal income taxation regardless of its source; or

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  a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

        On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. This legislation extends for two years, through 2012, the 2001 and 2003 tax rate cuts for individuals (and entities taxed at individual rates), including the maximum ordinary income rate of 35% and the 15% maximum rate for long-term capital gains and qualified dividends. As noted below, REIT dividends generally are not treated as qualified dividends.

        Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of: (1) the individual's net investment income; or (2) the excess of the individual's modified adjusted gross income over (a) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (b) $125,000 in the case of a married individual filing a separate return, or (c) $200,000 in the case of a single individual.

        Taxation of U.S. Stockholders on Distributions on Our Common Stock.    As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of its current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

        Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate currently applicable for "qualified dividend income." Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder's common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pays the distribution during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of a REIT's net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

        Participants in our DRP will be treated for tax purposes as having received a distribution equal to the fair market value on the date of distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our DRP may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.

        Taxation of U.S. Stockholders on the Disposition of Our Common Stock.    In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

        Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 15% (through 2012). The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

        Information Reporting Requirements and Backup Withholding.    We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

        New reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a dividend reinvestment plan). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer's adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

  Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. See "—Taxable Mortgage Pools." Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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  We qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "—Taxation of NorthStar Real Estate Investment Trust, Inc.—Requirements for Qualification—General"); and

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  either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

  Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a holder of our common stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and non U.S. income tax laws on the ownership of our common stock, including any reporting requirements.

        Recently enacted amendments to the Internal Revenue Code generally impose a U.S. federal withholding tax of 30% on certain types of payments, including dividends on and gross proceeds from a sale or exchange of shares of our common stock to: (i) a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent complaince with reporting and other requirements) and the foreign financial institution meets certain other specified requirements or: (ii) a non-financial foreign entity unless the foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner and the foreign entity meets certain other specified requirements. While the Internal Revenue Code would apply such withholding obligations to payments made after December 31, 2012, recent proposed Treasury Regulations would delay withholding with respect to dividends for payments made after December 31, 2013 and with respect to payments of gross proceeds from dispositions of stock to payments occuring after December 31, 2014. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes, Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Internal Revenue Code on their investment in our common stock.

        Ordinary Dividends.    A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest", or a USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Any dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See "—Taxation of NorthStar Real Estate Investment Trust, Inc.—Taxable Mortgage Pools." If a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

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  the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

        Capital Gain Dividends.    For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in "United States real property holding corporations" but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT's gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is "regularly traded" on an established securities market in the United States; and (ii) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.

        Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. stockholders or subject to withholding tax.

        Non-Dividend Distributions.    A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        Dispositions of Our Common Stock.    A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a "United States real property holding corporation" during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity.

A "United States real property holding corporation" is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation's USRPIs, interests in real property located outside the United States and other assets used in the corporation's trade or business. No assurance can be provided that we will not become a "United States real property holding corporation". In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a "United States real property holding corporation" and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is "regularly traded" on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.

        If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

        Legislative or Other Actions Affecting REITs.    The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

        Several of the tax considerations described above are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version for those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income and certain other tax rate provisions described herein. The impact of this reversion generally is not discussed above. Consequently, prospective stockholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

INVESTMENT BY TAX EXEMPT ENTITIES AND ERISA CONSIDERATIONS

        The following is a summary of some considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on the provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to government plans, church plans, and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.

        We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans) entities that hold assets of such plans, other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs, Keoghs and medical savings accounts), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must consider, among other matters:

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  whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

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  whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

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  in the case of a Benefit Plan subject to ERISA, whether the investment is in accordance with ERISA's fiduciary requirements, including the duty to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration, to invest plan assets prudently, and to diversify the investments of the plan, unless it is clearly prudent not to do so;

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  the need to value the assets of the Benefit Plan annually or more frequently;

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  whether the investment will ensure sufficient liquidity for the Benefit Plan;

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  whether the investment is made in accordance with Benefit Plan documents;

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  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code; and

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  whether the investment will produce an unacceptable amount of unrelated business taxable income to the Benefit Plan (see "U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders").

        ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

        Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. The prohibited transaction rules under ERISA and the Code also prohibit fiduciary self-dealing such as the use of Benefit Plan assets to increase his or her own compensation. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

        In order to determine how ERISA and the Internal Revenue Code apply to an investment in our shares by a Benefit Plan, a Benefit Plan fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides generally that the term "plan assets" has the meaning as set forth in Department of Labor regulations as modified or deemed to be modified by Section 3(42) of ERISA. The Department of Labor has issued regulations that provide guidelines as to whether and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA or the Internal Revenue Code when the plan invests in that entity, which we refer to as the Plan Asset Regulation. Under the Plan Assets Regulation, as modified or deemed to be modified by the express exceptions noticed in Section 3(42) of ERISA, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

        In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

        If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to comply with certain existing statutory or administrative class exemptions from the prohibited transaction restrictions or obtain an individual administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

        If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected" in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

        The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will not be treated as assets of a Benefit Plan investing therein if investment by Benefit Plans is insignificant as described below.

        Exception for Insignificant Participation by Benefit Plan Investors.    The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans investors is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term "Benefit Plan investors" is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject to Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets pursuant to the Plan Assets Regulation by reasons of Benefit Plan investments in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because we have elected to limit investments in our company by Benefit Plan investors, our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. To that aim, we reserve the right to limit the purchase or redemption of a Benefit Plan investor's shares in order to assure that investment by Benefit Plan investors is not significant.

Other Prohibited Transactions

        A prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or "plan assets" or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs. We note that the Department of Labor has issued a proposed regulation which, if finalized in its current form, would significantly increase the number of persons who are fiduciaries under ERISA by reason of giving investment advice.

Annual Valuation

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide an IRA (or other account) participant with a statement of the value of the IRA (or other account) each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

        Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

        We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until 18 months after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated per share value by reducing the most recent per share offering price by the per share amount of such net proceeds which constituted a return of capital. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For purposes of this definition, we do not consider a "public equity offering" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership.

        When determining the estimated value of our shares from and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We may not obtain independent appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities.

 DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are designated as common stock with a par value of $0.01 per share and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time-to-time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Our board of directors may classify or reclassify any unissued shares of our common stock from time-to-time in one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

Common Stock

        The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time-to-time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in our offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

        We do not issue certificates for shares of our common stock. Shares of our common stock are held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

NorthStar Real Estate Income Trust, Inc.
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, Missouri 64121-9923
(888) 378-4636

Preferred Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

        An annual meeting of the stockholders will be held each year on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our board of directors, a majority of our independent directors, the Chairman of our Board, Chief Executive Officer, President or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.

        Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on: (i) the amendment of our charter; (ii) our dissolution; or (iii) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither our advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

        Our advisory agreement, including the selection of our advisor, is approved annually by our board of directors including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge.

        Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter; (ii) our bylaws; (iii) minutes of the proceedings of our stockholders; (iv) annual statements of affairs; and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, is maintained as part of our books and records and is available for inspection by any stockholder or the stockholder's designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder's interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request.

Restriction on Transfer and Ownership of Shares of Capital Stock

        For us to continue to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to continue to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.

        Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

        The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no later than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise); or (ii) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

        Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.

        The ownership limits do not apply to a person or persons that our board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

        Since we commenced operations on October 18, 2010, we have authorized and declared distributions based on daily record dates for each day since October 18, 2010 through June 30, 2012 and have paid distributions on a monthly basis. Each of our distributions to date has been paid at a rate equal to 8% per annum, assuming a $10.00 per share purchase price, but we are not required to continue to approve and pay distributions at that rate or at all.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our income, cash flow and general financial condition. Our board of directors' discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

        Generally, our policy is to pay distributions from cash flow from operations. However, we can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of investments. Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. In order to provide additional funds to pay distributions to our stockholders at a rate of at least 8% per annum on stockholders' invested capital, our sponsor has agreed to purchase up to an aggregate of $10,000,000 in shares of our common stock at $9.00 per share during until July 19, 2013 as described in more detail below. However, we are not obligated by our governing documents nor can there be any assurance that we will pay any certain amount of distributions on stockholders' invested capital, even prior to July 19, 2013. Moreover, if our sponsor's financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If our sponsor is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of our sponsor's share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. After our distribution support agreement with our sponsor has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.

        Under the terms of our distribution support agreement, if the distributions we pay for any calendar quarter exceed our MFFO for such quarter, our sponsor will purchase shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid exceed our MFFO for such quarter, up to an amount equal to a 8% cumulative, non-compounded annual return on stockholders' invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor, not from cash flow from our operations. We define MFFO in accordance with the definition established by the IPA. Our computation of MFFO may not be comparable to other REIT's that do not calculate MFFO using the current IPA definition. MFFO is calculated using FFO. We compute FFO in accordance with the standards established by NAREIT, as net income or loss (computed in accordance with U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. NAREIT recently clarified its computation of FFO to exclude impairment charges on depreciable property owned directly or indirectly. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company's cash flow generated by operations. MFFO excludes from FFO the following items:

  •
  acquisition fees and expenses;

  •
  straight-line rent and amortization of above or below intangible lease assets and liabilities;

  •
  amortization of discounts, premiums and fees on debt investments;

  •
  non-recurring impairment of real estate-related investments;

  •
  realized gains (losses) from the early extinguishment of debt;

  •
  realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

  •
  unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

  •
  unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

  •
  adjustments related to contingent purchase price obligations; and

  •
  adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

        The purchase price for shares issued to our sponsor pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fee which are not payable in connection with such sales. As a result, the net proceeds to us from the sale of shares to our sponsor will be the same as the net proceeds we receive from other sales of shares in our offering. However, our sponsor's purchase of shares will increase our sponsor's ownership percentage of our common stock, thereby causing dilution of the ownership percentage of our public stockholders. As of April 16, 2012 our sponsor has purchased an aggregate of 253,202 shares of our common stock at a price of $9.00 per share pursuant to the distribution support agreement.

        In connection with the distribution support agreement, summarized financial information of our sponsor follows. Our sponsor is subject to the periodic reporting obligations of the Exchange Act.

        The selected historical consolidated information presented for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 relates to our sponsor's operations and has been derived from our sponsor's audited consolidated financial statements. Our sponsor's consolidated financial statements include the majority-owned subsidiaries which it controls. Where our sponsor has a non-controlling interest, such entity is reflected on an unconsolidated basis.

Selected Historical Consolidated Information for NorthStar Realty Finance Corp.

	Year Ended December 31,
Operating Data(1):	2011	2010	2009	2008	2007
	(In thousands, except share and per share amounts)
Revenues
Interest income	$398,483	$318,792	$142,213	$212,432	$292,131
Rental and escalation income	112,697	115,467	88,997	98,434	82,524
Commission income	12,024	2,476	—	—	—
Other revenue	4,602	7,221	25,438	43,850	27,387

Total revenues	527,806	443,956	256,648	354,716	402,042
Expenses
Interest expense	142,220	126,210	116,133	185,368	236,238
Real estate properties—operating expenses	22,531	37,565	14,560	8,023	8,616
Asset management expenses	5,538	4,505	4,214	5,539	5,072
Fees and other joint venture costs	—	—	—	2,879	6,295
Commission expense	9,239	1,867	—	—	—
Impairment on operating real estate	—	5,249	—	5,580	—
Provision for loan losses	52,980	168,446	83,745	11,200	—
Provision for loss on equity investment	4,482	—	—	—	—
General and administrative
Salaries and equity-based compensation(2)	67,708	54,828	47,213	53,269	36,148
Auditing and professional fees	9,437	10,503	9,186	6,213	6,017
Other general and administrative	18,238	19,543	13,028	14,286	13,455

Total general and administrative	95,383	84,874	69,427	73,768	55,620
Depreciation and amortization	44,258	31,466	39,074	38,308	29,188

Total expenses	376,631	460,182	327,153	330,665	341,029

Income (loss) from operations	151,175	(16,226)	(70,505)	24,051	61,013
Equity in earnings (losses) of unconsolidated ventures	(2,738)	2,550	(1,524)	(11,789)	(11,659)
Other income (loss)	4,162	—	—	—	—
Unrealized gain (loss) on investments and other	(489,904)	(538,572)	(209,976)	649,113	(4,330)
Realized gain (loss) on investments and other	78,782	145,722	128,461	37,699	3,559
Gain from acquisitions	89	15,363	—	—	—

Income (loss) from continuing operations	(258,434)	(391,163)	(153,544)	699,074	48,583
Income (loss) from discontinued operations	(1,290)	(925)	3,169	3,255	1,727
Gain on sale from discontinued operations	17,198	2,528	13,799	—	—

Net income (loss)	(242,526)	(389,560)	(136,576)	702,329	50,310
Less: net (income) loss allocated to non-controlling interests	5,615	15,019	6,293	(72,172)	(3,276)
Preferred stock dividends	(20,925)	(20,925)	(20,925)	(20,925)	(16,533)
Contingently redeemable non-controlling interest accretion	(5,178)	—	—	—	—

Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(263,014)	$(395,466)	$(151,208)	$609,232	$30,501

 Selected Historical Consolidated Information for NorthStar Realty Finance Corp. (Continued)

	Year Ended December 31,
	2011	2010	2009	2008	2007
	(In thousands, except share and per share amounts)
Net income (loss) per share from continuing operations (basic/diluted)	$(3.12)	$(5.19)	$(2.41)	$9.60	$0.48
Income (loss) per share from discontinued operations (basic/diluted)	(0.01)	(0.01)	0.05	0.05	0.03
Gain per share on sale of discontinued operations (basic/diluted)	0.19	0.03	0.20	—	—

Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(2.94)	$(5.17)	$(2.16)	$9.65	$0.51

Weighted average number of shares of common stock:
Basic	89,348,670	76,552,702	69,869,717	63,135,608	61,510,951
Diluted	93,627,456	82,842,990	77,193,083	70,136,783	65,086,953
Dividends declared per share of common stock	$0.46	$0.40	$0.40	$1.33	$1.44

(1)
The years ended December 31, 2009, 2008 and 2007 do not include the revenues and expenses of NorthStar CDOs I, II, III and V as these CDO financing transactions were not consolidated by our sponsor prior to January 1, 2010.

(2)
The years ended December 31, 2011, 2010, 2009, 2008 and 2007 include $11.7 million, $17.0 million, $20.5 million, $24.7 million and $16.0 million in equity-based compensation, respectively. Cash incentive compensation expense incurred but payable in future periods totaled $8.7 million, $4.6 million, $4.6 million, $2.2 million and $0 for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively. The year ended December 31, 2010 includes $3.5 million of cash compensation expense and $1.0 million of equity-based compensation expense relating to a separation and consulting agreement with a former executive of our sponsor.

 Selected Historical Consolidated Information for NorthStar Realty Finance Corp. (Continued)

	December 31,
Balance Sheet Data:	2011	2010	2009	2008	2007
	(In thousands, except share and per share data)
VIE Financing Structures
Restricted cash	$261,295	$263,314	$74,453	$106,115	$144,453
Operating real estate, net	313,227	—	—	—	—
Real estate securities, available for sale	1,358,282	1,687,793	283,184	179,776	469,688
Real estate debt investments, net	1,631,856	1,668,188	1,350,684	1,300,816	1,325,287
Real estate debt investments, held for sale	—	18,661	—	57,029	—
Investments in and advances to unconsolidated ventures	60,352	72,536	—	—	—
Assets of properties held for sale	3,198	13,141	—	—	—
Total assets	3,721,435	3,765,153	1,723,984	1,660,694	2,017,737
Total borrowings	2,517,114	2,273,487	599,297	468,638	1,654,185
Total liabilities	2,867,016	2,549,096	661,818	551,771	1,743,234
Non-VIE Financing Structures
Cash and cash equivalents	144,508	125,439	138,928	134,039	153,829
Restricted cash	37,069	46,070	54,727	57,042	57,842
Operating real estate, net	776,222	938,062	978,902	1,127,000	1,134,136
Real estate securities, available for sale	115,023	3,261	53,036	41,367	79,834
Real estate debt investments, net	78,726	153,576	585,798	676,048	681,735
Real estate debt investments, held for sale	—	—	611	13,577	—
Investments in and advances to unconsolidated ventures	33,205	27,456	38,299	101,507	29,385
Total assets	1,285,002	1,386,838	1,945,580	2,283,032	2,775,045
Total borrowings	992,012	1,143,452	1,443,125	1,662,298	1,371,123
Total liabilities	1,099,807	1,230,382	1,549,106	1,778,195	2,409,014
Aggregate
Total assets	5,006,437	5,151,991	3,669,564	3,943,726	4,792,782
Total borrowings	3,509,126	3,416,939	2,042,422	2,130,936	3,025,308
Total liabilities	3,966,823	3,779,478	2,210,924	2,329,966	4,152,248
Preferred stock	241,372	241,372	241,372	241,372	241,372
Non-controlling interests	32,242	55,173	90,647	198,593	22,495
Stockholders' equity	1,007,372	1,222,518	1,273,171	1,216,574	595,544
Total equity	1,039,614	1,277,691	1,363,818	1,415,167	618,039
Supplemental Balance Sheet Data
Common shares outstanding	96,044,383	78,104,753	74,882,600	62,906,693	61,719,469
Common and operating partnership units outstanding	100,252,219	82,394,029	82,205,910	70,973,904	67,402,586

	Year Ended December 31,
Other Data:	2011	2010	2009	2008	2007
	(In thousands)
Adjusted funds from operations(1)	$149,369	$51,503	$82,543	$89,737	$95,683
Cash flow from:
Operating activities	64,134	35,558	54,518	87,612	102,238
Investing activities	220,570	119,025	123,319	(110,708)	(2,373,929)
Financing activities	(265,635)	(168,072)	(172,948)	3,306	2,380,767

(1)
AFFO is a non-GAAP measure of the operating performance of a REIT.

Distribution Reinvestment Plan

        Our DRP allows you to have cash otherwise distributable to you invested in additional shares of our common stock. Shares issued pursuant to our DRP are being offered at a 5% discount from the price of shares offered in our primary offering at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. A copy of our DRP is included as Appendix C to this prospectus.

        You may elect to participate in our DRP by completing the subscription agreement or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. You may also withdraw at any time, without penalty, by delivering written notice to us. We may amend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant's ability to withdraw from our DRP, at any time upon ten days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our DRP, all subsequent distributions to stockholders would be made in cash.

        Participants may acquire shares of our common stock pursuant to our DRP until the earliest date upon which: (i) all the common stock registered in this or future offerings to be offered under our DRP is issued; (ii) our offering and any future offering pursuant to our DRP terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our DRP; or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our DRP will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

        Holders of common units in our operating partnership may also participate in our DRP and have cash otherwise distributable to them by our operating partnership invested in our common stock at the current price for which shares are being offered pursuant to our DRP.

        Stockholders who elect to participate in our DRP, and who are subject to United States federal income taxation laws, will be treated for tax purposes as having received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under "U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders" in the case of a taxable U.S. stockholder (as defined therein) and as described under "U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders" in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our DRP will vary depending upon each participant's particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our DRP.

        All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in our DRP will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Program

        Our share repurchase program provides an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC.

        Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

        Unless the shares are being repurchased in connection with a stockholder's death or qualifying disability, we may not repurchase shares unless you have held the shares for one year. We will repurchase shares within two years of death or "qualifying disability" of a stockholder at the higher of the price paid for the shares or our estimated per share value. Our board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if he or she is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder's employer. We must receive written notice within 180 days after such stockholder's qualifying disability.

        After the date that we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

        Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

        We cannot guarantee that the funds set aside for our share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient cash available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

        We are not obligated to repurchase shares of our common stock under our share repurchase program. We presently intend to limit the number of shares to be repurchased to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.

        The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our DRP. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our DRP are not sufficient to fund repurchase requests pursuant to the limitations outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.

        Our share repurchase program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange or included for quotation in a national securities market, at which time our share repurchase program would terminate. No such market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares redeemed under our share repurchase program will become unissued shares and will not be resold unless such sales are pursuant to transactions that are registered or exempt from registration under applicable securities laws.

        In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program at any time upon ten-day's notice except that changes in the number of shares that can be redeemed during any calendar year will take effect only upon ten-business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Liquidity Events

        Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Business Combinations

        Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if our board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

        After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

        These super majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

        None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by our board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

        Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

        If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to our board of directors and the proposal of business to be considered by the stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by our board of directors; or (iii) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only: (i) by or at the direction of our board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

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  a classified board of directors;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of our directors;

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  a requirement that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        We have elected to provide that, at such time as we are subject to Subtitle 8, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Tender Offers

        Our charter provides that any tender offer made by a person, including any "mini-tender" offer, must comply with certain notice and disclosure requirements. A tender offer is any widespread solicitation for shares of our stock at firm prices for a limited time period.

        In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Exchange Act, and provide our company notice of such tender offer at least 15 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

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  specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

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  the ability to allow stockholders to withdraw tendered shares while the offer remains open;

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  the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

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  that all stockholders of the subject class of shares be treated equally.

        In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant offeror's shares and any shares acquired in such tender offer. The noncomplying offeror shall also be responsible for all of our expenses in connection with that person's noncompliance.

Restrictions on Roll-up Transactions

        Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any "roll-up transaction." In connection with any proposed transaction considered a "roll-up transaction" involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders' benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for our offering.

        A "roll-up transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

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  a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

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  a transaction involving our conversion into corporate trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our stockholder voting rights; the term of our existence; compensation to our advisor or its affiliates; or our investment objectives.

        In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote "no" on the proposal a choice of:

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  accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

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  one of the following:

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  remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

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  receiving cash in an amount equal to the stockholders' pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed roll-up transaction:

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  that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

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  that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

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  in which investors' right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled "Description of Capital Stock;" or

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  in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders

        Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

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  financial statements that are prepared in accordance with U.S. GAAP and are audited by our independent registered public accounting firm;

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  the ratio of the costs of raising capital during the year to the capital raised;

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  the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

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  our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

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  a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

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  separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director, our sponsor or any affiliate thereof during the year; and our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

        Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

        Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

 THE OPERATING PARTNERSHIP AGREEMENT

        Our operating partnership is a Delaware limited partnership. We hold substantially all of our assets, in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner of our operating partnership. Our advisor has contributed $1,000 to our operating partnership in exchange for common units, and NorthStar OP Holdings has invested $1,000 in exchange for special units. Our advisor and NorthStar OP Holdings are currently the only limited partners. The following is a summary of the material terms and provisions of the partnership agreement of NorthStar Real Estate Income Trust Operating Partnership, LP. This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Management of the Operating Partnership

        As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors has at all times ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Neither NorthStar OP Holdings nor any other limited partner of our operating partnership may transact business for our operating partnership or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our and our operating partnership's day-to-day business, the origination, acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

        A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.

        NorthStar OP Holdings and our advisor have expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership's limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership's limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership's limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

Additional Capital Contributions

        In connection with any and all issuances of our shares of common stock, we will make capital contributions to the operating partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter's discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.

        We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.

        As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.

        If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings; or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a "publicly-traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions

        The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner's positive capital account balance.

        The holder of the special units will be entitled to distributions from our operating partnership equal to 15% of distributions after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 8% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

LTIP Units

        As of the date of our offering, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units, a class of partnership units in our operating partnership, will receive the same quarterly per unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that "book gain," or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership's assets or the revaluation of our operating partnership's assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per unit of the general partner's common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership's common units.

        Our partnership agreement provides that our operating partnership's assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Partnership Expenses

        In addition to the administrative and operating costs and expenses incurred by our operating partnership in originating and acquiring our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

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  all expenses relating to the formation and continuity of our existence;

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  all expenses relating to our offering and registration of securities by us;

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  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

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  all expenses associated with compliance by us with applicable laws, rules and regulations;

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  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

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  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

        The holders of common units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

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  result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit in our charter;

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  result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

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  result in our being "closely held" within the meaning of Section 856(h) of the Code; or

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  cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code.

        The special units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement; or (ii) a listing of our shares. If the triggering event is a listing of our shares, the amount of the payment will be: (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event; or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of our advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. According to the terms of the partnership agreement, internalization of our advisor would result in the redemption of the special units because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, the special unit holder might agree to amend or waive the redemption feature.

        Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

        We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates.

        With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

        We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

        The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

        We are our operating partnership's tax matters partner and have the authority to make tax elections under the Internal Revenue Code on our operating partnership's behalf.

Term

        The term of the operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

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  the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

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  the sale or other disposition of all or substantially all the assets of our operating partnership; or

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  the election by the general partner that our operating partnership should be dissolved.

Amendments

        In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership (other than us or any of our affiliates).

PLAN OF DISTRIBUTION

General

        We are publicly offering $1,000,000,000 in shares of our common stock on a "best efforts" basis through our dealer manager. Because this is a "best efforts" offering, our dealer manager must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. Shares of our common stock sold in our primary offering are being offered at $10.00 per share. All shares offered in our primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $100,000,000 in shares issuable pursuant to our DRP. Any shares purchased pursuant to our DRP will be sold at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose will establish an estimated value per share of our common stock that we will disclose in the annual and quarterly reports that we publicly file with the SEC. At that time, shares issued pursuant to our DRP will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. If our board of directors determines that it is in our best interests, we may conduct one or more follow-on public offerings upon termination of our offering. Our charter does not restrict our ability to conduct offerings in the future.

        We expect to sell the $1,000,000,000 in shares offered in our primary offering over a three-year period. If we have not sold all of our primary offering shares within three years, we may , under rules promulgated by the SEC, in some circumstances continue our primary offering until as late as January 15, 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our DRP beyond these dates until we have sold $100,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue our offering beyond one year from the date of this prospectus. We may terminate our offering at any time.

        Our dealer manager is a securities broker-dealer registered with the SEC and a member firm of FINRA that was formed in 2009. The principal business of our dealer manager is to sell the securities offered by programs sponsored by our sponsor. Our dealer manager is indirectly owned and controlled by our sponsor. This is the first offering for which our dealer manager has served as a dealer manager, but its employees average over 15 years' experience in the broker-dealer industry.

Compensation of Dealer Manager and Participating Broker-Dealers

        Except as provided below, our dealer manager will receive selling commissions of 7% of the gross offering proceeds from shares sold in our primary offering. Our dealer manager will also receive 3% of our gross offering proceeds as compensation for acting as our dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our DRP.

        We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer. Our dealer manager may also reallow a portion of its dealer manager fee to any participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer is based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in our offering. In addition, to the extent we do not pay the full sales commission or dealer manager fee for shares sold in our primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with our offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers' customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA.

        We may also sell shares at a discount to our primary offering price through the following distribution channels in the event that the investor:

  •
  pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a "wrap fee;"

  •
  has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or "wrap fee" feature or other asset fee arrangement with the investor); or

  •
  is investing through a bank acting as trustee or fiduciary.

        If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.

        If an investor purchases shares in our offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor's account, we will reduce the aggregate purchase price of the investor's shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor's initial investment in our common stock. The investor must include the "Request for Broker Dealer Custodial Fee Reimbursement Form" with his or her subscription agreement to have the purchase price of the investor's initial investment in shares reduced by the amount of his or her annual custodial fee and the investor must include support for the amount of his or her annual custodial fee with the subscription agreement.

        Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager) to reduce or eliminate the selling commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating selling commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates.

        The table below sets forth the nature and estimated amount of all items viewed as "underwriting compensation" by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

 Dealer Manager and
Participating Broker-Dealer Compensation

Selling commissions (maximum)	$70,000,000
Dealer manager fee (maximum)	30,000,000

Total	$100,000,000

        Subject to the cap on organization and offering costs described below, we also reimburse our dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We estimate this cost reimbursement will be a maximum of $500,000.

        Under the rules of FINRA, total underwriting compensation in our offering, including selling commissions and the dealer manager fee (excluding reimbursement for accountable bona fide invoiced due diligence expenses), may not exceed 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering costs to 15% of gross offering proceeds. After the termination of our primary offering and again after termination of our offering under our DRP, our advisor has agreed to reimburse us to the extent the organization and offering costs incurred by us exceed 15% of gross proceeds from our primary offering. However, we expect our total organization and offering costs to be approximately 1.5% of our gross offering proceeds, assuming we raise the maximum offering amount.

        To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

Special Discounts

        Our dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the offering price. We intend to use this "friends and family" program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals, and others to the extent consistent with applicable laws and regulations. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this "friends and family" program will count toward meeting the minimum offering threshold.

        Our executive officers and directors, as well as officers and employees of our advisor and our advisor's affiliates, at their option, also may purchase the shares offered hereby in our primary offering at a discount from the offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will sell such shares at a 10% discount, or at $9.00 per share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares.

        We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in our offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

        We are offering volume discounts to investors who purchase more than $500,000 of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because our dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

        Assuming an offering price of $10.00 per share, the following table shows the discounted price per share for volume sales of our primary shares for the shares sold in our primary offering:

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $10.00 per Share	Commission Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	7%	$0.70	$0.30	$9.00
$500,001 - $1,000,000	$9.90	6%	$0.60	$0.30	$9.00
$1,000,001 - $2,000,000	$9.80	5%	$0.50	$0.30	$9.00
$2,000,001 - $3,000,000	$9.70	4%	$0.40	$0.30	$9.00
$3,000,001 - $5,000,000	$9.60	3%	$0.30	$0.30	$9.00
Over $5,000,000	$9.50	2%	$0.20	$0.30	$9.00

        We apply the reduced selling price and selling commission to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share), selling commissions of $100,000 and dealer manager fees of $75,000.

        To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the "Additional Purchase" space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the "Additional Purchase" space. Once you qualify for a volume discount, you are eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions and the dealer manager fee, the volume discount only applies to the current and future investments.

        To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a "single purchaser" for the purpose of qualifying for a volume discount:

  •
  an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

  •
  a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

  •
  an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 491(a) of the Internal Revenue Code; and

  •
  all commingled trust funds maintained by a given bank.

        In the event a person wishes to have his or her order combined with others as a "single purchaser," that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

        Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

        Volume discounts for California residents are available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

        Regardless of any reduction in commissions for any reason, any other fees based upon gross proceeds of our offering are calculated as though the purchaser paid $10.00 per share. An investor qualifying for a discount receives a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you are permitted to participate in our DRP, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in our offering than you would receive if you participate in our DRP and have your distributions reinvested at the price offered thereunder.

Term and Termination of the Dealer Manager Agreement

        Our agreement with our dealer manager provides that our dealer manager is our exclusive agent and managing dealer until the termination of our offering. Either party may terminate the dealer manager agreement upon 60 calendar days written notice to the other party.

 SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with our offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to our offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        Our offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of our offering of the shares of our common stock.

LEGAL MATTERS

        The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption "U.S. Federal Income Tax Considerations" have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP.

ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding our offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Exchange Act and under the Exchange Act, and will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.

        You may also request a copy of these filings at no cost, by writing or telephoning us at:

NorthStar Real Estate Income Trust, Inc.
Attn:    Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600

        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

        We also maintain a website at www.northstarreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:

PRIOR PERFORMANCE TABLES

        The following prior performance tables provide information relating to the real estate investment programs sponsored by NorthStar Realty Finance Corp., or our sponsor, and its affiliates, collectively referred to herein as the prior real estate programs. These programs of our sponsor and its affiliates focus on investments in commercial real estate debt, commercial real estate securities and net lease properties. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with: (i) exposure to commercial real estate debt investments; and (ii) current income.

        This information should be read together with the summary information included in the "Prior Performance Summary" section of this prospectus.

        Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

        All information contained in the Tables in this Appendix A is as of December 31, 2011. The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II	—	Compensation to Sponsor (in Dollars)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposition of Assets

        Additional information relating to the acquisitions by our sponsor and prior real estate programs is contained in Table VI, which is included in Part II of the registration statement which NorthStar Real Estate Income Trust, Inc. has filed with the SEC of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

 TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        Table I presents information showing the experience of our sponsor and affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that have closed for the three years ended December 31, 2011. Information is provided as to the manner in which the proceeds of our offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2011.

	NorthStar Realty Finance Corp.		NorthStar Real Estate Securities Opportunity Fund, L.P.		NorthStar Income Opportunity REIT I, Inc.(4)
Dollar amount offered	$972,364,000		$250,000,000		$100,000,000
Dollar amount raised	$972,364,000		$134,000,000		$36,069,106
Percentage amount raised	100%		100%		100%
Less offering costs:
Selling commissions	5.0%		2.4%		9.6%
Organizational costs	—		0.7%		2.6%
Reserves
Percent available for investment	95.0%		96.9%		87.8%
Acquisition costs
Prepaid items/fees related to acquisition of investments	—		—		—
Cash down payment	296.7%	(1)	74.8%	(1)	7.7%
Acquisition fees	—		—		—
Total acquisition cost	1062.2%		126.8%		31.8%
Percent leverage(6)	72.1%	(2)	41.0%		75.7%
Date offering began	October 29, 2004		June 29, 2007		June 10, 2009
Length of offering (in days)	—	(3)	3		495(5)
Months to invest 90 percent of amount
Available for investment(7)	—		1		—

(1)
The percentage amount of cash down payment includes re-invested proceeds from income earned, sales or disposition of assets.

(2)
The total acquisition cost includes approximately $7.3 billion in borrowings which were used to originate or acquire investments.

(3)
The data includes information with respect to NorthStar Realty Finance Corp.'s initial public offering in 2004 and additional offerings through December 31, 2011.

(4)
On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with our company.

(5)
The amount represents the number of days from the date our offering began on June 10, 2009 through the date of the merger with our company on October 18, 2010.

(6)
Represents investment-level financing divided by total acquisition cost.

(7)
Measured from the beginning of offering.

 TABLE II

COMPENSATION TO SPONSOR
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        Table II sets forth the amount and type of compensation paid to our sponsor and its affiliates related to prior real estate programs with similar investment objectives that have conducted offerings which have closed for the three years ended December 31, 2011 and one other prior real estate program that paid compensation to our sponsor and its affiliates during that period but has not closed. All figures are as of December 31, 2011.

	NorthStar Realty Finance Corp.		NorthStar Real Estate Securities Opportunity Fund, L.P.	NorthStar Income Opportunity REIT I, Inc.
Date offering commenced	October 29, 2004		June 29, 2007	June 10, 2009
Dollar amount raised	$972,364,000		$134,000,000	$36,069,106
Amount paid to sponsor from proceeds of offering	—		—	—
Underwriting fees	—		—	—
Acquisition fees	—		—	—
Real estate commissions	—		—	—
Advisory fees	—		—	—
Other	$36,100,000	(1)	—	—
Dollar amount of cash generated from operations before deducting payments to Sponsor	—		—	—
Amount paid to our sponsor from operations
Property management fees	—		—	—
Partnership management fees	—		—	—
Reimbursements	—		—	—
Leasing commissions	—		—	—
Other (advisory fees)	—		$1,175,963	$39,708
Dollar amount of property sales and refinancing before deducting payments to Sponsor
Cash	—		—	—
Notes	—		—	—
Amount paid to our sponsor from property sales and refinancing
Real estate commissions	—		—	—
Incentive fees	—		—	—
Other	—		—	—

(1)
Represents proceeds from NorthStar Realty Finance Corp.'s initial public offering paid to our sponsor in exchange for assets contributed.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        Table III sets forth the operating results of prior real estate programs with similar investment objectives that have closed for the five years ended December 31, 2011. Please see the "Prior Performance Summary—Adverse Business Developments" section for a description of major adverse business developments experienced by the prior real estate programs.

NorthStar Realty Finance Corp.

	Year Ended
	2011	2010	2009	2008	2007
	(In thousands)
Gross revenues	$527,806	$443,956	$256,648	$354,716	$402,042
Profit on sale of properties	17,198	2,528	13,799	—	—
Less: Operating expenses
Interest expense	142,220	126,210	116,133	185,368	236,238
Real estate properties—operating expenses	22,531	37,565	14,560	8,023	8,616
Asset management fees	5,538	4,505	4,214	5,539	5,072
Fundraising fees and other joint venture costs	—	—	—	2,879	6,295
Commission expense	9,239	1,867	—	—	—
Impairment on operating real estate	—	5,249	—	5,580	—
Provision for loan losses	52,980	168,446	83,745	11,200	—
Provision for loss on equity investment	4,482	—	—	—	—
General and administrative
Salaries and equity-based compensation	67,708	54,828	47,213	53,269	36,148
Auditing and professional fees	9,437	10,503	9,186	6,213	6,017
Other general and administrative	18,238	19,543	13,028	14,286	13,455

Total general and administrative	95,383	84,874	69,427	73,768	55,620
Depreciation and amortization	44,258	31,466	39,074	38,308	29,188

Total expenses	376,631	460,182	327,153	330,665	341,029

Income (loss) from operations	168,373	(13,698)	(56,706)	24,051	61,013
Equity in earnings (losses) of unconsolidated ventures	(2,738)	2,550	(1,524)	(11,789)	(11,659)
Other income (loss)	4,162	—	—	—	—
Unrealized gain (loss) on investments and other	(489,904)	(538,572)	(209,976)	649,113	(4,330)
Realized gain on investments and other	78,782	145,722	128,461	37,699	3,559
Gain from acquisition	89	15,363	—	—	—

Income (loss) from continuing operations	(241,236)	(388,635)	(139,745)	699,074	48,583
Income (loss) from discontinued operations	(1,290)	(925)	3,169	3,255	1,727

Consolidated net income (loss)	(242,526)	(389,560)	(136,576)	702,329	50,310
Net income (loss) attributable to non-controlling interests	5,615	15,019	6,293	(72,172)	(3,276)
Contingently redeemable non-controlling interest accretion	(5,178)	—	—	—	—

Net income (loss)	$(242,089)	$(374,541)	$(130,283)	$630,157	$47,034

Taxable Income
From operations	$—	$51,408	$57,665	$101,144	$72,849
From gain on sale	—	—	—	—	—
Cash provided by (used in) operations	64,134	35,558	54,518	87,612	102,238
Cash provided by (used in) investing activities	220,570	119,025	123,319	(110,708)	(2,373,929)
Cash provided by (used in) financing activities	(205,716)	(116,664)	(124,890)	125,365	2,490,500

Total cash generated	78,988	37,919	52,947	102,269	218,809
Less cash distributions to investors
From operating cash flow	(59,919)	(35,558)	(48,058)	(87,612)	(102,238)
From sales and refinancing	—	(15,850)	—	(34,447)	(7,495)
From other	—	—	—	—	—

Cash generated (deficiency) after cash distributions to
investors	19,069	(13,489)	4,889	(19,790)	109,076
Less special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and
special items	$19,069	$(13,489)	$4,889	$(19,790)	$109,076

Tax and Distribution Data per $1,000 Invested
Federal income tax results
Ordinary income (loss)
From operations	$—	$57	$64	$116	83
From recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on U.S. GAAP basis)
Operations	$62	$40	$53	$100	$117
Return of capital	—	18	—	27	3
Source (on cash basis)
Sales	—	18	—	27	3
Refinancing	—	—	—	—	—
Operations	62	40	53	100	117
Other	—	—	—	—	—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

NorthStar Real Estate Securities Opportunity Fund, L.P.

	2010(1)	2009	2008	2007
		(In thousands)
Gross revenues	$1,880	$20,548	$17,113	$8,806
Profit on sale of properties	—	—	—	—
Less: operating expenses
Interest expense	—	422	872	1,666
CDS insurance expense	—	429	2,625	1,560
Offering costs	—	157	533	267
General expenses	253	170	—	—
Professional fees	149	223	607	247
Custodian fees	73	123	180	81
Allowance for receivables	—	—	5,817	—
Realized gain (loss) on investments and other	(74,267)	(17,717)	(41,484)	2,539
Unrealized gain (loss) on investments and other	60,231	(15,153)	(1,071)	(41,151)

Net income (loss)	$(12,631)	$(13,846)	$(36,076)	$(33,627)

Taxable Income
From operations	$—	$—	$—	$—
From gain on sale	—	—	—	—
Cash generated from operations	3,720	7,995	(133,401)	(209,555)
Cash generated from sales	4,022	4,770	186,555	39,820
Cash generated from financing	—	19	(25,213)	175,248

Total cash generated	7,742	12,784	27,941	5,513
Less cash distributions to investors
From operating cash flow	(3,720)	(7,995)	—	—
From sales and financing	(4,985)	(8,031)	(21,640)	(3,198)
From other	—	—	—	—

Cash generated (deficiency) after cash distributions to investors	(963)	(3,242)	6,301	2,315
Less special items (excluding sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(963)	$(3,242)	$6,301	$2,315

Tax and Distribution Data per $1,000 Invested(2)
Federal income tax results
Ordinary income (loss)
From operations	$18	$5	$13	$40
From recapture	—	—	—	—
Capital gain (loss)	(559)	(32)	(320)	—
Cash distributions to investors
Source (on U.S. GAAP basis)
Operations	$—	$—	$16	$24
Return of capital	81	9	43	—
Source (on cash basis)
Sales	81	—	—	—
Refinancing	—	—	—	—
Operations	—	—	16	24
Other	—	9	43	—

(1)
NorthStar Real Estate Securities Opportunity Fund was liquidated in 2011.

(2)
There are no remaining investments at the end of the last year reported in the table.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

NorthStar Income Opportunity REIT I, Inc.

	2010(1)	2009
	(In thousands)
Gross revenues	$1,188	$95
Profit on sale of properties	200	—
Less: operating expenses
Interest expense	617
Advisory fees	40	—
Auditing and professional fees	191	—
General and administrative	550	—
Unrealized gain (loss) on investments and other	2,214	587

Net income (loss)	$2,204	$682

Taxable Income
From operations	$—	$—
From gain on sale	—	—
Cash generated from operations	(155)	(1,758)
Cash generated from investing activities	(27,764)	(1,000)
Cash generated from financing activities	29,644	2,814

Total cash generated	1,725	56
Less cash distributions to investors:
From operating cash flow	(1,075)	—
From sales and financing	—	—
From other	—	—

Cash generated (deficiency) after cash distributions to investors	650	56
Less special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	$650	$56

Tax and Distribution Data per $1,000 Invested(2)
Federal income tax results
Ordinary income (loss)	$—	$—
From operations	—	—
From recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on U.S. GAAP basis)
Operations	$3	$—
Return of capital	27	—
Source (on cash basis)
Sales	24	—
Refinancing	—	—
Operations	6	—
Other	—	—

(1)
On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with our company.

(2)
There are no remaining investments at the end of the last year reported in the table.

TABLE IV

COMPLETED PROGRAMS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the results of prior real estate programs having similar investment objectives that have completed operations since December 31, 2006. All figures are through December 31, 2011.

NorthStar Income Opportunity REIT I, Inc.

Dollar amount raised	$36,069,106
Number of securities purchased	3
Date of closing of offering	October 18, 2010
Date of first sale of security	June 30, 2010
Date of final sale of security(1)	N/A
Tax and Distribution Data per $1,000 Invested
Federal income tax results
Ordinary income (loss)
From operations	$ —
From recapture	—
Capital gain (loss)	—
Deferred gain
Capital	—
Ordinary	—
Cash distributions to investors
Source (on U.S. GAAP basis)
Investment income	$ 3
Return of capital	27
Source (on cash basis)
Sales	$ 24
Refinancing	—
Operations	6
Other	—
Receivable on net purchase money financing	—

(1)
On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with our company.

 TABLE IV

COMPLETED PROGRAMS (Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

NorthStar Real Estate Securities Opportunity Fund, L.P.

Dollar amount raised	$134,000,000
Number of securities purchased	10
Date of closing of offering	June 29, 2007
Date of first sale of security	August 22, 2007
Date of final sale of security	June 25, 2010
Tax and Distribution Data per $1,000
Federal income tax results
Ordinary income (loss)
From operations	$ 65
From recapture	—
Capital gain (loss)	(774)
Deferred gain
Capital	—
Ordinary	—
Cash distributions to investors
Source (on U.S. GAAP basis)
Investment income	$ 45
Return of capital	227
Source (on cash basis)
Sales	227
Refinancing	—
Operations	45
Other	—
Receivable on net purchase money financing	—

TABLE V

SALE OR DISPOSITION OF ASSETS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on dispositions of properties by NorthStar Realty Finance Corp. for the three years ended December 31, 2011.

NorthStar Realty Finance Corp.

					Selling Price, Net of Closing Costs and U.S. GAAP Adjustments				Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total(1)	Original Mortgage Financing	Cost, Capital Improvement, Closing and Soft Cost	Total	Operating Cash Receipts Over Cash Expenditures
Albemarle	NC	Oct-06	Dec-09	$265	$2,275	$—	$—	$2,540	$2,275	$1,028	$3,303	$113
Avery	NC	Oct-07	Dec-09	3,451	3,000	—	—	6,451	2,625	2,086	4,711	215
Bertie	NC	Oct-07	Dec-09	1,342	3,000	—	—	4,342	2,625	2,642	5,267	278
Brevard	NC	Oct-06	Dec-09	2,440	1,725	—	—	4,165	1,725	907	2,632	96
Canterbury	NC	May-06	Dec-09	(307)	3,236	—	—	2,929	2,918	785	3,703	150
Caswell	NC	Nov-07	Dec-09	8,693	5,000	—	—	13,693	4,375	3,577	7,952	374
Charlotte	NC	Oct-06	Dec-09	1,827	2,500	—	—	4,327	2,500	1,265	3,765	141
Cherry Springs	NC	Jun-06	Dec-09	440	2,731	—	—	3,171	2,800	1,036	3,836	182
Chowan	NC	Nov-07	Dec-09	2,995	3,000	—	—	5,995	2,625	2,144	4,769	212
Clay	NC	Nov-07	Dec-09	34	3,000	—	—	3,034	2,625	2,086	4,711	216
Forest Trails	NC	May-06	Dec-09	2,430	2,290	—	—	4,720	2,348	3,519	5,867	324
Kingsbridge	NC	May-06	Dec-09	1,814	2,056	—	—	3,870	2,083	923	3,006	104
Oliver	NC	May-06	Dec-09	1,214	2,298	—	—	3,512	2,216	1,070	3,286	273
Pine Tree Villa-Raleigh	NC	Apr-07	Dec-09	3,847	3,250	—	—	7,097	3,250	3,521	6,771	251
Salem House	NC	May-06	Dec-09	3,577	3,456	—	—	7,033	2,317	6,277	8,594	312
Wellington	NC	May-06	Dec-09	793	1,812	—	—	2,605	737	1,283	2,020	78
Williamston	NC	May-06	Dec-09	1,129	3,132	—	—	4,261	3,136	258	3,394	198
Yancey	NC	Nov-07	Dec-09	4,582	3,000	—	—	7,582	2,625	3,425	6,050	352
New York	NY	Oct-04	May-10	3,039	—	—	—	3,039	—	2,872	2,872	181
New York	NY	Mar-99	Mar-11	6,889	—	—	—	6,889	—	4,707	4,707	97
Philadelphia	PA	Apr-10	Mar-11	8,280	—	—	—	8,280	—	8,330	8,330	—
Franklin	WI	Jan-07	Apr-11	8,367	6,245	—	—	14,612	6,366	2,206	8,572	26
Denmark	WI	Jan-07	Apr-11	1,602	1,196	—	—	2,798	1,219	422	1,641	5
Green Bay	WI	Jan-07	Apr-11	4,171	3,113	—	—	7,284	3,173	1,100	4,273	13
Kenosha	WI	Jan-07	Apr-11	5,429	4,052	—	—	9,481	4,130	1,432	5,562	17
Madison	WI	Jan-07	Apr-11	5,619	4,194	—	—	9,813	4,275	1,482	5,757	17
Manitowoc	WI	Jan-07	Apr-11	6,595	4,922	—	—	11,517	5,017	1,739	6,756	20
Mcfarland	WI	Jan-07	Apr-11	5,038	3,760	—	—	8,798	3,833	1,329	5,162	16
Racine	WI	Jan-07	Apr-11	6,605	4,930	—	—	11,535	5,025	1,742	6,767	20
Racine	WI	Jan-07	Apr-11	6,605	4,930	—	—	11,535	5,025	1,742	6,767	20
Menomonmee	WI	Jan-07	Apr-11	7,986	5,960	—	—	13,946	6,075	2,106	8,181	25
Sheboygan	WI	Jan-07	Apr-11	12,225	9,124	—	—	21,349	9,300	3,224	12,524	38
Stevens Point	WI	Jan-07	Apr-11	5,578	4,163	—	—	9,741	4,244	1,471	5,715	17
Stoughton	WI	Jan-07	Apr-11	2,217	1,654	—	—	3,871	1,686	585	2,271	7
Wausau	WI	Jan-07	Apr-11	4,964	3,705	—	—	8,669	3,777	1,309	5,086	15
Two Rivers	WI	Jan-07	Apr-11	3,559	2,656	—	—	6,215	2,708	939	3,647	11
Wisconsin Rapids	WI	Jan-07	Apr-11	1,484	1,107	—	—	2,591	1,129	391	1,520	5
Norcross	GA	Jun-09	Aug-11	6,696	—	—	—	6,696	—	15,743	15,743	—
Newark	CA	Aug-11	Nov-11	8,851	—	—	—	8,851	—	9,326	9,326	—

(1)
All sales resulted in capital gains (losses) and no sales were reported on the installment basis for tax purposes.

TABLE V

SALE OR DISPOSITION OF ASSETS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the results of the aggregate sale or disposition of commercial real estate securities by NorthStar Real Estate Securities Opportunity Fund L.P. for the three years ended December 31, 2011.

NorthStar Real Estate Securities Opportunity Fund, L.P.

	Security Investments	Total Dollar Amount Invested	Total Sales Proceeds
2011	—	$—	$—
2010	9	52,248	4,022
2009	—	—	—

TABLE V
SALE OR DISPOSITION OF ASSETS—(Continued)
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the results of the aggregate sale or disposition of commercial real estate securities by NorthStar Real Estate Income Trust, Inc. for the three years ended December 31, 2011.

NorthStar Income Opportunity REIT I, Inc.(1)

	Number	Total Dollar Amount Invested	Total Sales Proceeds
2011	—	$—	$—
2010	1	1,000	1,853
2009	—	—	—

(1)
On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with our company.

APPENDIX B FORM OF SUBSCRIPTION AGREEMENT 877.940.8777 NorthStarREIT.com Subscription Agreement Instructions to Investors PROSPECTUS DATED APRIL 16, 2012 Please carefully read the Prospectus of NorthStar Real Estate Income Trust, Inc. (the “Company”), as supplemented to date, before deciding to subscribe in shares of common stock per value of $0.01 per share, of the Company (the “Shares”). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder. 1. Investment A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to “NorthStar Real Estate Income Trust, Inc.” Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Purchase” box. The “Additional Purchase” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment. 2. Form of Ownership Please check the appropriate box to indicate the type of entity or type of individuals subscribing. 1. Individual Owner: One signature required. 2. Joint Tenants With Right of Survivorship: Each joint tenant must sign. 3. Tenants In Common: Each tenant in common must sign. 4. Community Property: All parties must sign. 5. Corporation: An authorized officer must sign. 6. Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign. 7. Estate: The personal representative must sign. 8. Trust: The trustee must sign. Provide the name of the trust. 9. Pension Plan or Profit Sharing Plan: The trustee must sign the Signature Page. 10. IRAs, IRA Rollovers and KEOGHs: The officer (or other authorized signer) of the bank, trust company or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided to receive checks and other pertinent information regarding the investment. 11. Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed. 3. Investor Registration Information Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor(s) is/ are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone number(s) of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. B-1

4. Distribution Information By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 3 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address. 5. Go Paperless Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.northstarreit.com and notifying you via the e-mail address listed here or in Section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877-940-8777. 6. Subscriber Signatures Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement. 7. Broker-Dealer/Registered Representative Information This Section is to be completed by the registered representative AND the broker-dealer. 8. Payment Instructions Payment may be made by check or wire transfer. The signed subscription agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed subscription agreement can then be mailed via Regular or Overnight Delivery to the address in Section 8. Notice to Stockholders: The shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office. B-2

NorthStar REAL ESTATE INCOME TRUST

877.940.8777
NorthStarREIT.com

Subscription Agreement

☐☐ State of Sale

$ ______ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,001)

☐ Additional Purchase (min. is $100)

2. Form of Ownership

Non-Qualified

☐ Individual

☐ TOD*

☐ Joint Tenant (with rights of survivorship)

☐ TOD*

☐ Corporation

☐ Community Property

☐ Partnership

☐ Tenants in Common

☐ Estate

☐ Trust

☐ Pension or Profit-Sharing Plan

☐ UGMA/UTMA: state of ☐☐

☐ Other (please specify) ______

Name of Trust/Corporation/Plan/Other

SSN or TIN of Trust/Corporation/Plan/Other

Qualified (Custodial)

☐ Traditional IRA

☐ Roth IRA

☐ SEP IRA

☐ Simple IRA

☐ Beneficiary IRA**

☐ 401K

☐ KEOGH Plan

☐ Pension or Profit-Sharing Plan

☐ Other (please specify) ______

Custodial or Third Party Administrator Information

Name of Custodian/Third Party Administrator

Mailing Address

City

State

Zip Code

Custodian/Third Party Administrator Telephone Number

TIN of Custodian

Custodian Account Number

B-3

877.940.8777 NorthStarREIT.com Subscription Agreement 1. Investment Make checks payable to NorthStar Real Estate Income Trust, Inc. $ State of Sale Investment Amount Initial Investment (min. is $4,000) Volume Discount Purchase (min. is $500,001) Additional Purchase (min. is $100) Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee). 2. Form of Ownership Non-Qualified Qualified (Custodial) Traditional IRA Simple IRA Roth IRA Beneficiary IRA** SEP IRA 401K Individual TOD* Corporation Partnership Estate UGMA/UTMA: state of Other (please specify) Joint Tenant TOD* Community Property Tenants in Common Trust (with rights of survivorship) KEOGH Plan Other (please specify) Pension or Profit-Sharing Plan **Please include deceased person’s name, SSN, date of birth and date of death in Section 3 under Co-Investor/Co-Trustee. Custodial or Third Party Administrator Information Pension or Profit-Sharing Plan Name of Custodian/Third Party Administrator Mailing Address City Name of Trust/Corporation/Plan/Other Zip Code State SSN or TIN of Trust/Corporation/Plan/Other Custodian/Third Party Administrator Telephone Number TIN of Custodian *Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.northstarREIT.com Custodian Account Number B-3

877.940.8777 NorthStarREIT.com 3. Investor Registration Information Investor/Trustee Residential Address (No P.O. Boxes) City SSN/TIN Date of Birth Non U.S. Citizen State Zip Code Country of Citizenship Mailing Address (if different from above) Co-Investor/Co-Trustee City SSN/TIN Zip Code State Date of Birth Date of Death (for Beneficiary IRA) Non U.S. Citizen Country of Citizenship E-Mail Evening Telephone Daytime Telephone 4. Distribution Information Fill out information below If you checked Cash: Send to a third party or Direct Deposit. DRIP Distribution Reinvestment Plan* * In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodial account cited in Section 2. Financial Institution/Third Party Address Cash: Send check to my Custodian in section 2. City Cash: Send check to the address in section 3. Zip Code State Cash: Send check to a third party – fill out information to the right. ABA Routing Number Direct Deposit – fill out information to the right. (non-custodian accounts only) Account Number Brokerage/Other Checking Savings (attach a voided, pre-printed check or deposit slip) (send to a third party only) 5. Go Paperless E-Mail In lieu of receiving documents, I authorize NorthStar Real Estate Income Trust, Inc. (NorthStar Income) to make available on its website, www.northstarREIT.com, its quarterly reports, annual reports, proxy statements, prospectus supplements or other documents required to be delivered to me, as well as any investment or marketing updates, and to notify me via the e-mail address listed here or in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877-940-8777. B-4

877.940.8777 NorthStarREIT.com 6. Subscriber Signatures Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar Income to accept this subscription, I hereby warrant that: Co-Investor Investor ALL REPRESENTATIONS (A-F) MUST BE INITIALED initials initials a. I received a final prospectus of NorthStar Income, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof. b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND had during the last tax year, or estimate that I will have during the current tax year, a minimum of $70,000 annual gross income. c. I have accepted the terms and conditions of NorthStar Income’s charter. d. I am purchasing shares for my own account and acknowledge that the investment is not liquid. e. I declare that the information supplied is true and correct and may be relied upon by NorthStar Income. f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares. g. If I am an Alabama investor, I meet NorthStar Income’s suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar Income and other similar programs before investing in NorthStar Income. h. If I am a California investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and my total investment in this offering may not exceed 10% of my net worth. i. If I am an Iowa investor, I have a net worth of $100,000 and an annual income of $70,000 or in the alternative, a net worth of $350,000 and my total investment in this offering may not exceed 10% of my liquid net worth. j. If I am a Kansas or Massachusetts investor, I acknowledge that it is recommended by the securities division of my state that my total investment in this and similar direct participation investments should not exceed 10% of my liquid net worth. k. If I am a Kentucky or Michigan investor, I may not invest more than 10% of my net worth in this offering. l. If I am an Oregon investor, I may not invest more than 10% of my liquid net worth in this offering. m. If I am a Pennsylvania investor, I have a net worth of at least 10 times my investment in this offering. n. If I am a Tennessee investor, I have a liquid net worth of at least 10 times my investment in this offering. Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. initials initials initials initials initials initials initials initials initials initials STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials initials Taxpayer Identification Number Certification (required): Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Co-Investor/Co-Trustee/Custodian Signature of Investor/Trustee Date Date When signing as a custodian or trustee, please indicate title or capacity. B-5

877.940.8777 NorthStarREIT.com 7. Broker-Dealer/Registered Representative Information (All fields must be complete)o The Registered Representative (RR) and an authorized principal of the broker-dealer (BD) must sign below to complete the order. The RR and BD hereby warrants that each is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, or the state in which the sale was made, if different. Broker-Dealer Registered Representative Registered Representative # / Branch # Mailing Address City E-Mail State Zip Code Facsimile Telephone The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm’s current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Real Estate Income Trust, Inc. Signature of Broker-Dealer/Authorized Principal Signature of Registered Representative (if required by broker-dealer) Date Date 8. Payment Instructions By mail Checks should be made payable to NorthStar Real Estate Income Trust, Inc. Forward the Subscription Agreement to: Regular mail NorthStar REIT c/o DST Systems, Inc. P.O. Box 219923 Kansas City, MO 64121-9923 Express/Overnight delivery NorthStar REIT c/o DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105-1407 Wire transfer Please reference subscriber’s name. UMB Bank, N.A. ABA Routing Number - 101000695 Account Number – 9871879666 Reference - NorthStar Real Estate Income Trust, Inc. B-6

APPENDIX C

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
Effective as of September 8, 2010

        This DISTRIBUTION REINVESTMENT PLAN ("Plan") is adopted by NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the "Company"), pursuant to its charter (the "Charter"). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

        1.    Distribution Reinvestment.    As agent for the stockholders ("Stockholders") of the Company who: (i) purchase shares of the Company's common stock ("Shares") pursuant to the Company's initial public offering (the "Initial Offering"); (ii) purchase Shares pursuant to any future offering of the Company ("Future Offering"); and (iii) receive Shares as consideration in a merger, sale of assets, share exchange, consolidation or similar transaction involving the Company, and who elect to participate in the Plan (the "Participants"), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through our Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

        2.    Effective Date.    The effective date of this Plan is September 8, 2010.

        3.    Procedure for Participation.    Any Stockholder who has received a Prospectus, as contained in the Company's registration statement filed with the Securities and Exchange Commission (the "SEC"), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, our Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant's subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

        4.    Purchase of Shares.    Participants will acquire Shares from the Company under the Plan (the "Plan Shares") at a price equal to $9.50 per Share. From and after 18 months after the completion of the Company's offering stage, the Company's advisor, or another firm it chooses for that purpose, will establish an estimated value per share of the Company's Shares. At that time, Plan Shares will be priced at 95% of such estimated per Share value. The Company will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the Initial Offering or Future Offerings. For this purpose, the Company does not consider a "public offering of equity securities" to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Company's operating partnership. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

        Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Company's Initial Offering; (ii) Shares to be registered with the SEC in a Future Offering for use in

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the Plan (a "Future Registration"); or (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the "Secondary Market").

        Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

        If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

        5.    Taxes.    REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

        6.    Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

        7.    Reports.    Within 90 days after the end of the Company's fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder's investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

        8.    Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in such Participant's account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

        9.    Amendment or Termination of Plan by the Company.    The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason, except to eliminate a Participant's ability to withdraw from the Plan, upon ten days written notice to the Participants.

        10.    Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

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NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Sponsored by

NorthStar Realty Finance Corp.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

        You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 16, 2012

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

SUPPLEMENT NO. 8 DATED AUGUST 15, 2012
TO THE PROSPECTUS DATED APRIL 16, 2012

        This document supplements, and should be read in conjunction with, our prospectus dated April 16, 2012. This supplement No. 8 supersedes and replaces all prior supplements to the prospectus. The purpose of this Supplement No. 8 is to disclose:

  •
  the status of our initial public offering;

  •
  the origination of a first mortgage loan;

  •
  a summary of our investments;

  •
  selected financial data;

  •
  our performance—funds from operations and modified funds from operations;

  •
  distributions declared and paid;

  •
  compensation paid to our advisor and our dealer manager;

  •
  information regarding our share repurchase program;

  •
  information regarding our borrowings;

  •
  information regarding our net tangible book value per share;

  •
  entry into two credit facilities;

  •
  an update to the "Summary of Risk Factors" section of our prospectus;

  •
  an update to the "Risk Factors" section of our prospectus;

  •
  information on experts; and

  •
  information incorporated by reference.

Status of Our Initial Public Offering

        We commenced our initial public offering of $1,100,000,000 in shares of common stock on July 19, 2010, of which $1,000,000,000 in shares can be issued pursuant to our primary offering and $100,000,000 in shares can be issued pursuant to our distribution reinvestment plan, or DRP. We refer to our primary offering and our DRP collectively as our offering.

        As of August 14, 2012, we raised total gross proceeds of $384.4 million, including capital raised in connection with our merger with NorthStar Income Opportunity REIT I, Inc., or NSIO REIT.

        As of August 14, 2012, we received and accepted subscriptions in our offering for an aggregate of 35,914,400 shares, or $357.6 million, including 466,025 shares or $4.2 million sold to NorthStar Realty Finance Corp., or our sponsor, pursuant to our distribution support agreement. As of August 14, 2012, 74,611,915 shares remained available for sale under our offering. Our primary offering is expected to terminate on or before July 19, 2013, unless extended by our board of directors as permitted under applicable law and regulations.

Origination of a First Mortgage Loan

        On August 10, 2012, we, through a subsidiary, directly originated a $43.3 million senior loan secured by three contiguous office properties totaling 618,774 square feet, located proximate to the state capitol in the central business district of Richmond, Virginia, or SunTrust Center. The proceeds of the senior loan were used to partially refinance SunTrust Center and to fund reserves for tenant improvements and leasing commissions.

        The owner of SunTrust Center started its business in 1989 and has a long track record of owning and managing office properties throughout the Southeastern United States (approximately nine million square feet), which includes the acquisition of SunTrust Center in 2007 for $75.6 million. Since acquiring SunTrust Center, the owner has invested over $4.3 million of additional capital to maintain and improve that property.

        SunTrust Center is 69% leased, 51% of which is leased to SunTrust Banks, Inc., or SunTrust, through December 2017, with eight consecutive renewal options for five years each. Excluding one approximately 132,000 square foot building that is mostly vacant and targeted for near-term sale by the owner, the remaining property is 79% leased, of which 65% is leased to SunTrust. SunTrust has been a tenant in the property since 1998 (SunTrust's name and logo appear on the property) and is an investment-grade rated company, which provides stability to SunTrust Center's cash flow. The senior loan bears interest at a floating rate of 6.0% over the one-month London Interbank Offered Rate, or the LIBOR Rate, but at no point shall the LIBOR Rate be less than 1.0%, resulting in a minimum interest rate of 7.0% per annum. We earned an upfront fee equal to 1.0% of the senior loan and will earn a fee equal to 1.0% of the outstanding principal amount at the time of repayment.

        The initial term of the senior loan is 36 months, with two one-year extension options available to the owner, subject to the satisfaction of certain performance tests and the payment of a fee equal to 0.25% of the amount being extended for each extension. The senior loan may be prepaid in whole or in part during the first 24 months, provided the owner pays the remaining interest due on the amount prepaid through the first 24 months. Thereafter, the senior loan may be prepaid in whole or in part without penalty.

        SunTrust Center's loan-to-value ratio, or LTV Ratio, is approximately 64%. The LTV Ratio is the amount loaned by us to the owner over the current appraised value of the property.

Summary of Our Investments

        As of the date hereof, we own: (i) 17 commercial real estate, or CRE, debt investments; and (ii) one CRE security. Each of the borrowers underlying these assets is a third-party unaffiliated with us or our sponsor.

CRE Debt Investments

        The following table is a summary of our CRE debt investments, all of which have been directly originated by us, as of June 30, 2012.

Collateral Type	Location	Initial Maturity Date	Principal Amount(1)	Fixed Rate	Spread over LIBOR(2)	Current Yield	Yield to Maturity(3)	Loan-to- Value(4)	Origination Fee	Exit Fee
First Mortgage Loans
Retail	Buena Park, CA	Jun-15	$73,000,000	—	6.3%	7.1%	13.8%	79%	1.0%	1.0%
Hotel	Martha's Vineyard, MA	Jun-14	40,519,406	13.3%	—	13.4%	14.3%	79%	1.0%	1.0%
Hotel	Hampton Rose, VA	Dec-14	29,750,000	—	5.3%	8.3%	18.8%	66%	1.0%	1.0%
All other first mortgage loans(5)	Various	Jan-15	130,737,400	—	6.0%	8.7%	10.2%	73%	0.9%	0.8%

Subtotal / weighted average			274,006,806	13.3%	6.0%	8.9%	12.1%

Mezzanine Loans
Office(6)	New York, NY	Jan-13	52,000,000	11.5%	—	11.7%	16.0%	81%	1.0%	1.0%
Healthcare	El Paso, TX	Dec-16	4,557,289	—	10.0%	15.3%	15.4%	84%	1.0%	1.0%

Subtotal / weighted average			56,557,289	11.5%	10.0%	12.2%	15.9%

Total / weighted average			$330,564,095	12.5%	6.0%	9.3%	12.7%

(1)
Principal amount includes interest accretion, to the extent applicable.

(2)
All floating-rate loans are subject to a fixed minimum LIBOR rate, or LIBOR floor, with a weighted average LIBOR floor of 2.3% as of June 30, 2012.

2

(3)
Represents the leveraged yield, if applicable, to initial maturity and includes fees received or expected to be received from our borrower and excludes any fees paid or expected to be paid to NS Real Estate Income Trust Advisor, LLC, or our advisor.

(4)
Based on the principal amount divided by either: (i) the cost to the owner; or (ii) the appraised value of the property, as appropriate, as of the date of origination.

(5)
Represents weighted average and total for all other first mortgage loans.

(6)
Includes future funding commitments of $24.2 million which will be funded over the next 15 months.

        As of June 30, 2012, we held $126.2 million principal amount of CRE debt investments financed with $75.0 million, resulting in a weighted average leveraged current yield of 14.8% and a weighted average leveraged yield to maturity of 16.3%.

        The following table is a summary of our CRE debt investments originated subsequent to June 30, 2012.

Collateral Type	Location	Initial Maturity Date	Principal Amount	Spread over LIBOR(1)	Current Yield	Yield to Maturity(2)	Loan-to- Value(3)	Origination Fee	Exit Fee
First Mortgage Loans
Multifamily	Decatur, GA	Jun-15	$7,500,000	6.0%	7.1%	7.7%	70%	1.0%	1.0%
Office	Richmond, VA	Aug-15	43,300,000	6.0%	7.1%	7.7%	64%	1.0%	1.0%

Total / weighted average			$50,800,000	6.0%	7.1%	7.7%

(1)
Both loans are subject to a LIBOR floor of 1.0%.

(2)
Based on initial maturity and includes fees received or expected to be received from our borrower and excludes any fees paid or expected to be paid to our advisor.

(3)
Based on the principal amount divided by either: (i) the cost to the owner; or (ii) the appraised value of the property, as appropriate, as of the date of origination.

        As of the date hereof, we held $252.9 million principal amount of CRE debt investments financed with $144.6 million, resulting in a weighted average leveraged current yield of 13.7% and a weighted average leveraged yield to maturity of 15.1%.

CRE Securities

        The following table is a summary of our CRE security as of June 30, 2012.

CMBS Name	Weighted Average Life In Years	Coupon	Current Yield	Yield to Maturity(1)	Principal Amount	Fair Value
LBUBS 2006-C6 C	4.2	5.5%	8.1%	14.9%	$4,000,000	$3,196,400

(1)
Represents yield based on cash flows through the expected repayment/sale date.

Total Portfolio

        As of the date hereof, the weighted average leveraged current yield for our investments is 12.7% and our weighted average leveraged yield to maturity is 14.3%.

3

 Selected Financial Data

        The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes, each included in our Quarterly Report on Form 10-Q for the period ended June 30, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference into this prospectus supplement.

					For the Period from January 26, 2009 (inception) to December 31, 2009
	Six Months Ended June 30,		Year Ended December 31,
Statement of Operations Data:	2012	2011	2011	2010
	(Unaudited)
Revenues
Interest income	$7,272,224	$1,041,791	$3,092,289	$1,484,691	$94,795

Total revenues	7,272,224	1,041,791	3,092,289	1,484,691	94,795
Expenses
Interest expense	613,749	447,498	902,482	799,911	—
Advisory fees—related party	818,018	80,245	265,403	53,760	—
General and administrative expenses	1,394,043	576,884	1,058,515	925,341	—

Total expenses	2,825,810	1,104,627	2,226,400	1,779,012	—
Income (loss) from operations	4,446,414	(62,836)	865,889	(294,321)	94,795
Realized gain on investments and other	3,027,959	—	—	199,604	—
Unrealized gains (losses) on investments and other	(2,456,869)	581,312	732,231	1,724,637	587,096

Net income (loss)	5,017,504	518,476	1,598,120	1,629,920	681,891
Less: net income (loss) attributable to non-controlling interests	132	59	103	328	1,361

Net income attributable to NorthStar Real Estate Income Trust, Inc. common stockholders	$5,017,372	$518,417	$1,598,017	$1,629,592	$680,530

Net income per share of common stock, basic / diluted	$0.21	$0.12	$0.22	$0.77	$5.98
Common stock distributions declared per share	$0.40	$0.40	$0.79	$0.75	$—
Weighted average number of shares of common stock outstanding	23,918,106	4,286,614	7,118,918	2,104,915	113,828

4

		December 31,
	June 30, 2012 (Unaudited)
Balance Sheet Data:		2011	2010	2009
Assets
Cash	$47,603,118	$53,859,334	$20,404,832	$55,630
Real estate securities, available for sale	3,196,400	34,745,604	31,264,331	1,620,000
Real estate debt investments, net	306,471,813	72,937,316	—	—
Total assets	435,825,717	169,365,048	52,077,933	3,498,914
Liabilities
Borrowings	75,043,750	24,061,212	24,061,212	—
Distribution payable	2,049,001	996,287	208,594	—
Total liabilities	153,426,463	33,458,494	24,525,680	1,815,023
Equity
Stockholders' equity	282,394,766	135,902,207	27,548,019	1,680,530
Non-controlling interests	4,488	4,347	4,234	3,361
Total equity	282,399,254	135,906,554	27,552,253	1,683,891

					For the Period from January 26, 2009 (inception) to December 31, 2009
	Six Months Ended June 30,		Year Ended December 31,
Other Data:	2012	2011	2011	2010
	(Unaudited)
Cash flow provided by (used in):
Operating activities	$3,666,067	$108,147	$1,175,030	$(105,907)	$53,630
Investing activities	(201,112,601)	(19,857,400)	(75,527,400)	(27,763,765)	(1,000,000)
Financing activities	191,190,318	23,382,403	107,806,872	48,218,874	1,002,000

Our Performance—Funds from Operations and Modified Funds from Operations

        We compute funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (loss) (computed in accordance with generally accepted accounting principles, or U.S. GAAP), excluding gains (losses) from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment on depreciable properties owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. We believe FFO, a non-GAAP measure, is an appropriate measure of the operating performance of a REIT and of our company in particular.

        Changes in the accounting and reporting rules under U.S. GAAP that have been put into effect since the establishment of NAREIT's definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, publicly registered, non-traded REITs are typically different from traded REITs because they generally have a limited life followed by a liquidity event or other targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their initial public offering have been fully invested and when the company is seeking to implement a liquidity event or other exit strategy. However, it is likely that we will make investments past the acquisition and development stage, albeit at a substantially lower pace.

        Acquisition fees paid to our advisor in connection with the origination and acquisition of debt investments are amortized over the life of the investment as an adjustment to interest income under

5

U.S. GAAP and are therefore, included in the computation of net income (loss) and income (loss) from operations, both of which are performance measures under U.S. GAAP. Such acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. In the event that proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flows. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are originated or acquired by reducing cash flows and therefore the potential distributions to stockholders. However, almost always, we earn origination fees from our borrowers in an amount equal to the acquisition fees paid to our advisor, and as a result, the impact of acquisition fees to our operating performance and cash flows would be minimal.

        Due to certain of the unique features of publicly-registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, standardized a performance measure known as modified funds from operations, or MFFO, and recommends the use of MFFO for such REITs. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the IPA recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us.

        The origination and acquisition of debt investments and the corresponding acquisition fees paid to our advisor (and any offsetting origination fees received from our borrowers) associated with such activity is a key operating feature of our business plan that results in generating income and cash flow in order to make distributions to stockholders. Therefore, the exclusion for acquisition fees may be of limited value in calculating operating performance because acquisition fees affect our overall long-term operating performance and may be recurring in nature as part of net income (loss) and income (loss) from operations over the life of our company.

        MFFO is a metric used by management to evaluate our future operating performance once our organization and offering and acquisition and development stages are complete and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under U.S. GAAP.

        We compute MFFO in accordance with the definition established by the IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the current IPA definition. MFFO excludes from FFO the following items:

  •
  acquisition fees and expenses;

  •
  non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities (which are adjusted in order to reflect such payments from an accrual basis of accounting under U.S. GAAP to a cash basis of accounting);

  •
  amortization of discounts and premiums on debt investments;

  •
  non-recurring impairment of real estate-related investments;

  •
  realized gains (losses) from the early extinguishment of debt;

  •
  realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

6

  •
  unrealized gains (losses) from fair value adjustments on real estate securities, including commercial mortgage-backed securities and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

  •
  unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

  •
  adjustments related to contingent purchase price obligations; and

  •
  adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

        Certain of the above adjustments are also made to reconcile net income (loss) to net cash provided by (used in) operating activities, such as for the accretion of a discount and amortization of a premium on debt and security investments, amortization of fees, any unrealized gains (losses) on derivatives, security investments or other, as well as other adjustments.

        MFFO excludes non-recurring impairment of real estate-related investments. We assess the credit quality of our investments and adequacy of reserves on a quarterly basis, or more frequently as necessary. Significant judgment is required in this analysis. We consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business. Fair value is typically estimated based upon discounting the expected future cash flows of the underlying collateral taking into consideration the discount rate, capitalization rate, occupancy, creditworthiness of major tenants and many other factors. This requires significant judgment and because it is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded. Due to our limited life, any loan loss reserves recorded may be difficult to recover.

        We believe that MFFO is a useful non-GAAP measure for non-traded REITs. It is helpful to management and investors in assessing our future operating performance once our organization and offering, and acquisition and development stages are complete, because it eliminates from net income non-cash fair value adjustments on our real estate securities and acquisition fees and expenses that are incurred as part of our investment activities. However, MFFO may not be a useful measure of our operating performance or as a comparable measure to other typical non-traded REITs if we do not continue to operate in a similar manner to other non-traded REITs, including if we were to extend our acquisition and development stage or if we determined not to pursue an exit strategy.

        However, MFFO does have certain limitations. For instance, the effect of any accretion or amortization on investments originated or acquired at a discount or premium, respectively, are not reported in MFFO. In addition, realized gains (losses) from acquisition to dispositions are not reported in MFFO, even though such realized gains (losses) could affect our operating performance and cash available for distribution. Investors should note that any cash gains generated from the sale of investments would generally be used to fund new investments.

        Neither FFO nor MFFO is equivalent to net income (loss) or cash from operating activities determined in accordance with U.S. GAAP and should not be construed to be more relevant or accurate than the U.S. GAAP methodology in evaluating our operating performance. Neither FFO nor MFFO are necessarily indicative of cash flow available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Furthermore, neither FFO nor MFFO should be considered as an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

7

        Set forth below is a reconciliation of FFO and MFFO to net income (loss) attributable to NorthStar Real Estate Income Trust, Inc. common stockholders for the six months ended June 30, 2012, the year ended December 31, 2011 and for the period from January 26, 2009 (inception) to June 30, 2012:

	Six Months Ended June 30, 2012	Year Ended December 31, 2011	For the period from January 26, 2009 (inception) to June 30, 2012
Funds from Operations:(1)
Net income attributable to NorthStar Real Estate Income Trust, Inc. common stockholders	$5,017,372	$1,598,017	$8,925,511

Funds from Operations	$5,017,372	$1,598,017	$8,925,511

Modified Funds from Operations:
Funds from Operations	$5,017,372	$1,598,017	$8,925,511
Amortization of premiums, discounts and fees on investments	(1,237)	85,198	94,732
Realized (gains) losses on investments and other(2)	(3,027,959)	—	(3,227,563)
Unrealized losses (gains) from fair value adjustments	2,456,869	(732,231)	(587,095)

Modified Funds from Operations	$4,445,045	$950,984	$5,205,585

(1)
During the fourth quarter 2011, we capitalized fees incurred to our advisor of $728,074 in connection with the origination of CRE debt investments in accordance with accounting standards for loan originations. Such fees were previously expensed. The financial information above contains immaterial reclassifications of prior period amounts to conform with such presentation.

(2)
On June 14, 2012, we sold two CRE securities generating gross sales proceeds of $32.4 million, representing a realized gain of $3.0 million that is excluded from MFFO.

Distributions Declared and Paid

        We generally pay distributions on a monthly basis based on daily record dates. Since the commencement of our operations on October 18, 2010 through June 30, 2012, we have paid distributions at a rate of $0.002191781 per share per day, which if paid over a 365-day period, is equivalent to an 8% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.

8

        The following table provides information regarding distributions declared for the six months ended June 30, 2012, the year ended December 31, 2011 and for the period from January 26, 2009 (inception) to June 30, 2012:

	Distributions(1)
				Cash Flow from Operations(2)	Funds from Operations(2)
Period	Cash	DRP	Total
Six months ended June 30, 2012	$5,684,555	$3,795,000	$9,479,555	$3,666,067	$5,017,372
Year ended December 31, 2011	3,885,336	1,770,350	5,655,686	1,175,030	1,598,017
For the period from January 26, 2009 (inception) to June 30, 2012(3)	10,961,771	5,743,045	16,704,816	4,788,820	8,925,511

(1)
Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.

(2)
Contains reclassifications to conform with our consolidated financial statements on Form 10-K for the year ended December 31, 2011.

(3)
Includes the results of NorthStar Income Opportunity REIT I, Inc. prior to its merger with us in October 2010.

        The distributions paid in excess of our cash flow from operations were paid using offering proceeds, including the purchase of additional shares by our sponsor. Our sponsor has committed to purchase up to $10 million of shares of common stock at a price of $9.00 per share until July 19, 2013 in certain circumstances where our cash distributions (i.e. total distributions less amounts reinvested pursuant to our DRP) exceed our MFFO in order to provide additional funds to support distributions to stockholders.

        The following table summarizes shares purchased by our sponsor for the six months ended June 30, 2012, the year ended December 31, 2011 and for the period from January 26, 2009 (inception) to June 30, 2012 :

Period	Shares	Purchase Price(1)
Six months ended June 30, 2012(2)	95,767	$861,903
Year ended December 31, 2011	326,819	3,276,183
For the period from January 26, 2009 (inception) to June 30, 2012(2)	466,025	4,194,223

(1)
All shares were purchased at a price of $9.00 per share.

(2)
Excludes 41,956 shares to be purchased by our sponsor for the quarter ended June 30, 2012.

        Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the types and mix of investments in our portfolio and the accounting treatment of our investments in accordance with our accounting policies. As a result, future distributions declared and paid may exceed cash flow from operations.

        Our board of directors approved a monthly cash distribution of $0.002185792 per day per share of common stock, which if paid each day over a 365-day period, is equivalent to an 8% annualized

9

distribution rate based on a purchase price of $10.00 per share of our common stock, for the months ended July 31, 2012 through December 31, 2012. Each distribution will be paid to stockholders of record during the relevant period. There is no guarantee that we will continue to pay distributions at this rate or at all. Investors may choose to receive their distributions in cash or apply them to the purchase of additional shares through our DRP.

Compensation Paid to Our Advisor and Our Dealer Manager

        The following table summarizes the fees and reimbursements we paid to our advisor and NorthStar Realty Securities, LLC, or our dealer manager, for the six months ended June 30, 2012 and 2011 and the years ended December 31, 2011 and 2010.

		Six Months Ended June 30,		Year ended December 31,
Type of Fee or Reimbursement	Financial Statement Location	2012	2011	2011	2010
Organization and Offering Stage
Selling commissions	Cost of capital	$11,151,652	$1,836,454	$8,349,565	$1,701,560
Dealer manager fees	Cost of capital	4,925,866	807,886	3,674,212	774,360
Offering costs	Cost of capital	1,754,694	133,449	1,600,193	17,849
Organization costs	General and administrative expenses	269,875	261,907	246,112	393,579
Acquisition and Development Stage
Acquisition fees(1)	Real estate debt investments, net	2,576,800	198,574	728,074	—
Asset management fees	Advisory fees—related party	818,018	80,245	265,403	53,760
Operating expenses(2)	General and administrative expenses	1,097,778	288,313	556,087	92,897
Liquidation/Listing Stage
Disposition fee(1)	Real estate debt investments, net	—	—	—	—
Special units (distributions or redemption payment)	N/A	—	—	—	—

(1)
Acquisition and disposition fees are amortized to interest income over the life of the investment using the effective interest method and are included in real estate debt investments, net.

(2)
For the year ended December 31, 2010, $390,119 of operating expenses were paid by NSIO REIT prior to the merger with the company.

        As of June 30, 2012, the aggregate amount of fees and reimbursements accrued but not yet paid to our advisor was $888,119, representing operating expenses and asset management fees.

Information Regarding Our Share Repurchase Program

        We have adopted a share repurchase program that may enable stockholders to sell their shares to us in limited circumstances. We are not obligated to repurchase shares pursuant to this program. For the three months ended June 30, 2012, we received four requests, all of which we fulfilled in July 2012, for the redemption of 15,725 shares of common stock at a weighted average price of $9.95 per share. We used cash from proceeds of the purchases of shares in our DRP to fulfill the requests. No stockholder is eligible to participate in the share redemption program (other than with respect to requests made as a result of death or qualifying disability) until the stockholder has held the shares for at least one year.

Our Borrowings

        As of June 30, 2012, our leverage, defined as total borrowings as a percentage of our total assets (other than cash, intangibles and fair value adjustments on our CRE securities) less total liabilities, was

10

approximately 32%. As of June 30, 2012, we had total outstanding borrowings of $75.0 million and as of the date hereof we had total outstanding borrowings of $144.6 million.

Our Net Tangible Book Value Per Share

        The offering price in our offering is higher than the net tangible book value per share of our common stock as of June 30, 2012. Net tangible book value per share is calculated including tangible assets but excluding intangible assets such as deferred costs or goodwill and any other asset that cannot be sold separately from all other assets of the business as well as intangible assets for which recovery of book value is subject to significant uncertainty or illiquidity, less liabilities and is a non-GAAP measure. There are no rules or authoritative guidelines that define net tangible book value; however, it is generally used as a conservative measure of net worth, approximating liquidation value. Our net tangible book value reflects dilution in value of our common stock from the issue price as a result of: (i) the substantial fees paid in connection with our initial public offering, including selling commissions and dealer manager fees paid to our dealer manager; and (ii) the fees and expenses paid to our advisor in connection with the selection, origination, acquisition and sale of our investments and the management of our company.

        As of June 30, 2012, our net tangible book value per share was $8.60, compared with our primary offering price per share of $10.00 (ignoring purchase price discounts for certain categories of purchasers) and our DRP price per share of $9.50. Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Although we do not believe net tangible book value is an indication of the value of our shares, if we were to liquidate our assets at this time, you would likely receive less than the purchase price for your shares due to the factors described above with respect to the dilution in value of our common stock.

        Further, investors who purchase shares in our offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

Entry into two Credit Facilities

Citi Facility

        On July 18, 2012, NSREIT CB Loan, LLC, or NSREIT CB, our indirect wholly-owned subsidiary, entered into a Master Repurchase Agreement with Citibank, N.A, or the Citi Facility. The Citi Facility provides up to $50 million to finance first mortgage loans and senior loan participations secured by commercial real estate.

        Interest rates and advance rates will depend upon asset type and characteristics. The initial maturity date of the Citi Facility is July 18, 2014, with three, one-year extensions at our option, which may be exercised upon the satisfaction of certain conditions set forth in the Citi Facility. During the initial term, the Citi Facility acts as a revolving credit facility that can be paid down as assets payoff and re-drawn upon for new investments.

        In connection with the Citi Facility, we agreed to guarantee certain obligations of the Citi Facility if we or any of our affiliates engages in certain customary bad acts. The Citi Facility contains representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, NSREIT CB must maintain at least $3.75 million and a maximum of $7.5 million in unrestricted cash at all times during the term of the Citi Facility.

        On August 13, 2012, we borrowed $25.0 million under the Citi Facility.

11

Doral Facility

        On July 31, 2012, NSREIT DOR Loan, LLC, or NSREIT DOR, our indirect wholly-owned subsidiary, entered into a Credit and Security Agreement with Doral Bank, or the Doral Facility. The Doral Facility provides up to $40 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate.

        Interest rates and advance rates will depend upon asset type and characteristics. The initial maturity date of the Doral Facility is July 30, 2015, with three, one-year extensions at our option, which may be exercised upon the satisfaction of certain conditions set forth in the Doral Facility. During the initial term, the Doral Facility acts as a revolving credit facility that can be paid down as assets payoff and re-drawn upon for new investments.

        In connection with the Doral Facility, NorthStar Real Estate Income Trust Operating Partnership, LP, or the OP, agreed to guarantee interest payments and the obligations under the Doral Facility if either we or any of our affiliates engages in certain customary bad acts. In addition, the OP pledged its interests in NSREIT DOR as collateral. The Doral Facility and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the OP must maintain at least $3.75 million and as much as $7.5 million in unrestricted cash or other eligible investments, at all times during the term of the Doral Facility.

        Simultaneous with the closing, we borrowed $39.8 million under the Doral Facility.

Update to Summary of Risk Factors

        The following new risk factor is hereby added:

  •
  We have paid distributions from sources other than our cash flow from operations, and as a result we will have less cash available for investments and your overall return may be reduced. For the six months ended June 30, 2012 and for the year ended December 31, 2011, 61% and 79%, respectively, of our declared distributions were paid using offering proceeds, including the purchase of additional shares by our sponsor, which purchases will dilute the ownership interest of our public stockholders.

Update to Risk Factors

        The following new risk factor is hereby added:

        If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced.

        Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. While we anticipate over the long-term being able to generate sufficient cash flow from operations to fully cover our distributions until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. For the six months ended June 30, 2012, we declared distributions of $9,479,555 as compared to cash flow from operations of $3,666,067. The remaining $5,813,488, or 61%, was paid using proceeds from our offering. In addition, for the year ended December 31, 2011, we declared distributions of $5,655,686 as compared to cash flow from operations of $1,175,030. The remaining $4,480,656, or 79%, was paid using proceeds from our offering. Pursuant to a Distribution Support Agreement, in certain circumstances where our cash distributions exceed our modified funds from operations, our sponsor has agreed to purchase up to $10,000,000 of shares of our common stock at $9.00 per share to provide additional cash to support distributions to our stockholders and has, in fact, purchased $4.2 million of shares of our common stock as of June 30, 2012. The sale of

12

these shares results in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the Distribution Support Agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced.

Experts

        The consolidated balance sheets of NorthStar Real Estate Income Trust, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, equity and cash flows for the years ended December 31, 2011 and 2010 and for the period from January 26, 2009 through December 31, 2009 have been incorporated by reference herein in reliance of said reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving the said reports.

Incorporation of Certain Documents by Reference

        We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at www.northstarreit.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

        The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 2, 2012;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 15, 2012 and for the quarter ended June 30, 2012, filed with the SEC on August 13, 2012; and

  •
  Current Reports on Form 8-K filed with the SEC on January 18, 2012, April 13, 2012, May 30, 2012, June 6, 2012, June 14, 2012, July 19, 2012, August 2, 2012 and August 15, 2012.

        We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

NorthStar Real Estate Income Trust, Inc.
Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600

        The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered, other than selling commissions and the dealer manager fee. All amounts are estimated.

Amount
SEC registration fee	$43,230
FINRA filing fee	75,500
Accounting fees and expenses	1,000,000
Legal fees and expenses	3,000,000
Sales and advertising expenses	4,513,000
Blue Sky fees and expenses	150,000
Printing expenses	5,200,000
Miscellaneous	1,000,000

Total	$14,981,730

Item 32.    Sales to Special Parties.

        Not Applicable.

Item 33.    Recent Sales of Unregistered Securities.

        On February 4, 2009, we issued 24,039 shares of common stock at $8.32 per share to NRFC Sub-REIT Corp., a subsidiary of our sponsor, in exchange for $200,004 in cash. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Our sponsor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

        On February 20, 2009, our operating partnership issued 100 common units at $10.00 per unit to our advisor for $1,000 and issued 100 special units at $10.00 per unit to NorthStar OP Holdings for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. We, our advisor and NorthStar OP Holdings, by virtue of our affiliation with our operating partnership, had access to information concerning our operating partnership's proposed operations and the terms and conditions of its investment.

        On July 19, 2010, we granted 5,000 shares of restricted stock to each of our three independent directors pursuant to our independent directors compensation plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The restricted stock will generally vest over four years; provided, however, that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director's service as a director due to his or her death or disability; or (ii) a change in our control.

        On June 7, 2011, we granted 2,500 shares of restricted stock to each of our three independent directors pursuant to our independent directors compensation plan in a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The restricted stock will generally vest over four years; provided, however, that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director's service as a director due to his or her death or disability; or (ii) a change in our control.

        On June 7, 2012, we granted 2,500 shares of restricted stock to each of our three independent directors pursuant to our independent directors compensation plan in a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The restricted stock will generally vest over four years; provided, however, that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director's service as a director due to his or her death or disability; or (ii) a change in our control.

Item 34.    Indemnification of Directors and Officers.

        Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

        The Maryland General Corporation Law, or the MGCL permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlement and expenses actually incurred in a proceeding unless the following can be established: (a) an act or omission of the director or officer was material to the cause of action adjudicated in the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if is ultimately determined that the standard of conduct was not met.

        However, our charter provides, subject to the limitations under the MGCL, that we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (i) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor; or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct; or (ii) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests.

        In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

        Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf; (ii) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter; (iii) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third-party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

        It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act. Any indemnification or agreement to hold harmless may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

        We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors' and officers' liability insurance.

Item 35.    Treatment of Proceeds from Securities Being Registered.

        Not Applicable.

Item 36.    Financial Statements and Exhibits.

  (a)
  Financial Statements:

        The following financial statements are incorporated into this registration statement by reference:

  •
  The consolidated financial statements and financial statement schedule of the Registrant included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 2, 2012.

  •
  The consolidated financial statements (unaudited) of the Registrant included in the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2012, filed with the SEC on May 15, 2012.

  •
  The consolidated financial statements (unaudited) of the Registrant included in the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the SEC on August 13, 2012.

  (b)
  Exhibits:

        See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectuses required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and our offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  that for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

  (4)
  to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of our offering;

  (5)
  that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

  (6)
  that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the registrant relating to our offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to our offering prepared by or on behalf of the registrant or used or referred to by the registrant;

    (iii)
    the portion of any other free writing prospectus relating to our offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

    (iv)
    any other communication that is an offer in our offering made by the registrant to the purchaser;

  (7)
  to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant's advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

  (8)
  to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

  (9)
  to file a sticker supplement pursuant to Rule 424(c) under the Securities Act describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated during the distribution period;

  (10)
  to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of our offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of our offering has ended; and

  (11)
  insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF ASSETS
(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

        This Table sets forth summary information on the acquisitions of commercial real estate debt and securities by NorthStar Real Estate Income Trust, Inc. for the three years ended December 31, 2011.

NorthStar Income Opportunity REIT I, Inc.(1)

	Securities		Debt
Period	Number	Total Dollar Amount Invested	Number	Total Dollar Amount Invested
2011	1	$2,720	6	$72,958
2010	2	29,617	—	—
2009	1	1,000	—	—

(1)
On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with our company.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 15, 2012.

NorthStar Real Estate Income Trust, Inc.
By:	/s/ DAVID T. HAMAMOTO David T. Hamamoto Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on August 15, 2012.

Signature	Title

/s/ DAVID T. HAMAMOTO David T. Hamamoto	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ DEBRA A. HESS Debra A. Hess	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Jonathan T. Albro	Director
* Charles W. Schoenherr	Director
* Jack F. Smith, Jr.	Director
/s/ ALBERT TYLIS *Albert Tylis, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Dealer Manager Agreement

1.2	*	Participating Dealer Agreement (included as Appendix A to Exhibit 1.1)

3.1		Second Articles of Amendment and Restatement of NorthStar Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on August 26, 2010)

3.2	*	Bylaws of NorthStar Real Estate Income Trust, Inc.

4.1		Form of Subscription Agreement (included in the prospectus as Appendix B and incorporated herein by reference)

4.2		Amended and Restated Distribution Reinvestment Plan (included in the prospectus as Appendix C and incorporated herein by reference)

5.1	*	Opinion of Venable LLP as to the legality of the securities being registered

8.1	*	Opinion of Alston & Bird LLP regarding certain federal income tax considerations

10.1	*	Escrow Agreement

10.2	*	Advisory Agreement

10.3	*	Limited Partnership Agreement of NorthStar Real Estate Income Trust Operating Partnership, LP

10.4	*	NorthStar Real Estate Income Trust, Inc. Long-Term Incentive Plan

10.5	*	NorthStar Real Estate Income Trust, Inc. Independent Directors Compensation Plan

10.6		Amendment to the NorthStar Real Estate Income Trust, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 26, 2010)

10.7	*	Second Amended and Restated Distribution Support Agreement

10.8	*	Form of Indemnification Agreement

10.9	*	Form of Restricted Stock Award

10.10		Agreement and Plan of Merger Between NorthStar Real Estate Income Trust, Inc. and NorthStar Income Opportunity REIT I, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on September 9, 2010)

10.11		Amendment No. 1 to Advisory Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 2, 2011)

10.12	*	Amendment No. 2 to Advisory Agreement

10.13	*	Amendment No. 2 to the NorthStar Real Estate Income Trust, Inc, Independent Directors Compensation Plan

10.14	*	Amendment No. 1 to the Second Amended and Restated Distribution Support Agreement

Exhibit Number		Description
10.15		Master Repurchase and Securities Contract, dated as of February 29, 2012, by and between NSREIT WF Loan, LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 15, 2012)

10.16		Limited Guaranty, made as of February 29, 2012, by NorthStar Real Estate Income Trust, Inc. for the benefit of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 15, 2012)

10.17		Master Repurchase Agreement, dated July 18, 2012, between NSREIT CB Loan, LLC and Citibank, N.A. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 18, 2012)

10.18		Limited Guaranty, made as of July 18, 2012, by NorthStar Real Estate Income Trust, Inc. for the benefit of Citibank, N.A. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 18, 2012)

10.19		Credit and Security Agreement, dated July 31, 2012, by and between NSREIT DOR Loan, LLC and Doral Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 2, 2012)

10.20		Guaranty, made as of July 31, 2012, in favor of Doral Bank by NorthStar Real Estate Income Trust Operating Partnership, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 2, 2012)

10.21		Amendment No. 3 to the Advisory Agreement (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 13, 2012)

21	*	Subsidiaries of the Company

23.1		Consent of Grant Thornton LLP

23.2	*	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)

23.3	*	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

24.1	*	Power of Attorney (included on the signature page of the registration statement)

*
Previously filed.